Exhibit 10.28

EXECUTION FORM

DATED 23 NOVEMBER 2012

KOSMOS ENERGY LTD.
as Original Borrower

- and -

THE ENTITIES LISTED IN SCHEDULE 1
as Original Guarantors

- and -

BANC OF AMERICA SECURITIES LIMITED, BNP PARIBAS,
HSBC BANK PLC, SOCIETE GENERALE, LONDON BRANCH,
THE STANDARD BANK OF SOUTH AFRICA LIMITED
AND STANDARD CHARTERED BANK

as Mandated Lead Arrangers

- and -

STANDARD CHARTERED BANK
as Facility Agent

- and -

BNP PARIBAS
as Security and Intercreditor Agent

- and -

THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 2
as Original Lenders

UP TO US$300,000,000 REVOLVING CREDIT FACILITY AGREEMENT

Slaughter and May
One Bunhill Row
London
EC1Y 8YY
(SRG/NSS)

512911287

PART 7 REPRESENTATIONS, COVENANTS, EVENTS OF DEFAULT		62

18.	Representations	62

19.	Financial Covenants	65

20.	General Undertakings	66

21.	Events of Default	70

PART 8 CHANGES TO LENDERS AND OBLIGORS AND ROLES		76

22.	Changes to the Lenders	76

23.	Changes to the Obligors	81

24.	Role of the Facility Agent and the Arranger	83

25.	The Security And Intercreditor Agent	90

26.	Change Of Security And Intercreditor Agent And Delegation	97

27.	Intercreditor Arrangements	99

PART 9 ADMINISTRATION, COSTS AND EXPENSES		101

28.	Payment Mechanics	101

29.	Set-Off	104

30.	Costs and Expenses	104

31.	Indemnities	105

32.	Notices	106

33.	Calculations and Certificates	109

34.	Disclosure To Numbering Service Providers	109

35.	Partial Invalidity	111

36.	Remedies and Waivers	111

37.	Amendments and Waivers	111

38.	Counterparts	113

PART 10 GOVERNING LAW AND ENFORCEMENT		114

THIS AGREEMENT is dated 23 November 2012 and made between:

(1)           KOSMOS ENERGY LTD. a company incorporated under the laws of Bermuda with registered number 45011 and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda (the “Original Borrower”, the “Company” or “KEL”);

(2)           THE ENTITIES listed in Schedule 1 as original guarantors (the “Original Guarantors”);

(3)           BANC OF AMERICA SECURITIES LIMITED, BNP PARIBAS, HSBC BANK PLC, SOCIETE GENERALE, LONDON BRANCH, THE STANDARD BANK OF SOUTH AFRICA LIMITED AND STANDARD CHARTERED BANK as mandated lead arrangers of the Facility (each a “Mandated Lead Arranger” and together, the “Mandated Lead Arrangers”);

(4)           THE FINANCIAL INSTITUTIONS listed in Schedule 2 as original lenders (the “Original Lenders”);

(5)           STANDARD CHARTERED BANK as facility agent of the Finance Parties under this Agreement (the “Facility Agent”); and

(6)           BNP PARIBAS as security and intercreditor agent for the Secured Parties on the terms and conditions set out in the Intercreditor Agreements (the “Security and Intercreditor Agent” which expression includes its successors in title and assigns or any person appointed as an additional trustee for the purposes of and in accordance with the Intercreditor Agreements).

INTRODUCTION

(1)           The Original Lenders have agreed to provide a secured, revolving credit facility for loans of up to no more than USD 300 million.

(2)           The parties have agreed to enter into this Agreement for the purpose of setting out the provisions on which such facility will be provided.

PART 1
INTERPRETATION

1.            DEFINITIONS AND INTERPRETATION

1.1          Definitions

Each of the defined terms and interpretative provisions set out below and in the above list of parties to this Agreement shall apply to this Agreement and each Finance Document, unless an express contrary intention appears in that Finance Document.

“1992 ISDA Master Agreement” means the Master Agreement (Multicurrency Cross Border) as published by the International Swaps and Derivatives Association, Inc.

“2002 ISDA Master Agreement” means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

“Accession Letter” means a document substantially in the form set out in Schedule 7 (Form of Accession Letter).

“Accounting Reference Date” means 31 December of each year.

“Additional Borrower” means a company which accedes to the terms of this Agreement as an additional borrower in accordance with clause 23.2 (Additional Borrowers).

“Additional Commitment” has the meaning given to it in clause 3.2 (Additional Commitments).

“Additional Commitment Date” has the meaning given to that term in clause 3.2 (Additional Commitments).

“Additional Cost Rate” has the meaning given to that term in Schedule 5 (Mandatory Cost Formulae) of this Agreement.

“Additional Debt” means, in relation to any debt, any money, debt or liability due, owing or incurred under or in connection with:

(A)          any refinancing, deferral, novation or extension of that debt;

(B)          any further advance which may be made under any document, agreement or instrument supplemental to any relevant Finance Document together with any related interest, fees and costs;

(C)          any claim for damages or restitution in the event of rescission of that debt or otherwise in connection with any relevant Finance Document;

(D)          any claim against the Company flowing from any recovery by the Company or any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer of a payment or discharge in respect of that debt on the grounds of preference or otherwise; and

(E)           any amount (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Additional Guarantor” means any Group member which becomes an Additional Guarantor in accordance with clause 23.4 (Additional Guarantor).

“Additional Lender” has the meaning given to that term in clause 3.2 (Additional Commitments).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affected Facility Agent” has the meaning given to that term in clause 24.12 (Replacement of Administrative Parties) of this Agreement.

“Affiliate” means, in relation to any person, a subsidiary of that person or a holding company of that person or any other subsidiary of that holding company.

“Agent” means each of the Facility Agent and the Security and Intercreditor Agent and “Agents” shall be construed accordingly.

“Agreement” means this facility agreement as amended, supplemented or otherwise varied from time to time.

“Amendment Notice Period” has the meaning given it in clause 27.4 (Accession to KEFI Intercreditor Agreement).

“Approved Accounting Principles” means US generally accepted accounting principles to the extent applicable to the relevant financial statements.

“Approved Auditor” means any one of Deloitte LLP, Ernst & Young, PriceWaterhouse Coopers LLP or such other internationally recognised auditor as the Majority Lenders may approve from time to time (acting reasonably).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Signatory” means, in relation to a company or other legal person:

(A)          one or more directors who are duly authorised whether singly or jointly, to act to bind that company or other legal person; or

(B)          a person or persons duly authorised by that company or other legal person to act to bind that company or other legal person.

“Authority” means any governmental, provincial or local government, department, authority, court, tribunal or other judicial or regulatory body, instrumentality or agency in any of the countries where the Borrower operates its business.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling one month before the Termination Date.

“Available Commitment” means a Lender’s Commitment minus:

(A)          the amount of its participation in any outstanding Loans; and

(B)          in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

other than that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Base Currency” has the meaning given to it in clause 28.7 (Currency of account).

“Basel II” has the meaning given to it in clause 14.3 (Exceptions).

“Basel III” means the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010.

“Borrower” means the Original Borrower or any Additional Borrower unless it has ceased to be a Borrower in accordance with clause 23 (CHANGES TO THE OBLIGORS).

“Break Costs” means the amount (if any) by which:

(A)          the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(B)          the amount which that Lender would be able to obtain by placing an amount equal to the total sum received by it on deposit with a leading bank in the London interbank market for a period starting on the date of receipt or recovery and ending on the last day of the current Interest Period.

The calculation of interest for the purposes of paragraph (A) shall exclude an amount equal to the Margin for the period referred to in that paragraph where the Company prepays a Loan in any of the following circumstances:

(1)           under clause 8.1 (General) of this Agreement or if clause 8.11 (Right of repayment and cancellation in relation to a single Lender) of this Agreement applies; or

(2)           a Market Disruption Event has occurred in relation to that Loan and no substitute basis for determining the rate of interest has been agreed.

“Business Day” means a day (other than a Saturday or Sunday) when banks are open for business in London, Johannesburg, Paris and New York.

“Calculation Date” means

(A)          31 March and 30 September in each year commencing on and from 31 March 2013; and

(B)          a date (selected by the Company) which is within 30 days before the occurrence of each of the following events:

(i)            the issuance of HY Notes;

(ii)           any increase of the “Total Available Facility Amount” (as defined in the RBL Facility Agreement) or any refinancing of the RBL Facility Agreement;

(iii)          any increase of the amount available under the Facility or any refinancing of the Facility;

(iv)          the incurrence by any member of the Group of any new Financial Indebtedness (but, for the avoidance of doubt, not including the refinancing of any existing Financial Indebtedness, except as provided for in paragraphs (ii) and (iii) above); or

(v)           a Ghana Petroleum Agreement Small Sale Event.

“Calculation Trigger Event” means any event listed in paragraphs B(i) to (v) of the definition of “Calculation Date”.

“Change of Control” has the meaning given to that term in clause 8.3 (Change of Control) of this Agreement.

“Charge over Shares in KEH” means the charge over shares in KEH dated on or about the date of this Agreement between the Company and the Security and Intercreditor Agent.

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Commitment” means:

(A)                               in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 2 (The Original Lenders) of this Agreement, the amount of any other Commitment transferred to it, the amount of any Additional Commitment assumed by it pursuant to clause 3.2 (Additional Commitments) and the amount of any Commitment as increased pursuant to clause 37.2(B) (Exceptions); and

(B)                               in relation to any other Lender, the amount of any Commitment transferred to it , the amount of any Additional Commitment assumed by it pursuant to clause 3.2 (Additional Commitments) and the amount of any Commitment as increased pursuant to clause 37.2(B) (Exceptions), to the extent not cancelled, reduced or transferred by it.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 9 (Form of Compliance Certificate) of this Agreement.

“Conditions Precedent” means the conditions precedent to initial utilisation of the Facility as set out in Part I of Schedule 3 (Conditions Precedent) of this Agreement.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the form of Schedule 10 (Form of Confidentiality Undertaking) of this Agreement or in any other form agreed between the Company and the Mandated Lead Arrangers.

“Consolidated Cash and Cash Equivalents” means, in relation to the Group, at any time:

(A)                               cash in hand or on deposit including, for the avoidance of doubt, restricted cash;

(B)                               any investment in a liquidity fund, provided that such investment is capable of being withdrawn in cash on not more than 5 Business Days’ notice;

(C)                               certificates of deposit, maturing within one year after the relevant date of calculation;

(D)                               any investment in marketable obligations in Sterling, US Dollar or Euro having not more than three months to final maturity issued or guaranteed with a rating of A- or above by Standard and Poor’s (or its equivalent by Moody’s);

(E)                                any other instrument, security or investment approved in writing by the Majority Lenders.

“Consolidated Total Borrowings” means, in relation to the Group, at any time the aggregate of the following:

(A)                               the outstanding principal amount of any Financial Indebtedness incurred;

(B)                               any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in paragraph (A) above; and

(C)                               the outstanding principal amount of any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing, including any interest treated as capitalised under applicable Approved Accounting Principles but without double-counting and, for the avoidance of doubt, excluding any such amount or indebtedness owed by one member of the Group to another member of the Group.

“Consolidated Total Net Borrowings” means, for any Measurement Period, Consolidated Total Borrowings less Consolidated Cash and Cash Equivalents each as at the last day of that Measurement Period.

“Contractor” means the contractor under the WCTP PA and the DWT PA respectively from time to time.

“Deed of Guarantee” means the guarantee dated on or about the date of this Agreement pursuant to which the Guarantors guarantee the obligations and liabilities of each Obligor to the Finance Parties under this Agreement.

“Default” means an Event of Default or event which, with the giving of notice, lapse of time, or fulfilment of any condition, would constitute an Event of Default.

“Delegate” means any delegate, agent, attorney or co trustee appointed by the Security and Intercreditor Agent.

“Derivative Agreement” means an ISDA Master Agreement or similar agreement pursuant to which Derivative Transactions are entered into by the Borrower with a counterparty.

“Derivative Transaction” means any transaction entered into under a Derivative Agreement, including (but not limited to) any transaction which is a forward rate agreement, option, future, swap, cap, floor and any combination of the foregoing.

“Discharge Date” means the first date on which all liabilities (whether actual or contingent) owed to the Finance Parties have finally been discharged and such Finance Parties are under no further obligation to provide financial accommodation under the Finance Documents.

“Discharged Rights and Obligations” has the meaning given to it in clause 22.5 (Procedure for transfer).

“Dispute” has the meaning given to it in clause 40.1 (Submission).

“Disruption Event” means either or both of:

(A)                              a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(B)                               the occurrence of any other event which results in a disruption (including, without limitation, disruption of a technical or systems-related nature) to the treasury or payments operations of a Party preventing or severely inhibiting that or any other Party:

(i)                                    from performing its payment obligations under the Finance Documents; or

(ii)                                 from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“DWT Block” means the Deep Water Tano area offshore Ghana, being the area described in Annex 1 of the DWT PA, but excluding any portions of such area in respect of which the Contractor’s rights thereunder are from time to time relinquished or surrendered pursuant to the DWT PA.

“DWT PA” means the petroleum agreement dated 10 March 2006 between the Government of Ghana, represented by the Minister, the GNPC, Tullow Ghana Limited, Sabre Oil and Gas Limited and KEG in respect of the DWT Block (and all amendments and supplements thereto).

“EBITDAX” means, in relation to the Group for any Measurement Period, its consolidated income on ordinary activities before Tax for that period, but adjusted by:

(A)                               adding back Net Interest Payable;

(B)                              adding back depletion and depreciation charged to the consolidated profit and loss account of the Group;

(C)                               adding back amounts amortised to the consolidated profit and loss account of the Group;

(D)                               adding back any amount attributable to exploration expense (except to the extent that any such exploration expenses have been capitalised);

(E)                                adding back any amount attributable to unrealised losses, and deducting any amount attributable to unrealised gains on the value of any Derivative Transaction;

(F)                                adding back any amount attributable to a loss and deducting any amount attributable to a gain against book value on the disposal of any non-current asset and any amount attributable to an impairment charge relating to a non current asset;

(G)                              adding back the amount attributable to any compensation which is paid by way of equity instruments in KEL;

(H)                             adding back or deducting (as applicable) the amount attributable to any other material item of an unusual or non-recurring nature which represent gains or losses, including (but not limited to) those arising on:

(i)                                    the refinancing of or the extinguishment of any financing, in relation to any cost associated with the original financing which is subsequently written off as a consequence of that refinancing or extinguishment; and

(ii)                                 the restructuring of the activities of an entity and the reversal of any provisions for the cost of restructuring,

for that Measurement Period.  In addition, for the purposes of the calculation of the financial covenant contained in clause 19 (Financial Covenants), EBITDAX in relation to the Group for any Measurement Period shall be adjusted by:

(I)                                   including the EBITDAX of a subsidiary of the Company or attributable to a business or asset acquired during that Measurement Period for the part of the Measurement Period when it was not a member of the Group and/or the business or asset was not owned by a member of the Group; and

(J)                                   excluding the EBITDAX attributable to any subsidiary of the Company or to any business or asset sold during that Measurement Period.

“Enforcement Action” shall have the meaning given to that term in the Intercreditor Agreements.

“EO” means the EO Group Limited, a Cayman Islands company with registered company number 219175 whose registered office is at PMB CT 123, Cantonments, 112A Adole Crescent Way, Airport, Accra, Ghana (formerly known as the KG Group Limited).

“Euro” means the single currency of the Participating Member States.

“Event of Default” means any event or circumstance specified as such in clause 21 (EVENTS OF DEFAULT) of this Agreement.

“Existing Lender” has the meaning given to it in clause 22.1 (Assignments and transfers and changes in Facility Office by the Lenders).

“Facility” means the revolving credit facility made available under this Agreement as described in clause 3 (THE FACILITY) of this Agreement.

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice where notice is required under clause 24.14 (Facility Agent relationship with the Lenders)) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between any Finance Party and the Company setting out any of the fees referred to in clause 12 (FEES) of this Agreement and any other fees payable by the Company to a Finance Party pursuant to a Finance Document or payable under the Facility.

“Finance Document” means this Agreement, the Intercreditor Agreements, each Security Document, the Deed of Guarantee, any Fee Letter and any other document designated as such by the Facility Agent and the Company.

“Finance Party” means each of the Mandated Lead Arrangers, the Lenders, the Facility Agent and the Security and Intercreditor Agent and “Finance Parties” shall be construed accordingly.

“Financial Covenants” means the financial covenants listed under clause 19 (Financial Covenants) of this Agreement.

“Financial Indebtedness” means any indebtedness for or in respect of:

(A)                               moneys borrowed;

(B)                               any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(C)                               any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(D)                               the amount of any liability in respect of any lease or hire purchase contract which would be treated in the accounts of the relevant entity as a finance or capital lease;

(E)                                receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(F)                                 any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the market to market value shall be taken into account);

(G)                               any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition but which is classified as a borrowing in the accounts of the relevant entity;

(H)                              any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group and which underlying liability would fall within one of the other paragraphs of this definition if it were a liability of a member of the Group; and

(I)                                   the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (A) to (H) above (but only to the extent that the Financial Indebtedness supported thereby is or is at any time in the future capable of being outstanding).

“First Currency” has the meaning given to it in clause 15.1 (Currency indemnity).

“Ghana Petroleum Agreement Medium Sale Percentage Reduction” or “GPAMSPR” means the reduction of Ghana Petroleum Agreement Seller’s indirect or direct interest in the Ghana Petroleum Agreements, expressed as a percentage of such Ghana Petroleum Agreement Seller’s indirect or direct interest in the Ghana Petroleum Agreements as at the first date of this Agreement, which occurs as a result of a Ghana Petroleum Agreement Medium Sale Event.

“Ghana Petroleum Agreement Large Sale Event” means any event which reduces a Ghana Petroleum Agreement Seller’s indirect or direct interest in the Ghana Petroleum Agreements and where, following such reduction, a Ghana Petroleum Agreement Seller has an indirect or direct interest in the Ghana Petroleum Agreements which is 50 per cent. or less of such Ghana Petroleum Agreement Seller’s indirect or direct interest in the Ghana Petroleum Agreements as at the first date of this Agreement.

“Ghana Petroleum Agreement Medium Sale Event” means any event which reduces a Ghana Petroleum Agreement Seller’s indirect or direct interest in the Ghana Petroleum Agreements and where, following such reduction, a Ghana Petroleum Agreement Seller has an indirect or direct interest in the Ghana Petroleum Agreements which is less than 66 2/3 per cent. but more than 50 per cent. of such Ghana Petroleum Agreement Seller’s indirect or direct interest in the Ghana Petroleum Agreements as at the first date of this Agreement.

“Ghana Petroleum Agreement Medium Sale Event Cancellation Amount” means an amount equal to:

GPAMSPR x USD 300 million.

“Ghana Petroleum Agreement Medium Sale Event Prepayment Amount” means an amount equal to:

GPAMSPR x USD 300 million,

or, if less, the aggregate amount of all Loans outstanding at that time.

“Ghana Petroleum Agreement Seller” means KEI and/or KED and/or KEG, as applicable.

“Ghana Petroleum Agreement Small Sale Event” means any event which reduces a Ghana Petroleum Agreement Seller’s indirect or direct interest in the Ghana Petroleum Agreements  and where, following such reduction, a Ghana Petroleum Agreement Seller has an indirect or direct interest in the Ghana Petroleum Agreements which (before and after such reduction) is (i) 100 per cent. or less; and (ii) more than 66 2/3 per cent.

“Ghana Petroleum Agreement Small Sale Percentage Reduction” means the reduction of a Ghana Petroleum Agreement Seller’s indirect or direct interest in the Ghana Petroleum Agreements, expressed as a percentage of  such Ghana Petroleum Agreement Seller’s indirect or direct interest in the Ghana Petroleum Agreements as at the first date of this Agreement, which occurs as a result of a Ghana Petroleum Agreement Small Sale Event.

“Ghana Obligor” means KEO, KEI, KEFI, KED, KEG and an “Obligor” from time to time, as defined under the RBL Facility Agreement.

“Ghana Petroleum Agreements” means, together, the DWT PA and the WCTP PA (and all other amendments and supplements thereto).

“GNPC” means the Ghana National Petroleum Corporation, a public corporation established by Provisional National Defence Council Law 64 of 1983.

“Government” means the government of any country in which assets of the Group are situated.

“Group” means the Company and its subsidiaries.

“Guarantor” means an Original Guarantor or an Additional Guarantor.

“HY Note Guarantor” means any member of the Group which guarantees the obligations of the Company under any HY Notes.

“HY Notes” means any debenture, bond (other than performance bonds, bid bonds, retention bonds, advance payments bonds, letters of credit or trade credit related bonds), note, loan stock or other similar security issued by the Company.

“HY Noteholders” means the holders of HY Notes from time to time.

“HY Noteholder Trustee” means any collateral agent, trustee or other representative of the HY Noteholders.

“Illegality Lender” has the meaning given to that term in clause 8.2 (Illegality) of this Agreement.

“Increased Costs” has the meaning given to that term in clause 14.1 (Increased costs) of this Agreement.

“Insolvency Event” means, in relation to any Obligor, any circumstances described in clause 21.6 (Insolvency) of this Agreement.

“Insolvency Proceedings” means, in relation to any Obligor, any circumstances described in clause 21.7 (Insolvency proceedings) of this Agreement.

“Intercreditor Agreements” means both:

(A)                               the KEFI Intercreditor Agreement; and

(B)                               the KEL Intercreditor Agreement.

“Interest Period” means, in relation to a Loan, each period determined in accordance with clause 10 (INTEREST PERIODS) and, in relation to an Unpaid Sum, each period determined in accordance with clause 9.3 (Default interest) of this Agreement.

“IPO” means in relation to a company, a transaction in which shares in that company are sold or issued to investors and in connection with such sale or issue are admitted to trading on a regulated market or other stock exchange.

“IPO Reorganisation” means any Reorganisation implemented by the Company, or any of its Subsidiaries from time to time (or any group of them), which is undertaken for the purpose of facilitating an IPO.

“ISDA Master Agreement” means the 1992 ISDA Master Agreement or the 2002 ISDA Master Agreement, as the case may be.

“KED” means Kosmos Energy Development, a company incorporated under the laws of the Cayman Islands with registered number 225879 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands.

“KEFI” means Kosmos Energy Finance International, a company incorporated under the laws of the Cayman Islands with registered number 253656 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands.

“KEFI Intercreditor Agreement” means the intercreditor agreement dated on or about the date of this agreement between the Security and Intercreditor Agent for and on behalf of the Finance Parties and the RBL Security Agent for and on behalf of the “Finance Parties” under (and as defined in) the RBL Facility Agreement.

“KEG” means Kosmos Energy Ghana HC, a company incorporated under the laws of the Cayman Islands with registered number 135710 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands.

“KEH” means Kosmos Energy Holdings, a company incorporated under the laws of the Cayman Islands with registered number 133483 and having its registered office at PO Box 32332, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands.

“KEI” means Kosmos Energy International, a company incorporated under the laws of the Cayman Islands with registered number 218274 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands.

“KEL Intercreditor Agreement” means the intercreditor agreement in the form set out in Schedule 11 (KEL Intercreditor Agreement).

“KEO” means Kosmos Energy Operating, a company incorporated under the laws of the Cayman Islands with registered number 231417 and having its registered office at P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands.

“Lender” means:

(A)                               any Original Lender; and

(B)                               any bank or financial institution which has become a Party as a lender in accordance with clause 3.2 (Additional Commitments) or clause 22 (Changes to the Lenders) of this Agreement, which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Lender Accession Notice” means a notice substantially in the form set out under Schedule 12 (Form of Lender Accession Notice) to be delivered by an Additional Lender pursuant to and in accordance with clause 3.2 (Additional Commitments).

“Liabilities” means all present and future liabilities and obligations at any time of any Obligor to any Lender under the Finance Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(A)                               any refinancing, novation, deferral or extension;

(B)                               any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(C)                               any claim for damages or restitution; and

(D)                               any claim as a result of any recovery by any Obligor of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non provability, unenforceability or non allowance of those amounts in any insolvency or other proceedings.

“LIBOR” means:

(A)                              the LIBOR Rate for the relevant Interest Period, as displayed on the appropriate page of the Reuters screen; or

(B)                              if that page is replaced or service ceases to be available, such reasonable alternative page or service which the Facility Agent reasonably specifies; or

(C)                              if no such rate or screen is available, the arithmetic mean of the rates (rounded to four decimal places) provided by three Reference Banks,

as of the Specified Time on the Quotation Day for the currency of that Loan and a period comparable to the Interest Period of that Loan and, if any such rate is below zero, LIBOR will be deemed to be zero.

“Loan” means a loan made or to be made under this Agreement or the principal amount outstanding for the time being of that loan.

“Majority Lenders” means, as applicable, those Lenders whose participation in advances under the Facility are equal to 66 2/3 per cent. of the aggregate advances then outstanding or, if there are no advances outstanding, whose Commitments then aggregate at least 66 2/3 per cent. of the Total Commitments under the Facility.

“Mandatory Cost” means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 5 (Mandatory Cost Formulae).

“Margin” means 6.00 per cent. per annum.

“Market Disruption Event” has the meaning given to that term in clause 11.2 (Market disruption) of this Agreement.

“Material Adverse Effect” means, in relation to any event (or series of events) or circumstance which occurs or arises, that event (or events) or circumstance (or any effect or consequence thereof) which, in the opinion of the Majority Lenders, would reasonably be expected materially and adversely to affect the financial condition, operations, or business of any Obligor or the ability of any Obligor to perform its obligations under the Finance Documents in full and on the basis contemplated therein in a way which is materially prejudicial to the interests of the Lenders or results in the Obligors being unable to pay any amounts when due and payable under the Finance Documents.

“Measurement Period” means in respect of a Calculation Date, a period of 12 months ending on the Calculation Date in question.

“Minister” means the Ghanaian Government’s Minister for Energy.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation and any successor thereto and if such corporation shall for any reason no longer perform the functions of a securities rating agency, Moody’s shall be deemed to refer to any other internationally recognised rating agency agreed by the Facility Agent and the Company (both acting reasonably).

“Net Interest Payable” means, in relation to the Group for any Measurement Period, Total Interest Payable less Total Interest Receivable for the Group during that Measurement Period.

“New Commitment Rebalancing” has the meaning given to it in clause 3.2 (Additional Commitments) of this Agreement.

“New Lender” has the meaning given to it in clause 22.1 (Assignments and transfers and changes in Facility Office by the Lenders).

“Non-Funding Lender” means:

(A)                              any Lender who fails to participate in any Utilisation in the amount and at the time required;

(B)                              any Lender who has indicated publicly or to the Facility Agent or an Obligor that it does not intend to participate in all or part of any Utilisation;

(C)                              any Lender which has repudiated its obligations under the Facility; or

(D)                             any Lender in respect of which or in respect of whose holding company any of the events specified in clause 21.6 (Insolvency) or clause 21.7 (Insolvency proceedings) of this Agreement (disregarding paragraph (B) of clause 21.7 (Insolvency proceedings)) applies or has occurred.

“Non-Ghana Obligor” means an Obligor which is not a Ghana Obligor.

“Notice Period” has the meaning given it in clause 27.2 (Execution of KEL Intercreditor Agreement).

“Obligor” means the Borrowers and the Guarantors.

“Original Guarantor” means KEO, KEI, KED, KEG and KEFI.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

“Party” means a party to a Finance Document.

“Permitted Acquisition” means any acquisitions or investments:

(A)                               which are made in the ordinary course of the day to day business of the acquiring company;

(B)                               which are funded by equity or debt subordinated on terms acceptable to the Majority Lenders (acting reasonably);

(C)                               which are permitted in accordance with the terms of the RBL Facility Agreement; or

(D)                               which are approved by the Majority Lenders (acting reasonably),

provided in each case that such acquisition or investment may not take place in Iran, Myanmar, North Korea, Sudan, Syria, Cuba, any country which is subject to Sanctions or any country designated by the Majority Lenders (acting reasonably).

“Permitted Disposals” means any sale, lease, transfer or other disposal:

(A)                              made in the ordinary course of business of the disposing entity;

(B)                              by a Non-Ghana Obligor of assets in exchange for other assets comparable or superior as to type, value and quality;

(C)                              by a Non-Ghana Obligor made for fair value and on an arm’s length basis;

(D)                              by a Non-Ghana Obligor which is not reasonably likely to have a Material Adverse Effect;

(E)                               of obsolete or redundant assets or waste;

(F)                                between a Non-Ghana Obligor and another member of the Group;

(G)                              made with the prior written consent of Majority Lenders;

(H)                             permitted in accordance with the terms of the RBL Facility Agreement or any “Finance Document” (as defined therein);

(I)                                  by a Non-Ghana Obligor where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (A) to (F) above) does not exceed USD 50 million (or its equivalent in another currency or currencies) in any financial year; or

(J)                                  of a Guarantor which is to retire pursuant to the terms of clause 23.7 (Resignation of a Guarantor on disposal).

“Permitted Financial Indebtedness” means any Financial Indebtedness (which shall not, in aggregate, exceed USD 2,000 million):

(A)                              arising under or contemplated by the Finance Documents and/or which is permitted in accordance with the terms of the RBL Facility Agreement or with the terms of any “Finance Document” (as defined therein);

(B)                               of any Ghana Obligor arising under any Project Finance; or

(C)                               subordinated to the Lenders on terms approved by the Majority Lenders (each acting reasonably).

“Permitted Party” has the meaning given to it in clause 22.7 (Disclosure of information).

“Permitted Security” means:

(A)                                any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(B)                                any lien or right of set-off arising by operation of law and in the ordinary course of business (including pursuant to the counterparty’s standard terms of business);

(C)                                any Security Interest over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(i)                                    the Security Interest was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)                                 the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)                              the Security Interest is removed or discharged within six months of the date of acquisition of such asset;

(D)                                any Security Interest over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security Interest is created prior to the date on which that company becomes a member of the Group, if:

(i)                                    the Security Interest was not created in contemplation of the acquisition of that company;

(ii)                                 the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)                              the Security Interest is removed or discharged within six months of that company becoming a member of the Group;

(E)                                 any Security Interest entered into pursuant to any Finance Document;

(F)                                  any Security Interest over or affecting goods (or documents of title or contracts of insurance relating to such goods) arising in the course of trade or receivables financing in the ordinary course of business;

(G)                                any Security Interest provided in substitution for any Permitted Security over the same or substituted assets;

(H)                               any Security Interest arising as a result of a disposal which is not prohibited under clause 20.8 (Disposals);

(I)                                    any Security Interest created or permitted to subsist with the prior written consent of the Majority Lenders;

(J)                                    any Security Interest which is permitted in accordance with the terms of the RBL Facility Agreement or with the terms of any “Finance Document” (as defined therein); and

(K)                               any Security Interest which is granted in favour of the providers of any Project Finance to a Ghana Obligor.

“Permitted Transferee” shall have the meaning given to that term in clause 8.3 (Change of Control).

“Person” has the meaning given to it in clause 18.15 (OFAC).

“Process Agent” has the meaning given to it in clause 41 (SERVICE OF PROCESS).

“Project Finance” means any Financial Indebtedness to finance the ownership, acquisition, development, operation and/or maintenance of any asset or business (a “Project”) and incurred by an Obligor in respect of which the person or person to whom any such Financial Indebtedness is, or may be, owed has or have no recourse to any member of the Group for the repayment thereof other than:

(A)                               recourse to such Obligor for amounts limited to the cash flow from the Project; and/or

(B)                               recourse to such Obligor generally, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation, representation or warranty (not being a payment obligation, representation or warranty or an obligation, representation or warranty to procure payment by another or an obligation, representation or warranty to comply or to procure compliance by another with any financial ratios or other test of financial condition) by the person against whom such recourse is available; and/or

(C)                               if such Obligor has been established specifically for the purpose of constructing, developing, owning and/or operating the Project and such Obligor owns no other significant assets and carries on no other material business, recourse to all of the assets and undertaking of such Obligor and/or the shares in the capital of such Obligor and/or shareholder loans made to such Obligor and/or the shares in the capital of any direct or indirect holding company whose only material assets are a direct or indirect equity interest in such Obligor.

“Qualifying Bank” means an internationally recognised bank:

(A)                              which is not subject to Sanctions; or

(B)                              which does not have its principal place of business in a country which is subject to Sanctions; or

(C)                              which is not a bank whose principal place of business is in a country notified by the Company to the Facility Agent prior to signing of this Agreement, or

(D)                              whose long-term unguaranteed, unsecured securities or debt is rated at least Baa3 (Moody’s) or a comparable rating from an internationally recognised credit rating agency (except that this shall not be a requirement if an Event of Default is continuing).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined two Business Days before the first day of that period.

“RBL Facility Agreement” means the facility agreement dated 28 March 2011 between, amongst others, KEFI as original borrower, KEO, KEI, KED and KEG as original guarantors, BNP Paribas as facility agent and the original lenders named therein, as amended on 17 February 2012 and as amended on or about the date of this Agreement.

“RBL Security Agent” means the “Security Agent” as defined in the RBL Facility Agreement.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Banks” means the principal London offices of Societe Generale, London Branch and BNP Paribas, or such other Reference Banks appointed under clause 24.16 (Reference Banks) of this Agreement.

“Reorganisation” means (without limitation) any transaction, deemed transaction, step, procedure or agreement, including (but without limitation) the transfer, distribution, contribution or settlement of assets and/or liabilities.

“Repeating Representations” means the representations set out under:

(A)                              clauses 18.1 (Status), 18.2 (Legal validity), 18.3 (Non-conflict) and 18.4 (Powers and authority) of this Agreement, each as at the time the power or authority was exercised only; and

(B)                              clauses 18.5 (Authorisations), 18.8 (Financial Statements and other factual information), 18.9 (Proceedings pending or threatened), 18.10 (Breach of laws), 18.11 (Ranking of security), 18.12 (Pari passu ranking), 18.13 (No immunity)  and 18.14 (Ownership of Obligors) of this Agreement.

“Replacement Lender” has the meaning given to that term in clause 8.11 (Right of repayment and cancellation in relation to a single Lender) of this Agreement.

“Required Approvals” means all material approvals, licenses, consents and authorisations necessary in connection with the execution, delivery, performance or enforcement of any Finance Document.

“Resignation Letter” means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter).

“Rollover Loan” means one or more Loans:

(A)                               made or to be made on the same day that a maturing Loan is due to be repaid;

(B)                               the aggregate amount of which is equal to or less than the amount of the maturing Loan; and

(C)                               made or to be made to the same Borrower for the purpose of refinancing a maturing Loan.

“Sanctions” has the meaning given to it in clause 18.15 (OFAC).

“Second Currency” has the meaning given to it in clause 15.1 (Currency indemnity).

“Secured Liabilities” means at any time and without double counting, all present and future obligations and liabilities (actual or contingent) of each Obligor (whether or not for the payment of money and including any obligation to pay damages for breach of contract) which are, or are expressed to be, or may become due, owing or payable to any or all of the Secured Parties under or in connection with any of the Finance Documents, together with all costs, charges and expenses incurred by the Security and Intercreditor Agent or any Secured Party which any Obligor is obliged to pay under any Finance Document.

“Secured Party” means each of the Mandated Lead Arrangers, the Lenders, the Facility Agent and the Security and Intercreditor Agent.

“Secured Property” means:

(A)                              the Transaction Security expressed to be granted in favour of the Security and Intercreditor Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(B)                              all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Liabilities to the Security and Intercreditor Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor in favour of the Security and Intercreditor Agent as trustee for the Secured Parties; and

(C)                              any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security and Intercreditor Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties.

“Security and Intercreditor Agent’s Spot rate of Exchange” means, in respect of the conversion of one currency (the “First Currency”) into another currency (the “Second Currency”) the Security and Intercreditor Agent’s spot rate of exchange for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11:00 am (London time) on a particular day, which shall be notified by the Security and Intercreditor Agent in accordance with paragraph 25.7(C) (Security and Intercreditor Agent’s obligations).

“Security Document” means:

(A)                              the Charge over Shares in KEH;

(B)                              the Deed of Guarantee;

(C)                              any other document entered into at any time by any of the Obligors creating any guarantee, indemnity, Security Interest or other assurance against financial loss in favour of any of the Secured Parties as security for any of the Secured Liabilities; and

(D)                              any Security Interest granted under any covenant for further assurance in any of the documents set out in paragraphs (a), (b) and (c) above.

“Security Interest” means a mortgage, charge, pledge, lien or other security interest or any other agreement or arrangement having a similar effect.

“Service Document” has the meaning given to it in clause 41 (SERVICE OF PROCESS).

“Shareholder” means any funds affiliated with Warburg Pincus and Blackstone Capital Partners or the Blackstone Group.

“Shareholder Affiliate” means any Affiliate of a Shareholder, any trust of which a Shareholder or any of its Affiliates is a trustee, any partnership of which a Shareholder or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, a Shareholder or any of its Affiliates, provided that any such trust, fund or other entity which has been established for at least 6 months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by a Shareholder or any of its Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall constitute a Shareholder Affiliate.

“Shareholder Distribution” means the declaration, making or payment of a distribution to a shareholder (which shall include the payment of any loans provided by a shareholder).

“Signing Date” means the date on which each of the Finance Documents have been signed.

“Specified Time” means 11:00 a.m. London time on the relevant Quotation Day.

“Sterling” means the lawful currency of the United Kingdom.

“Stock Exchange” means an organised and regulated financial market for the buying and selling of interests in financial instruments where any securities issued by any Obligor are listed from time to time.

“Sum” has the meaning given to it in clause 15.1 (Currency indemnity).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means the date falling three years from the date of this Agreement or, if not a Business Day, the immediately preceding Business Day.

“Third Parties Act” means the Contracts (Rights of Third Parties Act) 1999.

“Total Commitments” means the aggregate of the Commitments of the Lenders, being USD 260 million at the date of this Agreement.

“Total Interest Payable” means, in relation to the Group for any Measurement Period, all interest and other financing charges paid or payable and incurred by the Group during that Measurement Period.

“Total Interest Receivable” means, in relation to the Group for any Measurement Period, all interest and other financing charges received or receivable by the Group during that Measurement Period.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) of this Agreement or any other form agreed between the Facility Agent and the Company.

“Transfer Date” means, in relation to a transfer, the later of:

(A)                               the proposed Transfer Date specified in the Transfer Certificate; and

(B)                               the date on which the Facility Agent executes the Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“USD” or “US Dollar” means the lawful currency of the United States of America.

“Utilisation” means a utilisation of the Facility by way of a Loan.

“Utilisation Date” means the date of a Utilisation, being the date on which a Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 4 (Utilisation Request) of this Agreement.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 or any regulations promulgated thereunder and any other tax of a similar nature.

“WCTP Block” means West Cape Three Points area offshore Ghana, being the area described in Annex 1 of the WCTP PA, but excluding any portions of such area in respect of which Contractor’s rights thereunder are from time to time relinquished or surrendered pursuant to the WCTP PA.

“WCTP PA” means the petroleum agreement dated 22 July 2004 between the Government of Ghana, represented by the Minister, the GNPC, KEG and EO in respect of the West Cape Three Points Block Off-shore Ghana (and all amendments and supplements thereto).

1.2                              Construction of particular terms

Unless a contrary indication appears, any reference in this Agreement to:

(A)                              “this Agreement” shall be construed as a reference to the agreement or document in which such reference appears together with all recitals and Schedules thereto;

(B)                              a reference to “assets” includes properties, revenues and rights of every description;

(C)                              an “authorisation” or “consent” shall be construed as including any authorisation, consent, approval, resolution, licence, exemption, permission, recording, notarisation, filing or registration;

(D)                              an “authorised officer” shall be construed, in relation to any Party, as a reference to a director or other person duly authorised by such Party as notified by such Party to the Facility Agent as being authorised to sign any agreement, certificate or other document or to take any decision or action, as applicable. The provision of any certificate or the making of any certification by any authorised officer of the Company shall not create for that authorised officer any personal liability to the Finance Parties;

(E)                               a “calendar year” is a reference to a period starting on (and including) 1 January and ending on (and including) the immediately following 31 December;

(F)                                a “certified copy” shall be construed as a reference to a copy of that document, certified by an authorised officer of the relevant Party delivering it to be a complete, accurate and up-to-date copy of the original document;

(G)                              a “clause” shall, subject to any contrary indication, be construed as a reference to a clause of the agreement or document in which such reference appears;

(H)                             “continuing” shall, in relation to any Default or Event of Default, be construed as meaning that such Default or Event of Default has not been remedied or waived;

(I)                                  the “equivalent” on any given date in any currency (the “first currency”) of an amount denominated in another currency (the “second currency”) is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Facility Agent in the normal course of business at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency in the London foreign exchange markets for delivery on the second Business Day thereafter;

(J)                                  the “group” of any person, shall be construed as a reference to that person, its subsidiaries and any holding company of that person and all other subsidiaries of any such holding company, from time to time;

(K)                             a “holding company” of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

(L)                               “include” or “including” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrase or words of like import;

(M)                           a “month” or “Month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to “months” and “Months” shall be construed accordingly);

(N)                              a “person” shall be construed as a reference to any person, trust, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(O)                              a reference to a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of Law but, if not having the force of Law, being a regulation, rule, official directive, request or guideline with which a prudent person carrying on the same or a similar business to the Company would comply) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

(P)                                a “right” shall be construed as including any right, title, interest, claim, remedy, discretion, power or privilege, in each case whether actual, contingent, present or future;

(Q)                              a “Schedule” shall, subject to any contrary indication, be construed as a reference to a schedule of the agreement or document in which such reference appears;

(R)                              a “subsidiary” of a company or corporation means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006 which shall be construed as a reference to any company or corporation:

(i)                                    which is controlled, directly or indirectly, by the first-mentioned company or corporation;

(ii)                                 more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(iii)                              which is a subsidiary of another subsidiary of the first-mentioned company or corporation,

and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

(S)                                the “winding-up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, bankruptcy, winding-up, reorganisation, dissolution, administration, receivership, judicial custodianship, administrative receivership, arrangement, adjustment, protection or relief of debtors; and

(T)                               a “year” is a reference to a period starting on one day in a month in a calendar year and ending on the numerically corresponding day in the same month in the next succeeding calendar year, save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day Provided that, if a period starts on the last Business Day in a month, that period shall end on the last Business Day in that later month (and references to “years” shall be construed accordingly).

1.3                              Interpretation

(A)                              Words importing the singular shall include the plural and vice versa.

(B)                               Words indicating any gender shall include each other gender.

(C)                              Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document to:

(i)                                    any party or person shall be construed so as to include its and any subsequent successors, permitted transferees and permitted assigns in accordance with their respective interests;

(ii)                                 such agreement or document or any other agreement or document shall be construed as a reference to each such agreement or document or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented, in each case to the extent permitted under the Finance Documents; and

(iii)                              a time of day shall, save as otherwise provided in any agreement or document, be construed as a reference to London time.

(D)                              Section, Part, Clause and Schedule headings contained in, and any index or table of contents to, any agreement or document are for ease of reference only.

1.4                              Third Party Rights

(A)                              A person who is not a party to this Agreement has no right under the Third Parties Act to enforce or enjoy the benefit of any term of this Agreement.

(B)                              Notwithstanding any term of any Finance Document, this Agreement may be rescinded or varied without the consent of any person who is not a Party hereto.

PART 2
CONDITIONS PRECEDENT AND CONDITION SUBSEQUENT

2.                                     CONDITIONS PRECEDENT AND CONDITION SUBSEQUENT

2.1                              Conditions Precedent to first Utilisation

The Company may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 3 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting reasonably), or their delivery has otherwise been waived in accordance with clause 2.4 (Waivers of Conditions Precedent).  The Facility Agent (acting reasonably) shall notify the Company and the Lenders promptly upon being so satisfied.

2.2                              Conditions Precedent to each Utilisation

The Lenders will only be obliged to comply with clause 6.5 (Lenders’ participation) if, on the proposed Utilisation Date:

(A)                              no Default or Event of Default is continuing or will result from the proposed Loan; and

(B)                              an Authorised Signatory of the Company certifies that the Repeating Representations to be made by each Obligor are, in the light of the facts and circumstances then existing, true and correct in all material respects (or, in the case of a Repeating Representation that contains a materiality concept, true and correct in all respects).

2.3                              Conditions Precedent to the KEL Intercreditor Agreement

The Company shall not enter into the KEL Intercreditor Agreement unless the Facility Agent has received all of the documents and other evidence listed in Part III Schedule 3 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting reasonably), or their delivery has otherwise been waived in accordance with clause 2.4 (Waivers of Conditions Precedent).  The Facility Agent (acting reasonably) shall notify the Company and the Lenders promptly upon being so satisfied.

2.4                              Waivers of Conditions Precedent

(A)                              The Facility Agent, acting in accordance with the instructions of the Lenders, may waive the requirement under clause 2.1 (Conditions Precedent to first Utilisation) to deliver any one or more of the documents and other evidence listed in Schedule 3 (Conditions Precedent) as applicable.

(B)                              Satisfaction of any of the conditions set out in clause 2.2 (Conditions Precedent to each Utilisation) may be waived by the Facility Agent acting in accordance with the instructions of the Majority Lenders.

(C)                              Satisfaction of any of the conditions set out in clause 2.3 (Conditions Precedent to the KEL Intercreditor Agreement) may be waived by the Facility Agent acting in accordance with the instructions of the Majority Lenders.

(D)                              Any waiver effected by the Facility Agent in accordance with this clause shall be binding on all Parties.

(E)                               For the avoidance of doubt, no Utilisation may be made under the Facility, until the Facility Agent has confirmed all relevant Conditions Precedent have been satisfied (acting reasonably) or waived in accordance with this clause 2 (CONDITIONS PRECEDENT AND CONDITION SUBSEQUENT).

2.5                              Condition subsequent

Kosmos shall procure that KEH shall accede to this Agreement and the Deed of Guarantee as an Additional Guarantor no later than the date falling three months after the date of this Agreement.

PART 3
OPERATION OF THE FACILITY

3.                                     THE FACILITY

3.1                              Facility Commitment amounts

(A)                              Subject to the terms of the Finance Documents, the Lenders have agreed to make available to the Borrower a secured US Dollar revolving credit facility on the terms and conditions set out in this Agreement (the “Facility”) in an aggregate amount equal to the Total Commitments.

(B)                              The Facility may be utilised by way of Loans (which, during the Availability Period only, shall include Rollover Loans).

3.2                              Additional Commitments

(A)                              KEL may notify the Facility Agent (such notice being an “Additional Commitment Notice”) that it has agreed with any Lender or any other bank or financial institution (in each case, an “Additional Lender”) to increase the Total Commitments by the provision of additional commitments under the Facility (each such increase or, as the case may be, assumption in commitments being an “Additional Commitment”), provided that,

(i)                                    the Additional Commitment Notice shall be delivered prior to the expiry of the Availability Period;

(ii)                                 the increase in and/or, as the case may be, assumption of Additional Commitments is to take effect before the expiry of the Availability Period and the maximum aggregate amount of Additional Commitments (including all previous increases in and/or assumptions of Additional Commitments) shall not exceed US$40,000,000; and

(iii)                              no Event of Default is continuing or would arise as a result of the provision of the Additional Commitment; and

(iv)                             the terms of the Additional Commitment shall, for all purposes of this Agreement, be treated pursuant to the terms of this Agreement in the same manner as the existing Commitments.

(B)                              Each Additional Commitment Notice shall:

(i)                                    confirm that the requirements of clause 3.2(A) above are fulfilled; and

(ii)                                 specify the date upon which the Additional Commitment is anticipated to be made available to the Borrower (the “Additional Commitment Date”); and

(C)                              In the event that an Additional Lender is not a Party to this Agreement, KEL shall procure that on or prior to the Additional Commitment Date, such

Additional Lender: delivers a Lender Accession Notice in the form set out in Schedule 12 (Form of Lender Accession Notice) duly completed and signed on behalf of the Additional Lender and specifying its Additional Commitment to the Facility Agent.

(D)                              Subject to the conditions in paragraph (B) and (C) above being met, from the relevant Additional Commitment Date:

(i)                                    the Additional Lender shall make available the relevant Additional Commitment for Utilisation under the Facility in accordance with the terms of this Agreement (as amended);

(ii)                                 the Additional Commitment shall rank pari passu with respect to existing Commitments; and

(iii)                              any necessary rebalancing of the Commitments and outstandings under the Facility and the Additional Commitment provided by the Additional Lender to ensure that they are pro rata (the “New Commitment Rebalancing”) will be made, at the Borrower’s election, by the Borrower either:

(a)                               making utilisations from the Additional Commitment in priority to utilisations from Commitments under the Facility or to effect a prepayment under the Facility to the existing Lenders (which amount may be redrawn by the Borrower); or

(b)                               making its first utilisation under the Additional Commitment on the last day of the then Interest Period,

in each case to procure, as far as practicable, any New Commitment Rebalancing, following which all utilisations shall be made pro rata.

(E)                               Each Additional Lender shall become a party to the Finance Documents (and be entitled to share in the Security created under the Security Documents, and benefit from the Deed of Guarantee, in accordance with the terms of the Finance Documents) if such Additional Lender accedes to the Finance Documents in accordance with the Finance Documents.

(F)                                Each party (other than the relevant Additional Lender) irrevocably authorises and instructs the Facility Agent to execute on its behalf any Lender Accession Notice which has been duly completed and signed on behalf of that proposed Additional Lender and each Party agrees to be bound by such accession.  The Facility Agent must promptly sign any such Lender Accession Notice (and in any event within three Business Days of receipt).

(G)                              The Facility Agent shall only be obliged to execute a Lender Accession Notice delivered to it by an Additional Lender once the Facility Agent (acting reasonably) has, to the extent that the necessary information is not already available to it, received all required information to comply with all necessary

“know your customer” or other similar checks under all applicable laws and regulations in relation to the accession of such Additional Lender.

(H)                             On the date that the Facility Agent executes a Lender Accession Notice:

(i)                                    the Additional Lender party to that Lender Accession Notice, each other Finance Party and the Obligors shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had that Additional Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of that accession and with the Commitment specified by it as its Additional Commitment;

(ii)                                 that Additional Lender shall become a Party to this Agreement as a “Lender”.

(I)                                  Clause 22.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this clause 3.2 in relation to an Additional Lender as if references in that clause to:

(i)                                    an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)                                 the “New Lender” were references to that “Additional Lender”; and

a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

4.                                     FINANCE PARTIES’ RIGHTS AND OBLIGATIONS

(A)                              The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under any Finance Documents to which it is a Party does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(B)                              The rights of each Finance Party under or in connection with the Finance Documents to which it is a Party are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(C)                              A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

5.                                    PURPOSE

5.1                              Purpose

(A)                              Subject to paragraph (B) below, the proceeds of any Loan may only be used by the Borrower towards the general corporate purposes of the Group.

(B)                              For the avoidance of doubt, the Obligors shall not use the proceeds of any Loan for the purpose of making a Shareholder Distribution, except in instances where the payment of a Shareholder Distribution is mandatory under the rules of any Stock Exchange.

5.2                              Monitoring

No Finance Party is bound to monitor or verify the application of any Loan made pursuant to the Finance Documents.

6.                                     UTILISATION

6.1                              Availability Period

Subject to the satisfaction of the relevant Conditions Precedent, the Facility shall be available for drawing during the Availability Period.

6.2                              Delivery of a Utilisation Request

A Borrower may borrow a loan under the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than 10:00 am on the third Business Day prior to the proposed Utilisation Date and the Facility Agent shall deliver such Utilisation Request to the Lenders within one Business Day of receipt of the same by it.  For this purpose, if the Facility Agent receives the Utilisation Request on a day which is not a Business Day or after 10:00 am on a Business Day, it will be treated as having received the Utilisation Request on the following Business Day.

6.3                              Completion of a Utilisation Request

(A)                               Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                    the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)                                 the amount of the Utilisation complies with clause 6.4 (Amount); and

(iii)                              the proposed Interest Period complies with clause 10 (INTEREST PERIODS).

(B)                              Only one Loan may be requested in each Utilisation Request and a maximum of 3 Utilisation Requests may be requested in any one month.

(C)                              A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 10 or more Loans would be outstanding.

6.4                              Amount

The amount of any proposed Loan under the Facility must be:

(A)                              a minimum of USD 1 million (or, in any event, such lesser amount as the Facility Agent may agree acting on the instructions of the Majority Lenders); and

(B)                              in integral multiples of USD 1 million (or, in any event, such lesser amount as the Facility Agent may agree acting on the instructions of the Majority Lenders),

or, if less, the Available Facility.

6.5                              Lenders’ participation

(A)                              If the conditions set out in this Agreement have been met, each Lender shall make its participation in the relevant Loan available by the Utilisation Date through its Facility Office in accordance with the terms of this Agreement.

(B)                              The amount of a Lender’s participation in that Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of the relevant Loan.

(C)                              In providing the notification to the Lender pursuant to clause 6.2 (Delivery of a Utilisation Request), the Facility Agent shall notify each Lender of the amount of each Loan and the amount of its participation in each such Loan.

PART 4
PAYMENTS, CANCELLATION, INTEREST AND FEES

7.                                     REPAYMENT

7.1                              Repayment of Loans

(A)                              Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

(B)                              Without prejudice to each Borrower’s obligation under paragraph (A) above, if:

(i)                                    one or more Loans are to be made available to a Borrower:

(a)                                on the same day that a maturing Loan is due to be repaid by that Borrower;

(b)                                in whole or in part for the purpose of refinancing the maturing Loan; and

(ii)                                 the proportion borne by each Lender’s participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender’s participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the Company notifies the Facility Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(c)                                  if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(1)                                the relevant Borrower will only be required to make a payment under clause 28.1 (Payments to the Facility Agent) in an amount in the relevant currency equal to that excess; and

(2)                                each Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan and that Lender will not be required to make a payment under clause 28.1 (Payments to the Facility Agent) in respect of its participation in the new Loans; and

(d)                                 if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(1)                                the relevant Borrower will not be required to make a payment under clause 28.1 (Payments to the Facility Agent); and

(2)                                each Lender will be required to make a payment under clause 28.1 (Payments to the Facility Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender’s participation in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

8.                                     PREPAYMENT AND CANCELLATION

8.1                              General

(A)                               Subject to there being no Event of Default outstanding and other than an obligation to make a prepayment upon a Change of Control, prepayments in respect of the Facility shall be paid at the end of the next Interest Period falling not less than 15 days after the date on which the event giving rise to the obligation to make the prepayment occurs.

(B)                               Any amount prepaid may only be redrawn if such prepayment and Utilisation occurs prior to the expiry of the Availability Period.

(C)                               Any prepayment shall be made with accrued interest on the amount prepaid and, subject to Break Costs (excluding any Margin), without premium or penalty.

8.2                              Illegality

(A)                               If it becomes unlawful in any applicable jurisdiction for a Lender (an “Illegality Lender”) to perform any of its obligations as contemplated by the Finance Documents, or to fund or maintain its participation in any Utilisation:

(i)                                    that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(ii)                                 upon the Facility Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(iii)                              the Borrower shall either:

(a)                       if the Lender so requires, repay that Lender’s participation in the Utilisations made to the Borrower on the last day of the Interest Period for each Utilisation occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent

(being no earlier than the last day of any applicable grace period permitted by law); or

(b)                       replace that Lender in accordance with paragraph (B) of clause 8.11 (Right of repayment and cancellation in relation to a single Lender) on or before the first date applicable under paragraph (i) above in respect of which a payment is due and payable.

(B)                               If it becomes unlawful in any applicable jurisdiction for the Borrower to perform any of its obligations as contemplated by the Finance Documents:

(i)                                    the Borrower shall promptly notify the Facility Agent upon becoming aware of that event;

(ii)                                 the Facility Agent shall notify the Lenders; and

(iii)                              the Borrower shall repay each Utilisation made to it on the last day of the Interest Period for that Utilisation occurring after the Facility Agent have notified the Lenders or, if earlier, the last day of any applicable grace period permitted by law.

8.3                              Change of Control

(A)                               Upon a Change of Control:

(i)                                    the Obligor shall promptly notify the Facility Agent upon becoming aware of the occurrence of that event; and

(ii)                                 if the Majority Lenders so require, the Facility Agent shall, on not less than 30 days written notice to the Company, cancel the Commitments and the Borrower shall repay each Lender’s participation in any Utilisations on the last day of the then current period under the Facility, together with accrued interest and all other amounts accrued under the Finance Documents.

(B)                               For the purpose of paragraph (A) above, “Change of Control” means any person (or persons with whom they act in concert) other than a Permitted Transferee acquiring, directly or indirectly, more than 50 per cent. of the ordinary share capital in any Ghana Obligor carrying a right to vote in general meetings of that company. For the avoidance of doubt, a Change of Control shall not occur on an IPO of any Shareholder (directly or indirectly) in the Borrower, or an IPO of any Ghana Obligor.

(C)                               For the purposes of paragraph (B) above, any persons includes more than one person acting in concert and a “Permitted Transferee” means:

(i)                                    a Shareholder;

(ii)                                 a Shareholder Affiliate; or

(iii)                              a person who is otherwise approved by the Majority Lenders (acting reasonably) provided that any Lender which does not grant its approval may, on not less than 30 days written notice to the Facility Agent and the Company, demand that its participation in the Facility be prepaid in full and that its Commitment be immediately cancelled, provided that the Company may, in accordance with paragraph (B) of clause 8.11 (Right of repayment and cancellation in relation to a single Lender), procure the replacement of that Lender or the transfer of its participation and Commitment to another Lender (with that Lender’s consent) rather than such prepayment and cancellation provided that such replacement or transfer is completed within the relevant notice period given by the relevant Lender.  If such replacement or transfer does not occur within the relevant period, that Lender’s participation in the Facility shall be immediately due and payable in full by the Borrower and its Commitment immediately cancelled.

8.4                              Ghana Petroleum Agreement Medium Sale Event

Upon a Ghana Petroleum Agreement Medium Sale Event:

(A)                               the Borrower shall promptly notify the Facility Agent upon becoming aware of the occurrence of that event; and

(B)                               if the Majority Lenders so require, the Facility Agent shall, on not less than 30 days written notice to the Company, cancel the Commitments of the Lenders, on a pro rata basis, by the Ghana Petroleum Agreement Medium Sale Event Cancellation Amount and the Borrower shall repay each Lender’s participation in any Utilisations pro rata, by the Ghana Petroleum Agreement Medium Sale Event Prepayment Amount, on the last day of the then current interest period under the Facility, together with accrued interest and all other amounts accrued under the Finance Documents.

8.5                              Ghana Petroleum Agreement Large Sale Event

Upon a Ghana Petroleum Agreement Large Sale Event:

(A)                              the Borrower shall promptly notify the Facility Agent upon becoming aware of the occurrence of that event; and

(B)                              the Facility Agent shall, on not less than 30 days written notice to the Company, cancel the Commitments of the Lenders, on a pro rata basis, and the Borrower shall repay each Lender’s participation in any Utilisations on the last day of the then current interest period under the Facility, together with accrued interest and all other amounts accrued under the Finance Documents.

8.6                              Increase in Lender Commitment

In circumstances where the Commitment of any Lender is increased (excluding any increase as a result of an assumption of Additional Commitment pursuant to clause 3.2 (Additional Commitments) or a transfer made pursuant to clause 22 (Changes to the

Lenders), any other Lender shall (provided that such Lender voted against such increase) have the unilateral right to instruct the Facility Agent to, on not less than 30 days written notice to the Company, cancel the Commitment of that other Lender and require the Borrower to repay that other Lender’s participation in any Utilisations in full, on the last day of the then current interest period under the Facility, together with accrued interest and all other amounts accrued under the Finance Documents.

8.7                              Financial Covenants

In circumstances where the Majority Lenders have given their consent to amend any provision of clause 19 (FINANCIAL COVENANTS), any other Lender shall (provided that such Lender did not give such consent) have the unilateral right to instruct the Facility Agent to, on not less than 30 days written notice to the Company, cancel the Commitment of that other Lender and require the Borrower to repay that other Lender’s participation in any Utilisations in full, on the last day of the then current interest period under the Facility, together with accrued interest and all other amounts accrued under the Finance Documents.

8.8                              Automatic Cancellation

At the close of business in London on the last Business Day of the Availability Period for the Facility, the undrawn Commitment of each Lender under the Facility at that time shall be automatically cancelled.

8.9                              Voluntary Cancellation

(A)                               The Company may, by giving not less than ten Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice to the Facility Agent, without penalty, cancel the Available Facility in whole or in part (but if in part, in a minimum amount of USD 1 million or, if less, the relevant Commitments in the Available Facility).  The relevant Commitments in respect of the Facility will be cancelled on a date specified in such notice, being a date not earlier than ten Business Days after the relevant notice is received by the Facility Agent.

(B)                               Any valid notice of cancellation will be irrevocable and will specify the date on which the cancellation shall take effect.  No part of any Commitment which has been cancelled or which is the subject of a notice of cancellation may subsequently be utilised.

(C)                               When any cancellation of Commitments under the Facility takes effect, each Lender’s Available Commitment under the Facility will be reduced by an amount which bears the same proportion to the total amount being cancelled as its Available Commitment under the Facility bears to the Available Facility (at that time).

8.10                       Voluntary Prepayment of Loans

(A)                               Subject to clause 8.1 (General), a Utilisation may be prepaid whether in whole or in part by the Borrower without penalty upon ten Business Days’ prior written notice to the Facility Agent.

(B)                               Any valid notice of prepayment will be irrevocable and, unless a contrary indication appears in this Agreement, will specify the date on which the cancellation shall take effect.  Any amount prepaid or repaid may not be redrawn if such prepayment or repayment and Utilisation occurs after the expiry of the Availability Period.

(C)                               Prepayment shall take effect:

(i)                                    on the last day of the then current Interest Period; or

(ii)                                 on any other date subject to payment by the Borrower, on demand, of Break Costs (if any), in accordance with clause 11.4 (Break Costs).

(D)                               Unless a contrary indication appears in this Agreement, when any prepayment of the whole or part of a Loan takes place, each Lender’s participation in the relevant Loan shall be reduced rateably.

8.11                       Right of repayment and cancellation in relation to a single Lender

(A)                               If:

(i)                                    the Company reasonably believes that the sum payable to any Lender by an Obligor is required to be increased under clause 13.2 (Tax gross-up);

(ii)                                 the Company receives a notice from the Facility Agent under clause 13.3 (Tax Indemnity) or clause 14.1 (Increased Costs);

(iii)                              any Lender is or becomes a Non-Funding Lender;

(iv)                             any Lender is or becomes entitled to increase its rate of interest further to clause 11.2 (Market disruption); or

(v)                                the rating of any Lender’s long-term unguaranteed, unsecured securities or debt is reduced to below Baa3 (Moody’s) or a comparable rating from an internationally recognised credit rating agency, the Company may, while (in the case of paragraph (i) and (ii) above) the circumstance giving rise to the belief or notice continues or (in the case of (iii), (iv) or (v) above) the relevant circumstance continues:

(a)                               give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations;

(b)                               in the case of a Non-Funding Lender or Illegality Lender, give the Facility Agent notice of cancellation of the Available Commitment of that Lender in relation to the Facility and reinstate all or part of such Available Commitment in accordance with paragraph (B) below; or

(c)                                replace that Lender in accordance with paragraph (B) below.

(B)                               The Company may:

(i)                                    in the circumstances set out in paragraph (A) above or pursuant to clause 8.1 (General) or clause 8.2 (Illegality) or clause 8.3(A)(ii) (Change of Control), replace an Existing Lender (as defined in clause 22 (Changes to the Lenders)), with one or more other Lenders (which need not be Existing Lenders) (each a “Replacement Lender”), which have agreed to purchase all or part of the Commitment and participations of that Existing Lender in Utilisations made to the Borrower pursuant to an assignment or transfer in accordance with the provisions of clause 22 (Changes to the Lenders); or

(ii)                                 in the circumstances set out in paragraph (A)(iv)(a) of this clause 8.11, cancel the Available Commitments of the Non-Funding Lender or Illegality Lender in respect of the Facility and procure that one or more Replacement Lenders assume Commitments under the Facility in an aggregate amount not exceeding the Available Commitment of the relevant Non-Funding Lender or Illegality Lender in relation to the Facility, in each case on condition that:

(a)                               each assignment or transfer under this paragraph (B) shall be arranged by the Company (with such reasonable assistance from the Existing Lender as the Company may reasonably request); and

(b)                               no Existing Lender shall be obliged to make any assignment or transfer pursuant to this paragraph (B) unless and until it has received payment from the Replacement Lender or Replacement Lenders in an aggregate amount equal to the outstanding principal amount of the participations in the Utilisations owing to the Existing Lender, together with accrued and unpaid interest and fees (including, without limitation, any Break Costs to the date of payment) and all other amounts payable to the Existing Lender under this Agreement.

(C)                               On receipt of a notice from the Company referred to in paragraph (A) above, the Commitment of that Lender shall immediately be reduced to zero.

(D)                               On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (A) above (or, if earlier, the date specified by the Company in that notice), the Company shall repay that Lender’s participation in the relevant Utilisation.

(E)                                Paragraphs (A) and (B) do not in any way limit the obligations of any Finance Party under clause 16.1 (Mitigation).

9.                                     INTEREST

9.1                              Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(A)                               Margin;

(B)                               LIBOR; and

(C)                               Mandatory Cost (if any).

9.2                              Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than six months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

9.3                              Default interest

(A)                               If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (B) below, is 1.0 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).  Any interest accruing under this clause shall be immediately payable by the Obligor on demand by that Facility Agent.

(B)                               If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                    the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                 the rate of interest applying to the overdue amount during that first Interest Period shall be 1.0 per cent. higher than the rate which would have applied if the overdue amount had not become due.

(C)                               Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4                              Notification of rates of interest

The Facility Agent shall promptly notify the relevant Lenders and Borrower of the determination of a rate of interest under this Agreement.

10.                              INTEREST PERIODS

10.1                       Selection of Interest Periods

(A)                               The Borrower shall select an Interest Period for a Loan in the Utilisation Request for that Loan.

(B)                               Subject to this clause, the Borrower may select an Interest Period of 1, 3 or 6 months or such other period as may be agreed between the Company and the Facility Agent.

(C)                               No Interest Period for a Loan under the Facility shall extend beyond the Termination Date.

10.2                       Non-Business Days

If an Interest Period ends on a day which is not a Business Day, that Interest Period will instead end on the next Business Day, unless the next Business Day is in another month, in which case the Interest Period will end on the preceding Business Day.

11.                              CHANGES TO THE CALCULATION OF INTEREST

11.1                       Absence of quotations

Subject to clause 11.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Banks does not supply a quotation by the Specified Time, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2                       Market disruption

(A)                               If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                    the Margin;

(ii)                                 the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)                              the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(B)                               In this Agreement “Market Disruption Event” means if, on or about noon in London on the Quotation Day for the relevant Interest Period, none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for the Interest Period, or the Facility Agent receives notifications from a Lender or Lenders (whose participations exceed 35 per cent. in aggregate of all participations) that the cost to it of obtaining matching deposits in the London interbank market would be materially in excess of LIBOR.

(C)                               The Facility Agent shall notify the Borrower immediately upon receiving notice from the Lender(s).

11.3                       Alternative basis of interest or funding

(A)                               If a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(B)                               Any alternative basis agreed pursuant to paragraph (A) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

11.4                      Break Costs

(A)                               The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by it on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(B)                               Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

(C)                               If, following a payment by the Borrower of all or part of a Loan or Unpaid Sum on a day other than the last day of an Interest Period for that Loan or Unpaid Sum, a Lender realises a profit, and no Event of Default is continuing, that Lender must pay an amount equal to that profit to the Borrower as soon as practicable.

12.                              FEES

12.1                       Commitment fee

(A)                               The Borrower shall pay to the Facility Agent for the account of each Lender a commitment fee at a rate equal to 40 per cent. per annum of the Margin.

(B)                               The accrued commitment fee is payable quarterly (on each of 31 March, 30 June, 30 September and 31 December) in arrears on any undrawn and uncancelled portion of the Commitments for the period from and including the date of this Agreement until and including the last day of the Availability Period.

(C)                               Notwithstanding paragraphs (A) and (B) above, the Borrower shall not be required to pay any such commitment fees to the Facility Agent for the account of any Lender during the period in which such Lender is a Non-Funding Lender.

12.2                       Front end fees

The Borrower shall pay to each Mandated Lead Arranger, front end fees in the amount and at the times agreed in a Fee Letter.

12.3                       Facility Agent fee

The Borrower shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.4                      Security and Intercreditor Agent fee

The Borrower shall pay to the Security and Intercreditor Agent (for its own account) a fee in the amount and at the times agreed in a Fee Letter.

PART 5
TAXES, INCREASED COSTS AND INDEMNITIES

13.                              TAX GROSS UP AND INDEMNITIES

13.1                       Definitions

(A)                              In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under clause 13.2 (Tax gross-up) or a payment under clause 13.3 (Tax Indemnity).

13.2                       Tax gross-up

(A)                              Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(B)                              The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.

(C)                              If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(D)                              If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(E)                               Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing Authority.

(F)                                If an Obligor makes any payment to a Finance Party in respect of or relating to a Tax Deduction, but such Obligor was not obliged to make such payment, the relevant Finance Party shall within five Business Days of demand refund such payment to such Obligor.

13.3                      Tax Indemnity

(A)                              Except as provided below, the Borrower shall (within five Business Days of demand by the Facility Agent) indemnify a Finance Party against any loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered by that Finance Party for or on account of Tax, by that Finance Party in respect of a Finance Document.

(B)                              Paragraph (A) above shall not apply:

(i)                                    with respect to any Tax assessed on a Finance Party under the law of the jurisdiction in which:

(a)                       that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(b)                       that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if in either such case that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party or that Finance Party’s Facility Office; or

(ii)                                 to the extent a loss, liability or cost is compensated for by an increased payment under clause 13.2 (Tax gross-up); or

(iii)                              with respect to any Tax assessed prior to the date which is 180 days prior to the date on which the relevant Finance Party requests such a payment from the Borrower, unless a determination of the amount claimed could only be made on or after the first of those dates.

(C)                              A Finance Party making, or intending to make a claim under paragraph (A) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall provide to the Company a copy of the notification by such Finance Party.

(D)                              A Finance Party shall, on receiving a payment from an Obligor under this clause, notify the Facility Agent.  The Finance Parties will undertake to use reasonable endeavours to obtain reliefs and remissions for taxes and deductions and to reimburse the Company for reliefs, remissions or credits obtained (but without any obligation to arrange its tax affairs other than as it sees fit nor to disclose any information about its tax affairs).

13.4                       Tax Credit

(A)                               If:-

(i)                                    an Obligor makes a Tax Payment, and

(ii)                                 a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment, and

(iii)                              that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party reasonably determines will leave it (after that payment) in the same after-Tax position as it would have been in but for its utilisation of the Tax Credit.

(B)                               Nothing in this clause will:

(i)                                    interfere with the rights of any Finance Party to arrange its affairs in whatever manner it thinks fit; or

(ii)                                 oblige any Finance Party to disclose any information relating to its Tax affairs or computations.

13.5                       Stamp Taxes

(A)                               The Company shall, within five Business Days of demand, pay and indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document other than in respect of an assignment or transfer by a Lender.

13.6                       Value added tax

(A)                               All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT.  If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT against delivery of an appropriate VAT invoice.

(B)                               Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that obligation shall be deemed to extend to all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither the Finance Party nor any other member of any VAT group of which it is a member is entitled to credit or repayment of the VAT.

14.                              INCREASED COSTS

14.1                       Increased costs

(A)                               Subject to clause 14.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of the introduction of or any change in (or in the interpretation, administration or application by any governmental body or regulatory Authority of) any law or regulation (whether or not having the force of law, but if not, being of a type with which that Finance Party or Affiliate is expected or required to comply), or as a result of the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III.

(B)                               In this Agreement “Increased Costs” means:

(i)                                    a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                 an additional or increased cost; or

(iii)                              a reduction of any amount due and payable under any Finance Document,

which is (a) material and (b) incurred or suffered by a Finance Party or any of its Affiliates but only to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2                       Increased cost claims

(A)                               A Finance Party intending to make a claim pursuant to clause 14.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Company.

(B)                               Each Finance Party shall provide a certificate confirming the amount of its Increased Costs.

14.3                       Exceptions

(A)                               Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                    attributable to a Tax Deduction required by law to be made by an Obligor provided that this clause is without prejudice to any rights which the affected Lender may have under clause 13.2 (Tax gross-up) to receive a grossed up payment;

(ii)                                 the subject of a claim under clause 13.3 (Tax Indemnity) (or might be or have been the subject of a claim under clause 13.3 (Tax Indemnity) but for any of the exclusions in paragraph (B) of clause 13.3 (Tax Indemnity));

(iii)                              incurred prior to the date which is 180 days prior to the date on which the Finance Party makes a claim in accordance with clause 14.2 (Increased cost claims), unless a determination of the amount incurred could only be made on or after the first of those dates;

(iv)                             any of the types of cost dealt with by Schedule 5 (Mandatory Cost Formulae);

(v)                                attributable to the wilful breach by the relevant Finance Party or any of its Affiliates of any law or regulation; or

(vi)                             attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment contained in Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(B)                               In this clause 14.3 (Exceptions), a reference to a “Tax Deduction” has the same meaning given to the term in clause 13.1 (Definitions).

15.                              OTHER INDEMNITIES

15.1                       Currency indemnity

(A)                               If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                    making or filing a claim or proof against that Obligor; or

(ii)                                 obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(B)                               Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2                       Other indemnities

Each Obligor shall, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(A)                               the occurrence of any Event of Default;

(B)                               a failure by an Obligor to pay any amount due under a Finance Document on its due date;

(C)                               funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of a Default or an act or omission on the part of an Obligor; and

(D)                               a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.3                       Indemnity to the Facility Agent

Each Obligor shall promptly on demand, indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a direct result of:

(A)                               investigating any event which it reasonably believes is a Default; and

(B)                               acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised by an Obligor.

16.                              MITIGATION BY THE LENDERS

16.1                       Mitigation

(A)                               Each Finance Party shall, in consultation with the Company, use all reasonable endeavours to mitigate or remove any circumstances which arise and which would result in any facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 8.2 (Illegality), clause 13.2 (Tax gross-up), clause 14.1 (Increased costs) or clause 11.2 (Market disruption) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(B)                               Paragraph (A) above does not in any way limit the obligations of any Obligor under the Finance Documents.

(C)                               Each Finance Party shall notify the Facility Agent as soon as it becomes aware that any circumstances of the kind described in paragraph (A) above have arisen or may arise.  The Facility Agent shall notify the Company promptly of any such notification from a Finance Party.

16.2                       Limitation of liability

(A)                               Each Obligor shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 16.1 (Mitigation).

(B)                               A Finance Party is not obliged to take any steps under clause 16.1 (Mitigation) if, in the bona fide opinion of that Finance Party (acting reasonably), to do so might in any way be prejudicial to it.

PART 6
FINANCIAL INFORMATION

17.                              INFORMATION UNDERTAKINGS

The undertakings in this clause remain in force from the date of this Agreement until the Discharge Date.

17.1                       Books of account and auditors

Each Obligor shall:

(A)                               keep proper books of account relating to its business; and

(B)                               appoint and maintain as its auditors any Approved Auditor.

17.2                       Financial statements

(A)                               The Borrower shall supply to the Facility Agent (in sufficient copies as most recently notified by the Facility Agent as being sufficient to allow one copy for each Lender):

(i)                                    as soon as they become available, but in any event within 180 days of the end of each financial year, its audited consolidated financial statements for that financial year; and

(ii)                                 within 90 days of the end of each quarter, its unaudited quarterly consolidated financial statements for that period.

(B)                               If during any financial year of the Borrower there is a material change in the nature and extent of the accounting transactions which the Borrower enters into, it shall promptly inform the Facility Agent thereof and the Borrower shall, if instructed to do so by the Facility Agent (acting on the instructions of the Majority Lenders (acting reasonably)), supply to the Facility Agent (in sufficient copies for each Lender), as soon as they become available, but in any event within 180 days of request, its audited consolidated financial statements for its last financial year.

17.3                       Year-end

The Borrower shall not change its Accounting Reference Date without the consent of the Majority Lenders.

17.4                       Form of financial statements

(A)                               The Borrower must ensure that each set of financial statements supplied under this Agreement:

(i)                                    is certified by an Authorised Signatory of the relevant Borrower as a true and correct copy; and

(ii)                                 gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition of the relevant Borrower for the period to the date on which those financial statements were drawn up.

(B)                               Unless otherwise agreed with the Facility Agent, all accounts delivered under this Agreement shall be prepared in accordance with the Approved Accounting Principles.

(C)                               The Borrower must notify the Facility Agent of any material change to the manner in which any audited financial statements delivered under this Agreement are prepared.

(D)                               If requested by the Facility Agent, the Borrower must supply to the Facility Agent:

(i)                                    a full description of any change notified under paragraph (B) above and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference period upon which such financial statements were prepared prior to such change; and

(ii)                                 sufficient information, in such detail and format as may be required by the Facility Agent (acting reasonably), to enable the Lenders to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited financial statements delivered to the Facility Agent under this Agreement prior to such change.

17.5                       Compliance Certificate

(A)                               The Borrower must supply to the Facility Agent a Compliance Certificate with each set of financial statements sent to the Facility Agent under clauses 17.2 (Financial statements), above certifying the matters specified in clause 17.4(A) above and compliance with the financial covenants in clauses 19.1 (Debt cover ratio) and 19.2 (Interest cover ratio) below.

(B)                               A Compliance Certificate supplied in accordance with (A) above must be signed by two Authorised Signatories of the Borrower.

17.6                       Information: Miscellaneous

Each Obligor shall supply to the Facility Agent, in sufficient copies for all the Lenders, if the Facility Agent so requests:

(A)                               all documents dispatched by each Obligor to its Shareholders (or any class of them) or its creditors generally, at the same time as they are dispatched;

(B)                               promptly after becoming aware of them, the details of any material litigation, arbitration or administrative proceedings which are currently threatened or pending against the Guarantor or any member of the Group; and

(C)                               promptly, such further information regarding the financial condition, assets, business and operations of the Guarantor or any member of the Group as the Facility Agent may reasonably request.

17.7                       Notification of Default

Each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

17.8                       “Know your customer” and “customer due diligence” requirements

(A)                               If:

(i)                                    the introduction of or any change in (or in the interpretation, administration or application by any government or regulatory Authority of) any law or regulation (having the force of law) made after the date of this Agreement;

(ii)                                 any change in the ownership of an Obligor after the date of this Agreement; or

(iii)                              a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Facility Agent or any Lender (or, in the case of paragraph (C) below, any prospective new Lender) to comply with “know your customer”, “customer due diligence” or similar identification procedures in circumstances where the necessary information is not already available to it (or, in the case of paragraph (C) below, cannot be provided by the transferring Lender from information already provided to it), the Company shall, as soon as reasonably practicable upon the request of the Facility Agent or the relevant Lender, supply, or procure the supply of, such reasonable documentation and other evidence as is within an Obligor’s possession and control to enable the Facility Agent or such Lender to comply with all necessary “know your customer”, “customer due diligence” or other similar checks required under the relevant laws and regulations.

(B)                               Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent, as the case may be, to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(C)                               The Borrower shall, by not less than 10 Business Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of the subsidiaries becomes an Additional Guarantor pursuant to this Agreement.

(D)                               Following the giving of any notice pursuant to paragraph (C) above, if the accession of such Additional Guarantor obliges the Facility Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such subsidiary to this Agreement as an Additional Guarantor.

17.9                       Use of websites

(A)                               Except as provided below, each Obligor may deliver any information under the Facility Agreement to the Facility Agent by posting it on to an electronic website if:

(i)                                    it maintains or has access to an electronic website for this purpose and provides the Facility Agent with the details and password to access the website and the information; and

(ii)                                 the information posted is in a format required by this Agreement or is otherwise agreed between each Obligor and the Facility Agent (whose approval shall not be unreasonably withheld or delayed).

The Facility Agent must supply each relevant Lender with the address of and password for the website.

(B)                              Notwithstanding the above, the Company must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(i)                                    any Lender who notifies the Facility Agent in writing (copied to each Obligor) that it does not wish to receive information via the website; and

(ii)                                 within ten Business Days of request, any other Lender, if that Lender so requests.

(C)                              Each Obligor must promptly upon becoming aware of its occurrence, notify the Facility Agent if:

(i)                                    the website cannot be accessed;

(ii)                                 the website or any information on the website is infected by any electronic virus or similar software;

(iii)                              the password for the website is changed; or

(iv)                             any information to be supplied under the Facility Agreement is posted on the website or amended after being posted.

If the circumstances in sub-paragraph (C)(i) or (ii) above occur, an Obligor must supply any information required under this Agreement in paper form until the circumstances giving rise to the notification are no longer continuing and the information can be provided in accordance with paragraph (A) above.

PART 7
REPRESENTATIONS, COVENANTS, EVENTS OF DEFAULT

18.                              REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this clause to each Finance Party and acknowledges that each Finance Party has entered into the Finance Documents in full reliance on those representations and warranties.

18.1                       Status

(A)                               It is a limited liability or, as the case may be, an exempted company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(B)                               It has the power to own its assets and carry on its business as it is being conducted.

18.2                       Legal validity

Each Finance Document to which it is a party constitutes, or will constitute when executed, its valid, legally binding and enforceable obligations in accordance with its terms (subject to any limitation on enforcement under law or general principles of equity or qualifications which are specifically set out in any legal opinion delivered as a Condition Precedent) and that, so far as it is aware having made all due and careful enquiries, each Finance Document is in full force and effect.

18.3                       Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not conflict with:

(A)                               any applicable law or regulation;

(B)                               its constitutional documents; or

(C)                               any agreement binding upon it,

to the extent which has, or could reasonably be expected to have, a Material Adverse Effect.

18.4                       Powers and authority

It has (or had at the relevant time) the power and authority to execute and deliver the Finance Documents to which it is a party and it has the power and authority to perform its obligations under the Finance Documents to which it is a party and the transactions contemplated thereby.

18.5                       Authorisations

All Required Approvals (except to the extent already provided as a Condition Precedent, or where required by any Authority in respect of any Security Interest granted (or to be granted) under the Security Documents) have been obtained or effected and are in full force and effect (where a failure to do so has or could reasonably be expected to have a Material Adverse Effect).

18.6                       Stamp and registration duties

Except for registration fees, if any, payable in relation to the Charge over Shares in KEH, there is no stamp or registration duty or similar Tax or charge in respect of any Finance Document, which has not been made or paid within applicable time periods (where a failure to do so has, or could reasonably be expected to have, a Material Adverse Effect).

18.7                       No Default

No Default has occurred and is outstanding.

18.8                       Financial Statements and other factual information

(A)                               The most recent audited financial statements and interim financial statements delivered to the Facility Agent in accordance with clause 17.2 (Financial statements) (which, at the Signing Date, is the unaudited opening balance sheet of the Borrower as at 30 September 2012):

(i)                                    have been prepared in accordance with the Approved Accounting Principles (if relevant); and

(ii)                                 (if audited) give a true and fair view of, or (if unaudited) fairly represent, its financial condition for the relevant period.

(B)                               All factual information provided by or under the express direction of the Borrower to the Finance Parties in connection with the Facility was believed by the Borrower at the time it was so provided to be true in all material respects.

18.9                       Proceedings pending or threatened

Except as disclosed to the Facility Agent in writing prior to the Signing Date, no litigation, arbitration or administrative proceeding is pending or threatened which could reasonably be expected to be adversely determined against it and which, if so determined, has, or could reasonably be expected to have, a Material Adverse Effect.

18.10                Breach of laws

(A)                               It has not breached any law or regulation which has, or could reasonably be expected to have, a Material Adverse Effect.

(B)                               It is in compliance with all environmental laws, a breach of which could reasonably be expected to give rise to a liability on it which has, or could reasonably be expected to have, a Material Adverse Effect and, so far as it is aware having made due and careful enquiry, there is no environmental claim outstanding against it which, if adversely determined, would give rise to a liability on it which has, or could reasonably be expected to have, a Material Adverse Effect.

18.11                Ranking of security

Subject to any limitations on enforcement under law or general principles of equity or qualifications set out in any legal opinion delivered as a Condition Precedent, each Security Document when executed confers the Security Interests it purports to confer over the assets referred to in that document and those assets are not subject to any other Security Interest that is not permitted pursuant to clause 20.6 (Negative pledge).

18.12                Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with all its other present unsecured obligations, except for obligations mandatorily preferred by law applying to companies generally.

18.13                No immunity

In any proceedings taken in any relevant jurisdiction in relation to the Finance Documents (or any of them), it shall not be entitled to claim for itself or any of its assets immunity from suit, execution or attachment or other legal process.

18.14                Ownership of Obligors

(A)                               The Company beneficially owns, indirectly, all of the issued share capital of the Guarantors and the Borrowers (other than the Company).

(B)                               The issued share capital of the Guarantors and the Borrowers is fully paid up and, to the extent beneficially owned by the Company, free of all encumbrances or other third party rights (other than pursuant to the Charge over Shares in KEH).

18.15                OFAC

Each Obligor represents that neither it nor any of its subsidiaries or, to their knowledge, any director, officer, employee, agent or representative of it or any of its subsidiaries is an individual or entity (“Person”) currently the subject of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is it or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions.

18.16                Times for making representations

(A)                               The representations set out in this clause 18 (other than the representations in clauses 18.4 (Powers and authority) and 18.5 (Authorisations)) are made by each Obligor on the date of this Agreement. The representation in clause 18.4 (Powers and authority) will be made as at the time that the power or authority is exercised only.  Each Repeating Representation is deemed to be repeated by each Obligor on the date of each Utilisation Request, each Utilisation Date and on the first day of each Interest Period.

(B)                               When a representation is repeated, it is applied to the facts and circumstances existing at the time of repetition.

19.                              FINANCIAL COVENANTS

19.1                       Debt cover ratio

The Company undertakes that on each Calculation Date the ratio of Consolidated Total Net Borrowings to EBITDAX of the Group for the Measurement Period shall be less than or equal to 3.50 : 1.00.

19.2                       Interest cover ratio

The Company undertakes that on each Calculation Date the ratio of EBITDAX of the Group to the Net Interest Payable of the Group for the Measurement Period shall be greater than or equal to 2.25 : 1.00.

19.3                       Calculation of ratios on Calculation Date

(A)                               The Company will give written notice to the Facility Agent of the anticipated occurrence of any Calculation Date together with pro forma calculations of the ratio of Consolidated Total Net Borrowings to EBITDAX of the Group and EBITDAX of the Group to the Net Interest Payable of the Group for the relevant Measurement Period.

(B)                               The pro forma calculations referred to in paragraph (A) above will:

(i)                                    incorporate all debt and interest of the Group, ignoring any debt that must be mandatorily prepaid as a result of the relevant Calculation Trigger Event (and also ignoring any related interest) and including any debt envisaged to be incurred (and including any interest that would have been payable had that debt been incurred at the beginning of the relevant Measurement Period) by the Group pursuant to the relevant Calculation Trigger Event as though that debt had been incurred at the beginning of the relevant Measurement Period; and

(ii)                                 ignore, in instances where the relevant Calculation Trigger Event is a Ghana Petroleum Agreement Small Sale Event, the Ghana Petroleum Agreement Small Sale Percentage Reduction and any amounts payable to the Group in connection with a Ghana Petroleum Agreement Small Sale Event.

(C)                               The Company may only proceed with a Calculation Trigger Event which is listed in paragraph (B)(iv) or (B)(v) of the definition of Calculation Date if the pro forma calculations referred to in paragraph (A) above show that the financial covenants in clause 19.1 (Debt cover ratio) and in clause 19.2 (Interest cover ratio) would be met for the relevant Measurement Period, or otherwise only with the consent of the Majority Lenders.

(D)                               The Company may only proceed with a Calculation Trigger Event which is listed in paragraph (B)(i), (B)(ii) or (B)(iii) of the definition of Calculation Date if the pro forma calculations referred to in paragraph (A) above show that the financial covenants in clause 19.1 (Debt cover ratio) and in clause 19.2 (Interest cover ratio) would be met for the relevant Measurement Period, or otherwise only with the consent of each Lender.

20.                              GENERAL UNDERTAKINGS

The undertakings in this clause shall remain in force from the date of this Agreement until the Discharge Date.

20.1                       Corporate existence

Each Obligor shall maintain its corporate existence.

20.2                       Authorisations

Each Obligor shall promptly obtain and comply with Required Approvals where a failure to do so would have a Material Adverse Effect.

20.3                       Compliance with laws

Each Obligor shall comply with all laws and regulations (including compliance with environmental laws, permits and licences) applicable to it where failure to do so would have a Material Adverse Effect.

20.4                       Pari passu ranking

Each Obligor shall ensure that at all times its payment obligations to the Finance Parties under the Finance Documents rank at least pari passu as to priority of payment with all its other present and future unsecured and unsubordinated Financial Indebtedness, except for claims mandatorily preferred by operation of law applying generally.

20.5                       Security

Each Obligor shall undertake all actions reasonably necessary (including the making or delivery of filings and payment of fees) to maintain the Security Interests under the Security Documents to which it is party in full force and effect (including the priority thereof).

20.6                      Negative pledge

Other than Permitted Security, a Ghana Obligor shall not create or permit to exist any Security Interest over any of its assets.

20.7                       Change of business

KEL shall procure that no substantial change is made to the general nature of the business of the Obligors or the Group taken as a whole from that carried on by the Group as at the date of this Agreement.

20.8                       Disposals

Subject to clauses 8.4 (Ghana Petroleum Agreement Medium Sale Event), 8.5 (Ghana Petroleum Agreement Large Sale Event) and 19.3 (Calculation of ratios on Calculation Date), other than Permitted Disposals, an Obligor shall not, either in a single transaction or in a series of transactions and whether related or not, dispose of all or a material part of its assets.

20.9                       Financial Indebtedness

Notwithstanding any other provision of this Agreement, in the event that the holders of HY Notes benefit from provisions relating to the restriction of Financial Indebtedness of the Group which are more onerous than those set out in this Agreement, KEL shall incorporate into this Agreement, mutatis mutandis, clauses which are equivalent to the relevant provisions of the HY Notes.

20.10                Ghana Financial Indebtedness

Other than Permitted Financial Indebtedness, a Ghana Obligor shall not incur any Financial Indebtedness.

20.11                Guarantees

Except in the case of Permitted Financial Indebtedness, no Ghana Obligor may, without the approval of the Majority Lenders (acting reasonably), enter into guarantees or indemnities in respect of obligations or liabilities of any person (excluding Ghana Obligors).

20.12                Mergers

No Obligor may enter into any amalgamation, consolidation, demerger, merger or reconstruction or winding-up without the consent of the Majority Lenders, except on a solvent basis and in circumstances where the Obligor remains the legal entity following such amalgamation, consolidation, demerger, merger or reconstruction or winding-up.

20.13                Ghana Obligor loans

(A)                               Except as provided in paragraph (B) below, no Ghana Obligor may be a creditor in respect of any Financial Indebtedness.

(B)                               Paragraph (A) does not apply to:

(i)                                    any loans made pursuant to a loan agreement between any Ghana Obligors;

(ii)                                 any credit provided under a Project Agreement, the EO Participation Agreement or in relation to the FPSO located in the Jubilee Field (each term as defined in the RBL Facility Agreement);

(iii)                              any trade credit in the ordinary course of day to day business;

(iv)                             loans or other credit not exceeding USD 100 million in aggregate at any one time;

(v)                                any loans permitted under the RBL Facility Agreement; or

(vi)                             any other credit approved by the Majority Lenders (acting reasonably).

20.14                Non-Ghana Obligor loans

(A)                               Except as provided in paragraph (B) below, no Non-Ghana Obligor may be a creditor in respect of any Financial Indebtedness.

(B)                               Paragraph 20.14(A) does not apply to:

(i)                                    any loans made in the ordinary course of day to day business;

(ii)                                 any loans made to a member of the Group;

(iii)                              loans or other credit not exceeding USD 50 million in aggregate at any one time; or

(iv)                             any other loans or credit approved by the Majority Lenders (acting reasonably).

20.15                Tax affairs

Each Obligor must promptly file all tax returns required by law within the requisite time limits except to the extent contested in good faith and subject to adequate reserve or provision.

20.16                Permitted Acquisitions

No Ghana Obligor may, without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders (acting reasonably)), make any acquisition of, or investment in, any assets, rights or property (but excluding for the avoidance of doubt any payment of Financing Costs or Project Costs (in each case as defined in the RBL Facility Agreement)) which is not a Permitted Acquisition.

20.17                Distributions

(A)                               Subject to paragraph (C) below, each Obligor may make, declare or pay a Shareholder Distribution, subject to there being no Default or Event of Default outstanding and provided that no Default or Event of Default would occur by making such Shareholder Distribution.

(B)                               For the avoidance of doubt, nothing in paragraph (A) above shall restrict an Obligor from making a Shareholder Distribution at any time (including at a time when a Default or an Event of Default is continuing) to the extent that the payment of such Shareholder Distribution is mandatory under the rules of any Stock Exchange.

(C)                               In the event that KEL issues HY Notes and agrees, under the terms of the HY Notes and any related documentation, to restrictions on the ability to make Shareholder Distributions which are different to those set out in this clause 20.17, KEL shall agree to be bound by the same restrictions set out therein as if those provisions were set out, mutatis mutandis, in full in this Agreement.

20.18                HY Note maturity date

KEL shall ensure that the maturity date of any HY Note issued will be after the Termination Date.

20.19                OFAC

Each Obligor represents and covenants that neither it nor any of its subsidiaries will, directly or, to such Obligor’s knowledge, indirectly, use the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Furthermore, each Obligor represents and covenants that it and each of its subsidiaries is in compliance with Council Regulation (EU) No 961/2010 of 25 October 2010 on restrictive measures against Iran and repealing Regulation (EC) No 423/2007.

20.20                Insurance

The Company and each Ghana Obligor shall maintain insurances, with reputable independent insurance companies or underwriters, on and in relation to their respective business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

20.21                Information undertakings

In the event that the RBL Facility Agreement is repaid and either not replaced or replaced by a facility with obligations relating to the supply of information which are substantially less onerous than those set out in the RBL Facility Agreement, KEL shall incorporate into this Agreement for information purposes only, mutatis mutandis, clauses which are equivalent to the following clauses of the RBL Facility Agreement (as such clauses existed as at the first date of this Agreement): 24.6 (Project Information), 24.8 (Sources and Uses), 24.9 (Approved Development), and 24.10 (Compliance with Remedial Plan).

20.22                Constitutional documents

Each Obligor shall notify the Facility Agent of any amendment to any of its constitutional documents in a manner that has, or could reasonably be expected to have, a Material Adverse Effect.

20.23               RBL Facility Agreement

KEL shall procure that no amendment or waiver of any term of the RBL Facility Agreement (or the “Finance Documents”, as defined therein) may be made if the amendment or waiver is:

(A)                               an amendment or waiver constituting an increase in the Margin (as defined in the KEFI Intercreditor Agreement), or the inclusion of an additional margin, relating to the Senior Liabilities (as defined in the KEFI Intercreditor Agreement) (as applicable) other than such an increase or addition which is contemplated by the original form of the Senior Finance Documents (as defined in the KEFI Intercreditor Agreement);

(B)                               an amendment or waiver constituting an increase in, or addition of, any fees or commission other than such an increase or addition which is contemplated by the original form of the Senior Finance Documents or which is as a result of a refinancing of the Senior Liabilities; or

(C)                               any amendment or waiver of the equity cure provisions in Clause 29.2 (Breach of financial covenant) of the RBL Facility Agreement in relation to breaches of the “LLCR”, “FLCR”, “ICR” or “DCR” financial covenants (each as defined in the RBL Facility Agreement).

20.24                Additional Commitments

KEL shall use its reasonable endeavours to procure that, no later than 3 months after the date of this Agreement, the Total Commitments are increased by US$40,000,000 pursuant to clause 3.2 (Additional Commitments).

21.                              EVENTS OF DEFAULT

Each of the events or circumstances set out in this clause is an Event of Default (save for clause 21.15 (Acceleration), unless otherwise stated.

21.1                       Non-payment

An Obligor does not pay any amount payable by it to any Finance Party (or to the Facility Agent for its own account) under the Finance Documents in the manner and on the date required under the Finance Documents within five Business Days of its due date.

21.2                       Breach of financial covenant

The Company does not comply with the provisions of the Financial Covenants, provided that where the debt cover ratio or interest cover ratio has been breached, the Borrower shall have 45 days within which to remedy any breach of the relevant financial covenant by means of a prepayment and/or a cancellation of the Facility where any prepayment is funded by the provision of Additional Debt subordinated on terms acceptable to the Majority Lenders (acting reasonably), or by the contribution of equity to the capital of the Borrower or by taking such other remedial action as may be approved by the Majority Lenders provided always that the Borrower shall be entitled to remedy any such breach not more than twice in total and not more than once in any 12 month period.

21.3                       Breach of other obligations

An Obligor does not comply with any other provision of the Finance Documents to which it is either a party or in respect of which it agrees to be bound pursuant to clauses 27.3 (Authority of Facility Agent, the Company and the Security and Intercreditor Agent) and 27.4 (Accession to the KEFI Intercreditor Agreement) and becomes bound pursuant to clauses 2.5 (Agreement binding on Junior Obligors) and 2.6 (Agreement binding on Senior Obligors) of the KEFI Intercreditor Agreement and clause 2.5 (Agreement binding on Obligors) of the KEL Intercreditor Agreement (other than in respect of non-payment or breach of a Financial Covenant), unless the non-compliance is:

(A)                               capable of remedy; and

(B)                               remedied within 30 days of the earlier of the Facility Agent giving notice or the Obligor becoming aware of the non-compliance.

21.4                       Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made (or, in the case of a representation or statement that contains a materiality concept, is or proves to have been incorrect or misleading in any respect when made or deemed to be made), unless the misrepresentation is:

(A)                               capable of remedy; and

(B)                               remedied within 30 days of the earlier of the Facility Agent giving notice or the relevant Obligor becoming aware of the misrepresentation.

21.5                       Cross-default

(A)                               Any Financial Indebtedness of any Obligor is not paid when due nor within any applicable grace period.

(B)                               Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described) and such amount is not paid when due.

(C)                               Notwithstanding paragraphs (A) and (B) above, no Event of Default will occur under this clause if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness is less than USD 100 million (or its equivalent in any other currency or currencies) or if the relevant event or default has been waived, or if such event or default is caused by a Disruption Event, provided that, in the case of a Disruption Event the requisite payment is made within five Business Days.

21.6                       Insolvency

Any of the following occurs in respect of an Obligor:

(A)                               it is, or is deemed for the purposes of any law to be, unable to, or admits its inability to, pay its debts as they fall due or is or becomes insolvent or a moratorium is declared in relation to its indebtedness generally; or

(B)                               it stops or suspends or threatens to suspend, or announces an intention to stop or suspend making payment of all or any class of its debts as they fall due in default of the obligation to make the relevant payment.

21.7                       Insolvency proceedings

(A)                               Except as provided in paragraph (B) below, any of the following occurs in respect of an Obligor:

(i)                                    a written resolution is passed or a resolution is passed at a meeting of its shareholders, directors or other officers to petition for or to file documents with a court or any registrar for its winding-up, administration or dissolution;

(ii)                                 any person presents a petition, or files documents with a court or any registrar for its winding-up, administration or dissolution;

(iii)                              an order for its winding-up, administration or dissolution is made;

(iv)                             any liquidator, provisional liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any material part of its assets;

(v)                                a moratorium is declared in relation to the indebtedness of an Obligor;

(vi)                             its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, provisional liquidator, receiver, administrative receiver, administrator or similar officer;

(vii)                          any composition, compromise, assignment or arrangement is made with any of its creditors; or

(viii)                       any other analogous step or procedure is taken in any jurisdiction.

(B)                               Paragraph (A) does not apply to:

(i)                                    any step or procedure which is part of a re-organisation of an Obligor on a solvent basis with the consent of the Majority Lenders (acting reasonably); or

(ii)                                 an IPO Reorganisation; or

(iii)                              in the case of sub-paragraph (ii) or (iv) (or any step or procedure under sub-paragraph (vi) that is analogous to sub-paragraph (ii) or (iv)), if the relevant step, petition or filing is made by a person other than an Obligor, shareholder or their respective officers or directors and the relevant Obligor is taking steps in good faith and with due diligence for such proceedings or action to be stayed, discontinued, revoked or set aside and the same is stayed, discontinued, revoked or set aside within a period of 60 days; or

(iv)                             any Enforcement Action that applies to assets having an aggregate value of less than USD 100 million.

21.8                      Creditors’ process

Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of an Obligor, having an aggregate value of at least USD 15 million, and is not discharged within 45 days.

21.9                       Unlawfulness and Invalidity of the Finance Documents

If all or any part of a Finance Document is not, or ceases to be, a legal, valid, binding and enforceable obligation of an Obligor, and

(A)                               the Company fails, within 30 days of becoming aware of the matter, to procure the execution of a substitute agreement or agreements on substantially the same terms and with a commercially qualified party or parties acceptable to the Majority Lenders (acting reasonably); or

(B)                               the matter is not otherwise remedied within 30 days of an Obligor becoming aware of the matter.

21.10                Cessation of Business

An Obligor ceases, or threatens to cease, all or a substantial part of its business (as carried on the date of this Agreement).

21.11                Expropriation

The Government (or any other official central or local government body with due authority) states officially that it will take any step with a view to the seizure, expropriation, nationalisation, requisition or compulsory acquisition all or a material part of the assets of the Ghana Obligors or all or a material part of the rights of the Ghana Obligors in relation thereto and such act has, or could reasonably be expected to have, a Material Adverse Effect.

21.12                Repudiation of Finance Documents

Any Finance Document is repudiated or rescinded by an Obligor.

21.13                Material Litigation

Any material litigation, arbitration or administrative proceedings are commenced, threatened or pending against an Obligor which could reasonably be expected to be adversely determined against it and which, if so determined, has, or would have, a Material Adverse Effect.

21.14                Material Adverse Effect

Any event which, in the opinion of the Majority Lenders (acting reasonably), has a Material Adverse Effect but only following consultation between the Facility Agent and the Company over a period of not less than 30 days with a view to agreeing steps of mitigation (each Party acting reasonably with a view to appropriate remedial action being taken).

21.15                Acceleration

Subject to the terms of the Intercreditor Agreements, on and at any time after the occurrence of an Event of Default which is continuing, the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(A)                               cancel the Total Commitments whereupon they shall immediately be cancelled;

(B)                               declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(C)                               declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(D)                               exercise or direct the Security and Intercreditor Agent to exercise any or all of its rights, remedies, powers or discretions under any of the Finance Documents.

21.16                Notification of Event of Default

The Facility Agent shall notify the Security and Intercreditor Agent of the occurrence of any Event of Default.

PART 8
CHANGES TO LENDERS AND OBLIGORS AND ROLES

22.                              CHANGES TO THE LENDERS

22.1                       Assignments and transfers and changes in Facility Office by the Lenders

Subject to this clause, a Lender (the “Existing Lender”) may:

(A)                               (i)                                    assign any of its rights; or

(ii)                                 transfer by novation any of its rights and obligations,

to an Affiliate, another Lender, an Affiliate of another Lender or a Qualifying Bank, another bank or financial institution or to a trust or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets or such other institution as the Borrower may agree in writing (the “New Lender”), or

(B)                               change its Facility Office.

22.2                       Conditions of assignment and transfer or change in Facility Office

(A)                               The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is (i) to, or in favour of, another Lender, an Affiliate of a Lender or a Qualifying Bank, or (ii) made at a time when an Event of Default is continuing.

(B)                               The consent of the Company is required for a change in Facility Office to a different jurisdiction.  In the case of a change of Facility Office for which the Company’s consent is not required, the Lender must notify the Company of the new Facility Office promptly on the change taking effect.

(C)                               The consent of the Company to an assignment or transfer or change in Facility Office must not be unreasonably withheld or delayed (and will be deemed to have been given five Business Days after the relevant Lender has requested it unless consent is expressly refused by the Company within that time).

(D)                               An assignment will only be effective on:

(i)                                    receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)                                 the New Lender entering into the documentation required for it to accede as a party to the relevant Finance Documents (including, but not limited to, the Intercreditor Agreements).

(E)                                A transfer will only be effective if the procedure set out in clause 22.5 (Procedure for transfer) is complied with.

(F)                                 If:

(i)                                    a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                 as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 13 (TAX GROSS UP AND INDEMNITIES) or clause 14 (INCREASED COSTS), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(G)                               Each New Lender, by executing the relevant Transfer Certificate confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with the Finance Documents on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement.

(H)                              Any assignment or transfer of part of the Existing Lender’s rights and/or obligations must be a minimum of USD 5 million (or, if less, the entire Commitment of the Existing Lender) and must not result in the Existing Lender retaining less than USD 5 million, unless the assignment or transfer is made at a time when an Event of Default is continuing.

22.3                       Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of USD 2,500.

22.4                       Limitation of responsibility of Existing Lenders

(A)                               Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                   the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                the financial condition of any Obligor;

(iii)                             the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                            the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(B)                               Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                    has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Facility and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                 will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(C)                               Nothing in any Finance Document obliges an Existing Lender to:

(i)                                    accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause; or

(ii)                                 support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

22.5                       Procedure for transfer

(A)                               Subject to the conditions set out in clause 22.2 (Conditions of assignment and transfer or change in Facility Office) a transfer is effected in accordance with paragraph (B) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate on behalf of the other Finance Parties and the Obligors as well as itself, and notify the Company of the date of the transfer and name of the New Lender.  Each Finance Party and each Obligor irrevocably authorises the Facility Agent to sign such a Transfer Certificate on its behalf.

(B)                               On the Transfer Date:

(i)                                    to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                 each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                              the Facility Agent, each Mandated Lead Arranger, the New Lender and the other Finance Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent such Finance Parties and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                             the New Lender shall become a Party as a “Lender”.

22.6                       Copy of Transfer Certificate or Lender Accession Notice to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or Lender Accession Notice, send to the Company a copy of that Transfer Certificate or Lender Accession Notice.

22.7                       Disclosure of information

Any Lender, its officers and agents may disclose to any of its Affiliates (including its head office, representative and branch offices in any jurisdiction) (each a “Permitted Party”) and:

(A)                               to any person (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement (or any adviser on a need to know basis advising such person on any of the foregoing);

(B)                               to a professional adviser or a service provider of the Permitted Parties on a need to know basis advising such person on the rights and obligations under the Finance Documents or to an auditor of any Permitted Party on a need to know basis;

(C)                               with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor (or any adviser of any of the foregoing on a need to know basis advising such person on the rights and obligations under the Finance Documents);

(D)                               to any rating agency (provided only general terms are disclosed in relation to the rating of a portfolio of assets), insurer or insurance broker, a direct or indirect provider of credit protection in respect of the Lender’s participation in the Facility only on a need to know basis;

(E)                                to any court or tribunal or regulatory, supervisory, governmental or quasi-governmental authority with jurisdiction over the Permitted Parties who requires disclosure of that information (where the Permitted Party has a legal obligation to provide that information or, if not, is customarily obligated or required to comply with such requirement);

(F)                                 to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; or

(G)                               to any person who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (A) or (C) above, any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (A) to (C) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking (unless such person is already subject to professional confidentiality requirements which are no less stringent than those which are set out in a Confidentiality Undertaking) and provided that it shall itself ensure that all such information is kept confidential and is protected with security measures and a degree of care that would apply to its own confidential information.

22.8                       Security over Lenders’ rights

In addition to the other rights provided to Lenders under this clause 22, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create any Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(A)                               any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(B)                               in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

(i)                                    release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)                                 require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

23.                              CHANGES TO THE OBLIGORS

23.1                       Assignments and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

23.2                       Additional Borrowers

(A)                               Subject to compliance with the provisions of paragraphs (C) and (D) of clause 17.8 (“Know your customer” and “customer due diligence” requirements), the Company may request that any of its subsidiaries becomes an Additional Borrower.  That subsidiary shall become an Additional Borrower if:

(i)                                    the Majority Lenders (or, if that Additional Borrower is incorporated in a jurisdiction in which no other Borrower is incorporated, all the Lenders) approve the addition of that subsidiary;

(ii)                                 the Additional Borrower is, or simultaneously becomes, a Guarantor;

(iii)                              the Company delivers to the Facility Agent a duly completed and executed Accession Letter;

(iv)                             the Company confirms that no Default is continuing or would occur as a result of that subsidiary becoming an Additional Borrower; and

(v)                                the Facility Agent has received all of the documents and other evidence listed in Part II of  Schedule 3 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent.

(B)                               The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied (acting reasonably) that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of  Schedule 3 (Conditions Precedent).

(C)                               In the event that an Additional Borrower becomes a party to this Agreement:

(i)                                    the Company, on behalf of all Obligors; and

(ii)                                 the Facility Agent on behalf of all Finance Parties,

are hereby authorised to effect all amendments required to be made to the Finance Documents to which they are party to reflect the fact that there may be multiple borrowers of the Facility.

23.3                       Resignation of a Borrower

(A)                               The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.

(B)                               The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                    no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)                                 the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

23.4                       Additional Guarantor

(A)                               Subject to compliance with the provisions of paragraphs (C) and (D) of clause 17.8 (“Know your customer” and “customer due diligence” requirements), the Borrower may request that any of its subsidiaries becomes an Additional Guarantor and will procure that any HY Note Guarantor becomes an Additional Guarantor in accordance with, and as required under, clause 23.5.  That subsidiary shall become an Additional Guarantor if:

(i)                                    the Company delivers to the Facility Agent an Accession Letter duly completed and executed by that Additional Guarantor and the Company; and

(ii)                                 the Facility Agent have received all of the documents and other evidence listed in Part II of Schedule 3 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

(B)                               The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied (acting reasonably) that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 3 (Conditions Precedent).

23.5                       HY Note Guarantor

(A)                               In the event that any member of the Group which is not already a Guarantor becomes a HY Note Guarantor, then, subject to paragraph (B) below, the Company shall procure that such Group member becomes an Additional Guarantor pursuant to the procedures set out in clause 23.4 (Additional Guarantor) within 30 days of such Group member becoming a HY Note Guarantor.

(B)                               The Company shall only be required to procure that a Group member becomes an Additional Guarantor as provided for in paragraph (A) above:

(i)                                    to the extent that such accession is legally possible;

(ii)                                 provided that no director or officer of the relevant Group member shall be personally liable to any person as a consequence of the provision of the guarantee; and

(iii)                              subject to any restrictions or limitations in any contracts to which the Group member is subject as at the date on which the obligation under paragraph (A) above arises (and which were not agreed to or imposed in contemplation of the guarantee being given).

23.6                       Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

23.7                       Resignation of a Guarantor on disposal

(A)                               Where the Company intends to sell, transfer or dispose of its interest (whether direct or indirect) in a Guarantor to a third party, the Company may request that such Guarantor be released as a Guarantor by delivering to the Facility Agent a Resignation Letter.

(B)                               The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance, subject only to the completion of the sale, transfer or disposal of the interest in that Guarantor, provided that:

(i)                                    there is no Default outstanding at the relevant time (unless such Default would itself be cured by the release of the Guarantor and its disposal);

(ii)                                 no Default would result from the acceptance of such Resignation Letter; and

(iii)                              no payment is due from the Guarantor under the Deed of Guarantee.

(C)                               The resignation of that Guarantor shall not be effective until the date of the relevant disposal, at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under this Agreement as a Guarantor.

24.                              ROLE OF THE FACILITY AGENT AND THE ARRANGER

24.1                       Appointment of the Facility Agent

(A)                               Each Finance Party (other than the Facility Agent) appoints the Facility Agent to act in that capacity under and in connection with the Finance Documents.

(B)                               Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2                       Duties of the Facility Agent

(A)                               The Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(B)                               Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(C)                               If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(D)                               If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to an Agent or a Mandated Lead Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(E)                                The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

24.3                       Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, no Mandated Lead Arranger has obligations of any kind to any other Party under or in connection with any Finance Document.

24.4                      No fiduciary duties

(A)                               Except as specifically provided in the Finance Documents, nothing in this Agreement constitutes the Facility Agent or a Mandated Lead Arranger as a trustee or fiduciary of any other person.

(B)                               Neither the Facility Agent nor any Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.5                       Business with the Group

The Facility Agent and each Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

24.6                       Rights and discretions of the Facility Agent

(A)                               The Facility Agent may rely on:

(i)                                    any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                 any statement made by a director, Authorised Signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(B)                               The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                    no Default has occurred (unless it has actual knowledge of a Default arising under clause 21.1 (Non-payment));

(ii)                                 any right, power, authority or discretion vested in any Party or the Lenders (or any consistent majority of Lenders) has not been exercised; and

(iii)                              any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(C)                               The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(D)                              The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(E)                               The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(F)                                 Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor any Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

24.7                       Lenders’ instructions

(A)                               Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Lenders in accordance with this Agreement and the Intercreditor Agreements (or, if so instructed, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such instructions.

(B)                               The Facility Agent may refrain from acting in accordance with instructions given to it by the Lenders in accordance with this Agreement and the Intercreditor Agreements until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(C)                               In the absence of instructions in accordance with this Agreement and the Intercreditor Agreements the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(D)                               The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

24.8                       Responsibility for documentation

Neither the Facility Agent nor any Mandated Lead Arranger:

(A)                               is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, a Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Finance Document; or

(B)                               is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

24.9                      Exclusion of liability

(A)                               Without limiting paragraph (B) below (and without prejudice to the provisions of paragraph (E) of clause 28.9 (Disruption to Payment Systems etc.), the Facility Agent shall not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(B)                               No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against it or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this clause.

(C)                               The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

24.10                Lenders’ indemnity to the Facility Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by it (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 28.9 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

24.11                Resignation of the Facility Agent

(A)                              The Facility Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company.

(B)                              Alternatively, the Facility Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

(C)                               If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (B) above within 30 days after notice of resignation was given, the Facility Agent may (with the prior written consent of the Company) appoint a successor Facility Agent (acting through an office in the United Kingdom).

(D)                               The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.  This obligation shall not apply in the event the Facility Agent is required to resign pursuant to paragraph (G) below.

(E)                                The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(F)                                 Upon the appointment of a successor, a retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 24.11.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(G)                               After consultation with the Company, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (B) above.

24.12                Replacement of Administrative Parties

(A)                               If:

(i)                                    in relation to the Facility Agent (or its holding company), clause 21.6 (Insolvency) or clause 21.7 (Insolvency proceedings) (disregarding paragraph (B) of that clause) applies or has occurred; or

(ii)                                 if the Facility Agent or any of its Affiliates repudiates its obligations under the Facility or (in its capacity as Lender) becomes a Non-Funding Lender,

the Company shall be entitled to request that Majority Lenders appoint within 10 Business Days either a co-Facility Agent or a replacement Facility Agent from one of their number or (subject to reasonable consultation with the Company), from outside the Lender group.

(B)                              The Facility Agent to which either of the circumstances described in (A)(i) or (A)(ii) above applies (an “Affected Facility Agent”) shall cease to be entitled to fees in respect of its role upon becoming an Affected Facility Agent.

(C)                              The Affected Facility Agent shall provide all assistance and documentation reasonably required to the Company and the other Lenders to enable the uninterrupted administration of the Facility.  This shall include the provision to the Company on request and in any event, within five Business Days, of an up to date list of participants in the Facility including names and contact details.

24.13                Confidentiality

(A)                               In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division performing the role which shall be treated as a separate entity from any other of its divisions or departments.

(B)                               If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

24.14                Facility Agent relationship with the Lenders

(A)                               The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(B)                               Each Lender shall supply the Facility Agent with any information required by that Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 5 (Mandatory Cost Formulae).

24.15                Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and each Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(A)                               the financial condition, status and nature of the Guarantor and each member of the Group;

(B)                               the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(C)                               whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(D)                               the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

24.16                Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

24.17                Deductions from amounts payable by Agents

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents, that Party shall be regarded as having received any amounts so deducted.

25.                              THE SECURITY AND INTERCREDITOR AGENT

25.1                       Trust

(A)                               The Security and Intercreditor Agent declares that it shall hold the Secured Property on trust for the Secured Parties on the terms contained in this Agreement.

(B)                               Each of the Secured Parties to this Agreement agree that the Security and Intercreditor Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents to which the Security and Intercreditor Agent is expressed to be a party (and no others shall be implied).

25.2                       No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security and Intercreditor Agent.

25.3                       KEL Intercreditor Agreement

At any time, if the KEL Intercreditor Agreement is in force and effect, this clause 25, clause 26 (CHANGE OF SECURITY AND INTERCREDITOR AGENT AND DELEGATION) and clause 31 (INDEMNITIES) shall be ignored, shall have no force or effect and the Parties to this Agreement shall observe their respective rights and obligations under this Agreement as if this clause 25, clause 26 (CHANGE OF SECURITY AND INTERCREDITOR AGENT AND DELEGATION) and clause 31 (INDEMNITIES) were removed in their entirety.

25.4                       Instructions to Security and Intercreditor Agent and exercise of discretion

(A)                               Subject to paragraphs (D) and (E) below, the Security and Intercreditor Agent shall act in accordance with any instructions given to it by the Majority Lenders or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Security and Intercreditor Agent and shall be entitled to assume that (i) any instructions received by it from the Facility Agent or a group of Lenders are duly given in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(B)                               The Security and Intercreditor Agent shall be entitled to request instructions, or clarification of any direction, from the Majority Lenders as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security and Intercreditor Agent may refrain from acting unless and until those instructions or clarification are received by it.

(C)                               Any instructions given to the Security and Intercreditor Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties.

(D)                               Paragraph (A) above shall not apply:

(i)                                    where a contrary indication appears in this Agreement;

(ii)                                 where this Agreement requires the Security and Intercreditor Agent to act in a specified manner or to take a specified action;

(iii)                              in respect of any provision which protects the Security and Intercreditor Agent’s own position in its personal capacity as opposed to its role of Security and Intercreditor Agent for the Secured Parties.

(E)                                In exercising any discretion to exercise a right, power or authority under this Agreement where either:

(i)                                    it has not received any instructions from the Majority Lenders as to the exercise of that discretion; or

(ii)                                 the exercise of that discretion is subject to paragraph (D)(iii) above,

the Security and Intercreditor Agent shall do so having regard to the interests of all the Secured Parties.

25.5                       Security and Intercreditor Agent’s Actions

Without prejudice to the provisions of clause 25.4 (Instructions to Security and Intercreditor Agent and exercise of discretion), the Security and Intercreditor Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

25.6                       Security and Intercreditor Agent’s discretions

The Security and Intercreditor Agent may:

(A)                               assume (unless it has received actual notice to the contrary from the Facility Agent) that (i) no Default has occurred and no Obligor is in breach of or in default of its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(B)                               engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security and Intercreditor Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(C)                               rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party, any Lender or an Obligor, upon a certificate signed by or on behalf of that person; and

(D)                               refrain from acting in accordance with the instructions of any Secured Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or Security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

25.7                       Security and Intercreditor Agent’s obligations

The Security and Intercreditor Agent shall promptly:

(A)                               copy to the Facility Agent the contents of any notice or document received by it from any Obligor under any Finance Document;

(B)                               forward to a Secured Party the original or a copy of any document which is delivered to the Security and Intercreditor Agent for that Secured Party by any other Party provided that, except where a Finance Document expressly provides otherwise, the Security and Intercreditor Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party;

(C)                               to the extent that a Secured Party (other than the Security and Intercreditor Agent) is required to calculate a Dollar Currency Amount, and upon a request by that Secured Party, notify that Secured Party of the Security and Intercreditor Agent’s Spot Rate of Exchange.

25.8                       Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security and Intercreditor Agent shall not:

(A)                               be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(B)                               be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(C)                               be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty; or

(D)                               have or be deemed to have any relationship of trust or agency with, any Obligor.

25.9                       Exclusion of liability

None of the Security and Intercreditor Agent, any Receiver nor any Delegate shall accept responsibility or be liable for:

(A)                               the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security and Intercreditor Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(B)                               the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Secured Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Secured Property;

(C)                               any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Secured Property or otherwise, whether in accordance with an instruction from the Facility Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(D)                               the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Secured Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Secured Property; or

(E)                                any shortfall which arises on the enforcement or realisation of the Secured Property.

25.10                No proceedings

No Party (other than the Security and Intercreditor Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security and Intercreditor Agent, a Receiver or a Delegate in respect of any claim it might have against the Security and Intercreditor Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Secured Property and any officer, employee or agent of the Security and Intercreditor Agent, a Receiver or a Delegate may rely on this clause subject to the provisions of the Third Parties Rights Act.

25.11                Own responsibility

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security and Intercreditor Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(A)                               the financial condition, status and nature of each Obligor;

(B)                               the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Secured Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Secured Property;

(C)                               whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Secured Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Secured Property;

(D)                               the adequacy, accuracy and/or completeness of any information provided by the Security and Intercreditor Agent or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(E)                                the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security and Intercreditor Agent that it has not relied on and will not at any time rely on the Security and Intercreditor Agent in respect of any of these matters.

25.12                No responsibility to perfect Transaction Security

The Security and Intercreditor Agent shall not be liable for any failure to:

(A)                               require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(B)                               obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(C)                               register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(D)                               take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(E)                                require any further assurances in relation to any of the Security Documents.

25.13                Insurance by Security and Intercreditor Agent

(A)                               The Security and Intercreditor Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents.  The Security and Intercreditor Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(B)                               Where the Security and Intercreditor Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Facility Agent shall have requested it to do so in writing and the Security and Intercreditor Agent shall have failed to do so within fourteen days after receipt of that request.

25.14                Custodians and nominees

The Security and Intercreditor Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security and Intercreditor Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security and Intercreditor Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

25.15                Acceptance of title

The Security and Intercreditor Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors or Group Companies may have to any of the Charged Property and shall not be liable for or bound to require any Obligor or Group Company to remedy any defect in its right or title.

25.16                Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security and Intercreditor Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security and Intercreditor Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

25.17                Business with the Obligors

The Security and Intercreditor Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

25.18                Winding up of trust

If the Security and Intercreditor Agent, with the approval of the Facility Agent, determines that (a) all of the Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents:

(A)                               the trusts set out in this Agreement shall be wound up and the Security and Intercreditor Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security and Intercreditor Agent under each of the Security Documents; and

(B)                               any Retiring Security and Intercreditor Agent shall release, without recourse or warranty, all of its rights under each of the Security Documents.

25.19                Perpetuity period

The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of 125 years from the date of this Agreement.

25.20                Powers supplemental

The rights, powers and discretions conferred upon the Security and Intercreditor Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security and Intercreditor Agent by general law or otherwise.

25.21                Trustee division separate

(A)                               In acting as trustee for the Secured Parties, the Security and Intercreditor Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(B)                               If information is received by another division or department of the Security and Intercreditor Agent, it may be treated as confidential to that division or department and the Security and Intercreditor Agent shall not be deemed to have notice of it.

25.22                Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security and Intercreditor Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

25.23                Obligors:  Power of Attorney

Each Obligor by way of security for its obligations under this Agreement irrevocably appoints the Security and Intercreditor Agent to be its attorney to do anything which that Obligor has authorised the Security and Intercreditor Agent or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do (and the Security and Intercreditor Agent may delegate that power on such terms as it sees fit).

26.                              CHANGE OF SECURITY AND INTERCREDITOR AGENT AND DELEGATION

26.1                       Resignation of the Security and Intercreditor Agent

(A)                               The Security and Intercreditor Agent may resign and appoint one of its affiliates as successor by giving notice to the Company and the Lenders.

(B)                               Alternatively the Security and Intercreditor Agent may resign by giving notice to the other Lenders in which case the Majority Lenders may appoint a successor Security and Intercreditor Agent.

(C)                               If the Majority Lenders have not appointed a successor Security and Intercreditor Agent in accordance with paragraph (B) above within 30 days after the notice of resignation was given, the Security and Intercreditor Agent (after consultation with the Facility Agent) may appoint a successor Security and Intercreditor Agent.

(D)                               The retiring Security and Intercreditor Agent (the “Retiring Security and Intercreditor Agent”) shall, at its own cost, make available to the successor Security and Intercreditor Agent such documents and records and provide such assistance as the successor Security and Intercreditor Agent may reasonably request for the purposes of performing its functions as Security and Intercreditor Agent under the Finance Documents.

(E)                                The Security and Intercreditor Agent’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Secured Property to that successor.

(F)                                 Upon the appointment of a successor, the Retiring Security and Intercreditor Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph 25.18(B) (Winding up of trust) and under paragraph (D) above) but shall, in respect of any act or omission by it whilst it was the Security and Intercreditor Agent, remain entitled to the benefit of clauses 25 (THE SECURITY AND INTERCREDITOR AGENT), clause 31.1 (Obligors’ indemnity) and clause 31.3 (Lenders’ indemnity).  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(G)                               The Majority Lenders may, by notice to the Security and Intercreditor Agent, require it to resign in accordance with paragraph (B) above.  In this event, the Security and Intercreditor Agent shall resign in accordance with paragraph (B) above but the cost referred to in paragraph (D) above shall be for the account of KEL.

26.2                       Delegation

(A)                               Each of the Security and Intercreditor Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(B)                               That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security and Intercreditor Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.

26.3                       Additional Security and Intercreditor Agents

(A)                               The Security and Intercreditor Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security and Intercreditor Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security and Intercreditor Agent shall give prior notice to the Company and the Facility Agent of that appointment.

(B)                               Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security and Intercreditor Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(C)                               The remuneration that the Security and Intercreditor Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security and Intercreditor Agent.

27.                              INTERCREDITOR ARRANGEMENTS

27.1                       Pari passu ranking

Any issue of HY Notes by the Company shall rank pari passu in terms of both payment and security with the rights and obligations of the Company under this Agreement, the Deed of Guarantee and the Charge over Shares in KEH in accordance with the terms set out in the KEL Intercreditor Agreement.

27.2                       Execution of KEL Intercreditor Agreement

If the Company wishes to issue HY Notes, then within five Business Days (the “Notice Period”) of written request by the Company, the Facility Agent will, for and on behalf of all Finance Parties and the Company will, for and on behalf of the Obligors, enter into the KEL Intercreditor Agreement substantially in the form set out in Schedule 11 (KEL Intercreditor Agreement) together with such amendments and/or additions as any collateral agent, trustee or other representative of the HY Noteholders (whether appointed at that time or not) may reasonably require, and provided that the Majority Lenders have not determined within the Notice Period that such amendments and/or additions would materially and adversely prejudice their interests.  If the Majority Lenders do make such a determination, then the Facility Agent shall promptly notify the Company in writing of that decision setting out in reasonable detail the basis and reasons for that decision and the changes which the Majority Lenders (acting reasonably) would require for the Security and Intercreditor Agent to enter into the KEL Intercreditor Agreement.  If such changes are made, then the Security and Intercreditor Agent will then promptly enter into the KEL Intercreditor Agreement reflecting the relevant amendments and/or additions together with the changes required by the Majority Lenders. For the avoidance of doubt, the Company shall not issue any HY Notes unless on or prior to such issuance, the HY Noteholder Trustee enters into the KEL Intercreditor Agreement (as amended pursuant to this clause).

27.3                       Authority of Facility Agent, the Company and the Security and Intercreditor Agent

The Facility Agent is irrevocably authorised for and on behalf of each Finance Party and the Company is irrevocably authorised for and on behalf of each Obligor to enter into the Intercreditor Agreements (including any amendments thereto) in a form as substantially approved by the Majority Lenders (in relation to the KEL Intercreditor Agreement, when required pursuant to clause 27.2 above). The Security and Intercreditor Agent is irrevocably authorised for and on behalf of each Finance Party and the Company is irrevocably authorised for and on behalf of each Obligor to enter into the Deed of Guarantee and any deed of subordination entered into pursuant to the requirements of clause 4(B) of the Deed of Guarantee. In all cases, each Finance Party and each Obligor shall be bound by the terms of each such agreements when executed by the Facility Agent or the Security and Intercreditor Agent and the Company respectively, including any terms which impose obligations upon the Finance Parties or the Obligors, respectively.

27.4                      Accession to the KEFI Intercreditor Agreement

(A)                               Each Finance Party and each Obligor agrees that any collateral agent, trustee or other representative of the HY Noteholders may enter into and accede to the KEFI Intercreditor Agreement, the Deed of Guarantee and the Charge over Shares in KEH for and on behalf of itself and each HY Noteholder without the requirement for any consent or approvals from the Finance Parties or the Obligors (or any of them).  Such accession shall confer upon the HY Noteholders all of the rights and privileges set out in the relevant agreement.  The Company may by five Business Days written Notice (the “Amendment Notice Period”) to the Facility Agent request that such amendments and/or additions be made to the KEFI Intercreditor Agreement as any collateral agent, trustee or other representative of the HY Noteholders (whether appointed at that time or not) may reasonably require (the “HY Noteholder Trustee Amendments”). During the Amendment Notice Period, either:

(i)                                    the Security and Intercreditor Agent shall enter into any agreement effecting the HY Noteholder Trustee Amendments, on the instructions of the Majority Lenders; or

(ii)                                 the Facility Agent shall notify the Company in writing of any determination by the Majority Lenders that the HY Noteholder Trustee Amendments would materially and adversely prejudice their interests.

(B)                               If, on the instructions of the Majority Lenders, the Facility Agent is required to make the notification described in paragraph (A)(ii) above, the Facility Agent shall promptly contact the Company in writing setting out in reasonable detail the basis and reasons for that decision and the changes which the Majority Lenders (acting reasonably) would require for the Security and Intercreditor Agent to enter into the KEFI Intercreditor Agreement with the HY Noteholder Trustee Amendments incorporated.  If such changes are made, then the Security and Intercreditor Agent will be deemed to have been instructed by the Majority Lenders promptly to enter into any agreement effecting the HY Noteholder Amendments, together with the changes required by the Majority Lenders.

(C)                               For the avoidance of doubt, the Company shall not issue any HY Notes unless on or prior to such issuance, the HY Noteholder Trustee accedes to the KEFI Intercreditor Agreement (as amended pursuant to this clause 27.4).

27.5                       Role of Facility Agent

The Facility Agent is irrevocably authorised for and on behalf of each Finance Party and the Company is irrevocably authorised for and on behalf of each Obligor to enter into any agreement amending the KEFI Intercreditor Agreement for the purpose of effecting any amendment as referred to in clause 27.4 above, and each Finance Party and each Obligor shall be bound by the terms of any such amendment.

PART 9
ADMINISTRATION, COSTS AND EXPENSES

28.                              PAYMENT MECHANICS

28.1                       Payments to the Facility Agent

(A)                               On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(B)                               Payment shall be made to such account in London (or, as the case may be, Paris or New York) as the Facility Agent specifies.

28.2                       Distributions by the Facility Agent

Subject to the terms of the Intercreditor Agreements, each payment received by the Facility Agent under the Finance Documents for another Party shall be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank in London (or, as the case may be, Paris or New York).

28.3                       Clawback

(A)                               Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(B)                               If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

28.4                       Partial Payments

(A)                               If the Facility Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                    first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent under the Finance Documents;

(ii)                                 secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)                              thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                             fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(B)                               The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (A)(ii) to (iv) above.

(C)                               Paragraphs (A) and (B) above will override any appropriation made by an Obligor.

28.5                       No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.6                       Business Days

(A)                               Subject to paragraph (C) below, any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(B)                               During any extension of the due date for payment of any principal or Unpaid Sum under the Finance Documents, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

(C)                               Notwithstanding paragraph (A) above, a payment due on the Termination Date shall be made on the Termination Date.

28.7                       Currency of account

(A)                               Subject to paragraphs (B) to (E) below, the base currency is the currency of account and payment for any sum due from an Obligor under any Finance Document and is the US Dollar (“Base Currency”).

(B)                               A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(C)                               Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(D)                               Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(E)                                Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

28.8                       Change of currency

(A)                               Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                    any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent acting reasonably (after consultation with the Company); and

(ii)                                 any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(B)                               If a change in any currency of a country occurs, the Parties will enter negotiations in good faith with a view to agreeing any amendments which may be necessary to this Agreement to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

28.9                       Disruption to Payment Systems etc.

If the Facility Agent determine (acting reasonably) that a Disruption Event has occurred or the Facility Agent is notified by the Company that a Disruption Event has occurred:

(A)                               the Facility Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility (including, without limitation, changes to the timing and mechanics of payments due under the Finance Documents) as the Facility Agent may deem necessary in the circumstances;

(B)                               the Facility Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (A) above if, in its reasonable opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(C)                               the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (A) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(D)                               any such changes agreed upon by the Facility Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 37 (AMENDMENTS AND WAIVERS);

(E)                                the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause; and

(F)                                 the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (D) above.

29.                              SET-OFF

Subject to the terms of the Intercreditor Agreements and without prejudice to the rights of the Finance Parties at law, at any time after an Event of Default has occurred which is continuing, a Finance Party (other than a Non-Funding Lender) may, on giving notice to the Obligor, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.                              COSTS AND EXPENSES

30.1                       Transaction expenses

The Company shall within fifteen Business Days of demand, pay the Facility Agent and each Mandated Lead Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, and execution of:

(A)                               this Agreement and any other documents referred to in this Agreement; and

(B)                               any other Finance Documents executed after the date of this Agreement.

30.2                       Amendment costs

If:

(A)                               an Obligor requests an amendment, waiver or consent; or

(B)                               an amendment is required pursuant to clause 28.8 (Change of currency),

the Company shall, within fifteen Business Days of demand, reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or requirement.

30.3                       Enforcement costs

The Company shall, within five Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement or attempted enforcement of, or the preservation of any rights under, any Finance Document.

31.                              INDEMNITIES

31.1                       Obligors’ indemnity

Each Obligor shall promptly indemnify the Security and Intercreditor Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them:

(A)                               in relation to or as a result of:

(i)                                    any failure by the Company to comply with obligations under clause 30 (COSTS AND EXPENSES);

(ii)                                 the taking, holding, protection or enforcement of the Transaction Security;

(iii)                              the exercise of any of the rights, powers, discretions and remedies vested in the Security and Intercreditor Agent, each Receiver and each Delegate by the Finance Documents or by law; or

(iv)                             any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(B)                               which otherwise relates to any of the Secured Property or the performance of the terms of this Agreement (otherwise than as a result of its gross negligence or wilful misconduct).

31.2                       Priority of indemnity

The Security and Intercreditor Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in clause 31.1 (Obligors’ indemnity) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

31.3                       Lenders’ indemnity

Each Lender shall (in the proportion that the Liabilities due to it bears to the aggregate of the Liabilities due to all the Lenders for the time being (or, if the Liabilities due to each of those Lenders is zero, immediately prior to their being reduced to zero)), indemnify the Security and Intercreditor Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security and Intercreditor Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct in acting as Security and Intercreditor Agent, Receiver or Delegate under the Finance Documents (unless the Security and Intercreditor Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document) and the Obligors shall jointly and severally indemnify each Lender against any payment made by it under this clause 31.

32.                              NOTICES

32.1                       Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter or, as appropriate, electronic mail.

32.2                       Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(A)                               in the case of the Obligors, that identified with its name below;

(B)                               in the case of each Lender or any other Initial Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(C)                               in the case of the Facility Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

Contact details of the Original Borrower

Clarendon House 2 Church Street Hamilton HM11 Bermuda	c/o Kosmos Energy LLC 8176 Park Lane Suite 500 Dallas Texas 75231 USA

Fax: +1 441 292 4720	Fax: +1 214 445 9705

Attention: Company Secretary	Attention: Jason Doughty

Contact details of the Original Guarantors

P.O. Box 32322 4th Floor, Century Yard Cricket Square Elgin Avenue George Town Grand Cayman KY1-1209 Cayman Islands	c/o Kosmos Energy LLC 8176 Park Lane Suite 500 Dallas Texas 75231 USA

Fax: (345) 946 4090	Fax: +1 214 445 9705

Attention: Andrew Johnson	Attention: Jason Doughty

Contact details of the Facility Agent

Address:	Standard Chartered Bank 5th Floor 1 Basinghall Avenue London EC2V 5DD

Fax:	+44 207 885 3632

Attention:	Matthew Breadon

Contact details of the Security and Intercreditor Agent

Address:	BNP Paribas 16 Rue de Hanovre 75078 Paris Cedex 2 France

Fax:	33 1 42 98 49 25

Attention:	Phoi-Van Phuong

32.3                       Delivery

(A)                               Subject to clause 32.5 (Electronic communication), any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                    if by way of fax, when received in legible form; or

(ii)                                 if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post with postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under clause 32.2 (Addresses), if addressed to that department or officer.

(B)                               Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent’s signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).

(C)                               All notices from or to an Obligor shall be sent through the Facility Agent.

(D)                               Any communication or document made or delivered to the Company in accordance with this clause will be deemed to have been made or delivered to each of the Obligors.

32.4                       Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to clause 32.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

32.5                       Electronic communication

(A)                               Any communication to be made between the Facility Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent and the relevant Lender:

(i)                                    agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                 notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                              notify each other of any change to their address or any other such information supplied by them.

(B)                               Any electronic communication made between the Facility Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

32.6                       English language

(A)                               Any notice given under or in connection with any Finance Document must be in English.

(B)                               All other documents provided under or in connection with any Finance Document must be:

(i)                                    in English; or

(ii)                                 if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

(C)                               The Security and Intercreditor Agent and/or receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document provided pursuant to this clause 32.6 and the English translation shall prevail unless the document is a statutory or other official document.  Translation costs are for the account of the Obligors.

33.                              CALCULATIONS AND CERTIFICATES

33.1                       Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2                       Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest or proven error, prima facie evidence of the matters to which it relates.

33.3                       Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

34.                              DISCLOSURE TO NUMBERING SERVICE PROVIDERS

(A)                               Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)                                    names of Obligors;

(ii)                                 country of domicile of Obligors;

(iii)                              place of incorporation of Obligors;

(iv)                             date of this Agreement;

(v)                                the names of the Facility Agent and Mandated Lead Arrangers;

(vi)                             date of each amendment and restatement of this Agreement;

(vii)                          amount of Total Commitments;

(viii)                       currencies of the Facility;

(ix)                             type of Facility;

(x)                                ranking of Facility;

(xi)                             Termination Date for the Facility;

(xii)                          changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)                       such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(B)                               The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(C)                               The Company represents that none of the information set out in paragraphs (i) to (xiii) of paragraph (A) above is, nor will at any time be, unpublished price-sensitive information.

(D)                               The Facility Agent shall notify the Company and the other Finance Parties of:

(i)                                    the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)                                 the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

35.                              PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.                              REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.                              AMENDMENTS AND WAIVERS

37.1                       Required consents

(A)                               Subject to clause 37.2 (Exceptions) and to paragraph (D) below, any term of the Finance Documents (other than a waiver of a Condition Precedent or a Condition Subsequent, which shall be made pursuant to clause 2.4 (Waivers of Conditions Precedent) may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(B)                               The consent of the Security and Intercreditor Agent shall be required in relation to any proposed amendment or waiver of clause 25 (THE SECURITY AND INTERCREDITOR AGENT), clause 26 (CHANGE OF SECURITY AND INTERCREDITOR AGENT AND DELEGATION) or clause 31 (INDEMNITIES).

(C)                               The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause.

(D)                               Notwithstanding the terms of this clause 37, in relation to an amendment, variation or waiver of the terms of the Intercreditor Agreements or the KEH Charge over Shares in KEH, the terms of the Intercreditor Agreements shall prevail.

37.2                       Exceptions

(A)                               The following may not be effected without the consent of all the Lenders.

(i)                                    amending the definition of “Majority Lenders”;

(ii)                                 amending, varying or waiving clause 4 (FINANCE PARTIES’ RIGHTS AND OBLIGATIONS) and/or any other term of any Finance Document which relates to the rights and/or obligations of each Finance Party being several;

(iii)                              varying the date for, or altering the amount or currency of, any payment to Lenders under the Finance Documents;

(iv)                             extending the Commitment of a Lender;

(v)                                amending varying or waiving a term of any Finance Document which expressly requires the consent of all the Lenders;

(vi)                             amending, varying or waiving this clause; or

(vii)                          any release of Security Interests granted pursuant to any Security Document or amendment, waiver or variation of the obligations of any Obligor pursuant to the Deed of Guarantee.

(B)                               The Commitment of a Lender may not be increased (excluding any increase as a result of an assumption of Additional Commitment pursuant to clause 3.2 (Additional Commitments) or a transfer made pursuant to clause 22 (Changes to the Lenders) without the consent of that Lender and the Majority Lenders.

(C)                               An amendment or waiver which relates to the rights or obligations of the Facility Agent may not be effected without the consent of the Facility Agent.

(D)                               If a Lender (i) becomes a Non-Funding Lender or (ii) does not accept or reject a request for an amendment, waiver, consent or approval within fifteen Business Days (or such longer period as the Company may specify) of such request being made, that Lender’s Commitment shall not be included for the purposes of calculating Total Commitments under the Facility when ascertaining whether a certain percentage of Total Commitments has been obtained to approve the amendment, waiver, consent or approval, provided that (other than in the case of (i) above) no more than 25 per cent. of Lender votes (by Commitment) may be disregarded in such a way.

37.3                       Exclusions

Subject to clause 37.2 (Exceptions), if a Lender does not accept or reject a request for an amendment or waiver within ten Business Days of receipt of such request (or such longer period as the Company and the Facility Agent may agree), or abstains from accepting or rejecting a request for an amendment or waiver, or if the Lender is a Non Funding Lender, its Commitments shall not be included for the purpose of calculating the Total Commitments when ascertaining whether the consent of a Lender or Lenders whose Commitments aggregate more than the required percentage of the Total Commitments has been obtained in respect of such request.

37.4                       Disenfranchisement of Shareholder Affiliates

Notwithstanding any other provisions of this Agreement, for so long as a Shareholder Affiliate is a Lender and/or to the extent that a Shareholder Affiliate beneficially owns a Commitment or has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, such

Shareholder Affiliate shall not be entitled to exercise any rights to vote as Lender in respect of any matters requiring decision by the Lenders under the terms of this Agreement or any of the Finance Documents. Each such Shareholder Affiliate acknowledges and agrees that:

(A)                               in the event that a matter requires decision by one or more Lenders under this Agreement or any of the Finance Documents,

(i)                                    the Commitment of such Shareholder Affiliate and any associated participation of such Shareholder Affiliate in a Loan shall be deemed to be zero; and

(ii)                                 such Shareholder Affiliate shall be deemed not to be a Lender;

(B)                               in relation to any meeting or conference call to which all or any number of Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Facility Agent or, unless the Facility Agent otherwise agree, be entitled to receive the agenda or any minutes of the same; and

(C)                               it shall not, unless the Facility Agent otherwise agree, be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Facility Agent or one or more of the Lenders.

38.                              COUNTERPARTS

(A)                               This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

(B)                               Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument.

PART 10
GOVERNING LAW AND ENFORCEMENT

39.                              GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

40.                              JURISDICTION

40.1                       Submission

The parties hereby irrevocably agree for the exclusive benefit of the Secured Parties that the courts of England shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement, or any non-contractual obligations arising out of or in connection with it) (a “Dispute”).

40.2                       Forum convenience

The parties hereby irrevocably agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly irrevocably agree not to argue to the contrary.

40.3                       Concurrent jurisdiction

This clause 40 is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

41.                              SERVICE OF PROCESS

(A)                               Without prejudice to any other mode of service allowed under any relevant law, each of the Obligors:

(i)                                    irrevocably appoints Trusec Limited of 2 Lambs Passage, London, EC1Y 8BB (the “Process Agent”) as its agent for service of process in relation to any Dispute before the English courts in connection with any  Finance Document;

(ii)                                 irrevocably agrees that any Service Document may be sufficiently and effectively served on it in connection with any Dispute in England and Wales by service on the Process Agent (or any replacement agent appointed pursuant to paragraph (B) of this clause 41 (SERVICE OF PROCESS); and

(iii)                              irrevocably agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(B)                               If the agent referred to in paragraph (A) of this clause 41 (or any replacement agent appointed pursuant to this paragraph (B)) at any time ceases for any reason to act as such, as the case may be, each Obligor shall as soon as reasonably practicable appoint a replacement agent to accept service having an address for service in England or Wales and shall notify the Facility Agent of the name and address of the replacement agent; failing such appointment and notification, the agent referred to in paragraph (A) of this clause 41 (or any replacement agent appointed pursuant to this paragraph (B)) shall continue to be authorised to act as agent for service of process in relation to any proceedings before the English courts on behalf of the relevant party and shall constitute good service.

(C)                               Any document addressed in accordance with paragraph (A) of this clause 41 shall be deemed to have been duly served if:

(i)                                    left at the specified address, when it is left; or

(ii)                                 sent by first class post, two clear Business Days after posting.

(D)                               For the purposes of this clause 41, “Service Document” means a writ, summons, order, judgment or other document relating to or in connection with any Dispute.  Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
The Original Guarantors

Name	Jurisdiction of Incorporation	Registered Number

Kosmos Energy Operating	Cayman Islands	231417
Kosmos Energy International	Cayman Islands	218274
Kosmos Energy Development	Cayman Islands	225879
Kosmos Energy Ghana HC	Cayman Islands	135710
Kosmos Energy Finance International	Cayman Islands	253656

Schedule 2
The Original Lenders

Original Lender	Commitment (USD)
Bank of America, N.A.	35,000,000
BNP Paribas	50,000,000
HSBC Bank Plc	50,000,000
Societe Generale, London Branch	37,500,000
Standard Chartered Bank	50,000,000
The Standard Bank of South Africa Limited	37,500,000

Schedule 3
Conditions Precedent

Part I
Conditions Precedent to First Utilisation

1.                                     Provision of each of the following Finance Documents, duly executed by each of the parties to them:

(i)                                     this Agreement;

(ii)                                  the Charge over Shares in KEH;

(iii)                               the Deed of Guarantee;

(iv)                          the KEFI Intercreditor Agreement;

(v)                                 the Facility Agent Fee Letter;

(vi)                              the front end Fee Letter; and

(vii)                          the Security and Intercreditor Agent Fee Letter.

2.                                    Provision of certified copies of each Obligor’s constitutional documents and the director and shareholder corporate resolutions authorising entry into and performance of the Finance Documents to which they are a party and certification as to solvency.

3.                                    Provision of the specimen signatures of the persons authorised by each of the Obligor’s corporate resolutions referred to at paragraph 2 above to execute the Finance Documents and all other documents and notices required in connection with such Finance Documents.

4.                                    Receipt by the Facility Agent of appropriate legal opinions from Maples and Calder, Conyers Dill & Pearman Limited, Clifford Chance LLP, Appleby (Bermuda) Limited and Walkers.

5.                                     The Charge over Shares in KEH entered into pursuant to condition precedent 1 above is perfected and fully valid and (a) blank stock transfer form and any share certificates (if any) is delivered to the Security and Intercreditor Agent; (b) a certified copy register of members is delivered to the Security and Intercreditor Agent in relation to KEH; and (c) a letter of undertaking from KEH is delivered to the Security and Intercreditor Agent in relation to KEH.

6.                                     Provision to the Security and Intercreditor Agent of executed but undated letters of resignation and release together with dated letters of authority to date the same from each of the directors of KEH in the forms set out in Parts I and II of Schedule 5 (Letters of Resignation) to the Charge over Shares in KEH.

7.                                     The Original Borrower shall provide a certified copy of its most recent audited accounts.

8.                                     Provision of a certificate from the Borrower that all Required Approvals on the date of the proposed Utilisation have been obtained (including a schedule of all such Required Approvals).

9.                                     Provision of such documentation and other evidence to the satisfaction by the Facility Agent and the Lenders of their respective “know your customer” checks or similar identification procedures.

Part II
Conditions Precedent Required to be Delivered by an Additional Obligor

1.                                     Provision of an Accession Letter, duly executed by the Additional Obligor and the Borrower.

2.                                     Provision of certified copies of the Additional Obligor’s constitutional documents and certificates of incorporation (or equivalent).

3.                                     A copy of a resolution of the board of directors of the Additional Obligor approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that one or more specified persons execute the Accession Letter and any other documents and notices in connection with the Finance Documents.

4.                                     A specimen signature of each person authorised to execute the Accession Letter and any other documents and notices in connection with the Finance Documents.

5.                                     A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

6.                                     A certificate of an Authorised Signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 3 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

7.                                     A copy of any Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

8.                                     If available, the latest audited financial statements of the Additional Obligor.

9.                                     Receipt by the Facility Agent of any appropriate legal opinions.

10.                              If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in clause 41 (SERVICE OF PROCESS), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

Part III
Conditions Precedent to KEL Intercreditor Agreement

1.                                    Provision of certified copies of each Obligor’s constitutional documents and the director and shareholder corporate resolutions and specimen signatures authorising entry into and performance of the KEL Intercreditor Agreement and certification as to solvency.

2.                                    Receipt by the Facility Agent of appropriate legal opinions.

3.                                    Provision of the specimen signatures of the persons authorised by each of the Obligor’s corporate resolutions referred to at paragraph 1 above to execute the KEL Intercreditor Agreement and all other documents and notices required in connection with the KEL Intercreditor Agreement.

Schedule 4
Utilisation Request

From:              KOSMOS ENERGY LTD. (the “Borrower”)

To:                            Standard Chartered Bank (the “Facility Agent”)

Dated:

Dear Sirs

KOSMOS ENERGY LTD. — Facility Agreement
dated [             ] (the “Agreement”)

1.                                     We refer to the Agreement.  This is a Utilisation Request in respect of a Utilisation under the Facility.  Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                     We wish to borrow a Loan under the Facility on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Amount:	[ ] under or, if less, the Total Available Commitment

Amount attributable to Interest payments	[ ]

Interest Period:	[ ]

3.                                     We hereby certify that:

(a)                                 no Default or Event of Default is continuing or will result from the proposed Loan;

(b)                                 [This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan].]

(d)                             the making of the Utilisation would not result in the aggregate principal amount outstanding under the Facility exceeding the Borrowing Base Amount; and

(e)                                  the Repeating Representations are, in the light of the facts and circumstances then existing, true and correct in all material respects (or, in the case of a Repeating Representation that contains a materiality concept, true and correct in all respects).

4.                                     The proceeds of this Loan should be credited to [account] and to the extent an amount has been attributed to Interest payments above, such amount shall be applied towards the payment of Interest on the Facility.

5.                                     This Utilisation Request is irrevocable and is a Finance Document.

Yours faithfully

Authorised Signatory for
KOSMOS ENERGY LTD.

Schedule 5
Mandatory Cost Formulae

1.                                     The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other Authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                     On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.                                     The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent.  This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.                                     The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

in relation to a Loan in any currency other than sterling:

per cent. per annum

Where:

“A” is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest-free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B” is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (A) of clause 9.3 (Default interest)) payable for the relevant Interest Period on the Loan.

“C” is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest-bearing Special Deposits with the Bank of England.

“D” is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest-bearing Special Deposits.

“E” is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to that Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                                     For the purposes of this Schedule:

(A)                               “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England.

(B)                               “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits.

(C)                               “Fee Tariffs” means the fee tariffs specified in the Fees Rules under activity group A.1 Deposit acceptors (ignoring any minimum fee or zero-rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(D)                               “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                     In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.                                     If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to that Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.                                     Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(A)                               the jurisdiction of its Facility Office; and

(B)                               any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

9.                                    The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.                              The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.                              The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.                              Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest or proven error, be conclusive and binding on all Parties.

13.                              The Facility Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England or the Financial Services Authority or the European Central Bank (or, in any case, any other Authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest or proven error, be conclusive and binding on all Parties.

Schedule 6
Form of Transfer Certificate

To:                            Standard Chartered Bank as the “Facility Agent”

From:              [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Dear Sirs

KOSMOS ENERGY LTD. — Facility Agreement
dated [                 ] (the “Agreement”)

1.                                     We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                                     We refer to clause 22.5 (Procedure for transfer):

(a)                                The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with clause 22.5 (Procedure for transfer).

(b)                                The proposed Transfer Date is [                           ].

(c)                                 The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 32.2 (Addresses) are set out in the Schedule.

3.                                     The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (C) of clause 22.4 (Limitation of responsibility of Existing Lenders).

4.                                     The New Lender confirms that it is a Qualifying Lender.

5.                                     This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.                                     This Transfer Certificate is governed by English law.

THE SCHEDULE
Commitments/rights and obligations to be transferred

[Insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [                 ].

Standard Chartered Bank

By:

Schedule 7
Form of Accession Letter

From:              [name of subsidiary] (the “Company”) and KOSMOS ENERGY LTD.
                                               (the “Borrower”)

To:                            Standard Chartered Bank (the “Facility Agent”)

Dated:

Dear Sirs

KOSMOS ENERGY LTD. — Facility Agreement
dated [                 ] (the “Agreement”)

1.                                     We refer to the Agreement.  This is an Accession Letter.  Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                                     The Company agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement and the Intercreditor Agreements as an Additional [Borrower]/[Guarantor] pursuant to clause [23.2 [(Additional Borrowers)/23.4 (Additional Guarantor)] of the Agreement.  The Company is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.                                     The Company’s administrative details are as follows:

Address:

Fax No:

Attention:

4.                                     This Accession Letter is governed by English law.

This Accession Letter is entered into by deed.

[name of subsidiary]	KOSMOS ENERGY LTD.

Schedule 8
Form of Resignation Letter

From:              [resigning Obligor] and KOSMOS ENERGY LTD.

To:                            Standard Chartered Bank (the “Facility Agent”)

Dated:

Dear Sirs

KOSMOS ENERGY LTD. — Facility Agreement
dated [                 ] (the “Agreement”)

1.                                     We refer to the Agreement.  This is a Resignation Letter.  Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                                     Pursuant to clause [23.3 (Resignation of a Borrower)/23.7 (Resignation of a Guarantor on disposal)] of the Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower/Guarantor] under the Agreement.

3.                                     We confirm that:

(a)                               no Default is continuing or would result from the acceptance of this request; and

(b)                               [                 ].

4.                                     This Resignation Letter is governed by English law.

[resigning Obligor]	KOSMOS ENERGY LTD.

Schedule 9
Form of Compliance Certificate

To:                            Standard Chartered Bank (the “Facility Agent”)

From:              KOSMOS ENERGY LTD. (the “Borrower”)

Dated:

Dear Sirs

KOSMOS ENERGY LTD. — Facility Agreement
dated [            ] (the “Agreement”)

1.                                     We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.                                     We confirm that the financial statements supplied to the Facility Agent pursuant to clause 17.2 (Financial statements) of the Agreement:

(A)                              is certified by an Authorised Signatory of the Borrower as a true and correct copy; and

(B)                              [gives a true and fair view of](1) / [fairly represents](2) the financial condition of the Borrower for the period to the date on which those financial statements were drawn up.

3.                                     We confirm that as at [             ], being the last occurring Calculation Date:

(A)                               the debt cover ratio was [             ]; and

(B)                               the interest cover ratio was [             ].

4.                                     We set out below the calculations establishing the figures in paragraph 2 above:

[                                                                                           ]

5.                                     We confirm that as at [            ], so far as we are aware having made diligent enquiries, no Default has occurred or is continuing.(3)

(1)  Insert if audited.

(2)  Insert if unaudited.

(3)  Note — If this statement cannot be made, the certificate should identify any Default that has occurred or is continuing and the action taken, or proposed to be taken, to remedy it.

Yours faithfully

Authorised Signatory for	Authorised Signatory for
KOSMOS ENERGY LTD.	KOSMOS ENERGY LTD.

Schedule 10
Form of Confidentiality Undertaking

To:                            [Purchaser’s details]

Re:

KOSMOS ENERGY LTD. (the “Company”) and its USD 300 million revolving credit facility dated [                                       ] 2012 (the “Facility”)

[insert date]

Dear Sirs

We understand that you are considering participating in the Facility.  In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.                                     Confidentiality Undertaking: You undertake:

(A)                               to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures with a degree of care not less than that which you would apply to your own confidential information;

(B)                               to keep confidential and not disclose to anyone except as provided for by paragraph 2 below the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us;

(C)                               to use the Confidential Information only for the Permitted Purpose;

(D)                               to ensure that any person to whom you pass any Confidential Information in accordance with paragraph 2 (unless disclosed under paragraph 2(B) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

(E)                                not to make enquiries in relation to the Confidential Information of any other person, whether a third party or any member of the Group or any of their officers, directors, employees or professional advisers, save for such officers, directors, employees or professional advisers as may be expressly nominated by us for this purpose, provided that this paragraph shall not prevent or restrict you from conducting and completing all necessary and appropriate due diligence in accordance with your normal credit and underwriting approval processes and as required to be performed in order to obtain any requisite credit or underwriting approvals in relation to your possible participation in the Facility.

2.                                     Permitted Disclosure: We agree that you may disclose Confidential Information:

(A)                               to members of the Participant Group and their officers, directors, employees, consultants and professional advisers but only to the extent necessary for the proper fulfilment of the Permitted Purpose, provided that:

(i)                                    such information is disclosed strictly on a need to know basis and provided that the Confidential Information may not be disclosed to any person in the Participant Group who is not working directly on matters concerning your participation in the Facility; and

(ii)                                 appropriate information barriers or other procedures as may be necessary are in place to ensure there can be no unauthorised disclosure of, or access to, the Confidential Information to any such person referred to in subparagraph (i) above;

(B)                               (i) where required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

(C)                               with our prior written consent.

3.                                     Notification of Required or Unauthorised Disclosure: You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(b) (in advance where reasonable and practicable) or immediately upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.                                     Return of Copies:  If we so request in writing, you shall return all Confidential Information supplied to you by us or any member of the Group and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body, or where the Confidential Information has been disclosed in accordance with paragraph 2(B) above.

5.                                     Continuing Obligations:  The obligations in the preceding paragraphs of this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us, irrespective of their outcome.  Notwithstanding the previous sentence, the obligations in this letter shall cease twelve months after you have returned all Confidential Information and destroyed or permanently erased all copies of Confidential Information made by you to the extent required pursuant to paragraph 4 above.

6.                                     No Representation; Consequences of Breach, etc:  You acknowledge and agree that:

(A)                               neither we nor any of our officers, employees or advisers, and no other member of the Group and none of the officers, employees or advisers of any member of the Group (each a “Relevant Person”), (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any other member of the Group or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

(B)                               we and other members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you or any other person.

7.                                     Inside Information:  You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.  As a result of being given the Confidential Information you may well become insiders and, therefore, be unable to take certain actions which you would otherwise be able to take.

8.                                     No Waiver; Amendments, etc:  This letter shall not affect any other obligation owed by you to any member of the Group.  No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter.  The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us and you.

9.                                     Nature of Undertakings:  The undertakings and acknowledgements given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of each other member of the Group.

10.                              Third party rights:

(A)                              Each other member of the Group and each Relevant Person (each a “Third Party”) may enforce the terms of this letter by virtue of the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”). This paragraph 10(A) confers a benefit on each Third Party, and, subject to the remaining provisions of this paragraph 10, is intended to be enforceable by each Third Party by virtue of the Third Parties Act.

(B)                              Subject to paragraph 10(a), a person who is not a party to this letter has no right under the Third Parties Act to enforce or enjoy the benefit of any term of this letter.

(C)                              Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any person to rescind or vary this letter at any time.

11.                              Counterparts: This letter may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.  Each counterpart shall constitute an original of this letter, but all the counterparts shall together constitute one and the same instrument.

12.                              Governing Law and Jurisdiction:  Any matter, claim or dispute, whether contractual or non-contractual, arising out of or in connection with this letter (including the agreement constituted by your acknowledgement of its terms), is to be governed by and determined in accordance with English law, and the parties submit to the non-exclusive jurisdiction of the English courts.

13.                              Definitions and Construction:  In this letter (including the acknowledgement set out below):

“Confidential Information” means any and all information relating to the Company, the Group and the Facility, provided to you by us or any member of the Group or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information and information regarding all discussions and negotiations between us (including information regarding the outcome of such discussions or negotiations), but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any member of the Group or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

“Group” means, in respect of a person, that person and that person’s Holding Companies and each of their respective Subsidiaries;

“Holding Company” means, in relation to a company, any other company in respect of which it is a Subsidiary;

“Participant Group” means you, and each of your Holding Companies and Subsidiaries;

“Permitted Purpose” means considering and evaluating whether to enter into contracts with us in relation to your participation in the Facility; and

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of [Seller’s details].

To:	[Seller’s details]

We acknowledge and agree to the above:

For and on behalf of [Purchaser’s details]

Schedule 11
KEL Intercreditor Agreement

AGREED FORM

DATED [•]

BNP PARIBAS
as Security and Intercreditor Agent

- and -

STANDARD CHARTERED BANK
as RCF Agent

- and -

[•]
as HY Noteholder Trustee

- and -

KOSMOS ENERGY LTD.
as RCF Borrower

and

HY Note Issuer

KEL INTERCREDITOR AND SECURITY SHARING AGREEMENT

Slaughter and May
One Bunhill Row
London
EC1Y 8YY
(SRG/ JKW)

513389380

SCHEDULE 1 FORM OF AGENT ACCESSION UNDERTAKING	194

THIS AGREEMENT is dated                             2012 and made between:

(1)                                BNP PARIBAS as security and intercreditor agent of the RCF Agent, the RCF Lenders, the HY Noteholder Trustee and the HY Noteholders (the “Security and Intercreditor Agent”).

(2)                                STANDARD CHARTERED BANK as agent of the RCF Lenders (The “RCF Agent”).

(3)                                [•] as trustee of the HY Noteholders (the “HY Noteholder Trustee”) for itself and for and on behalf of the HY Noteholders.

(4)                                KOSMOS ENERGY LTD or “KEL” a company incorporated under the laws of Bermuda with registered number 45011 and having its registered office at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda in its capacities as (i) high yield note issuer (the “HY Note Issuer”); and (ii) RCF Borrower (the “RCF Borrower”);

WHEREAS:

On [•], KEL entered into the RCF Agreement and, on or around the date of this Agreement, KEL has issued HY Notes. It has been agreed, among other matters, that the liabilities outstanding under the RCF Agreement and under the HY Note Documents should rank pari passu in accordance with the terms of this Agreement.

IT IS AGREED as follows:

1.                                     DEFINITIONS AND INTERPRETATION

1.1                              Definitions

In this Agreement:

“Acceleration Event” means (as applicable):

(a)                                 the RCF Agent exercising any of its rights under Clause 21.15 (Acceleration) of the RCF Agreement; and/or

(b)                                 the HY Noteholder Trustee exercising any of its rights of acceleration and/or enforcement under the HY Note Indenture.

“Adjusted Voting Entitlement” means the number of votes to which each HY Noteholder and each RCF Lender shall be entitled from time to time, calculated as (i) in the case of each HY Noteholder, one vote for each US$ 1.00 of Credit Participations under the HY Notes; and (ii) in the case of each RCF Lender, two votes for each US$ 1.00 of Credit Participations under the RCF.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent” means the RCF Agent and/or the HY Noteholder Trustee, as the context so requires.

“Agent Accession Undertaking” means an undertaking substantially in the form set out in Schedule 1 (Form of Agent Accession Undertaking).

“Borrowing Liabilities” means, in relation to an Obligor, the liabilities (not being Guarantee Liabilities) it may have as a principal debtor to a Creditor, or Obligor in respect of Financial Indebtedness arising under the Finance Documents (whether incurred solely or jointly).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Paris and New York.

“Charge over Shares in KEH” means the first ranking charge governed by English law dated on or around the date of the RCF Agreement, granted by KEL over its shares in Kosmos Energy Holdings in favour of the Security and Intercreditor Agent, for and on behalf of the Secured Parties.

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Commitment” means (as applicable):

(a)                                 in relation to an “Original Lender” (as defined in the RCF Agreement), the amount set opposite its name under the heading “Commitment” in Schedule 2 to the RCF Agreement and the amount of any other Commitment transferred to it; and

(b)                                 in relation to any other “Lender” (as defined in the RCF Agreement), the amount of any Commitment transferred to it,

to the extent not cancelled, reduced or transferred by it.

“Consent” means any consent, approval, release or waiver or agreement to any amendment.

“Credit Participation” means, in relation to a Creditor, all amounts actually and contingently accrued to it under the HY Notes and the amount of its Commitment under the RCF, if any.

“Creditor” means a RCF Lender or a HY Noteholder, or both of them (as the context requires).

“Deed of Guarantee” means the deed of guarantee and indemnity entered into on or around the date of the RCF Agreement between inter alios, the Security and Intercreditor Agent and each Guarantor (as defined therein).

“Default” means a “Default” (as defined in the RCF Agreement) and a “[Default]” (as defined in the HY Note Indenture).

“Delegate” means any delegate, agent, attorney or co trustee appointed by the Security and Intercreditor Agent.

“Disposal Proceeds” has the meaning given to that term in Clause 8 (DISPOSALS).

“Distress Event” means any of:

(a)                                 an Acceleration Event; or

(b)                                 the enforcement of any Transaction Security in accordance with the terms of the Security Documents.

“Distressed Disposal” means a disposal of an asset of a member of the Group which is:

(a)                                 being effected at the request of the Instructing Group in circumstances where the Transaction Security has become enforceable in accordance with the terms of the Finance Documents;

(b)                                 being effected by enforcement of the Transaction Security in accordance with the terms of the Security Documents; or

(c)                                  being effected, after the occurrence of a Distress Event, by a member of the Group to a person or persons which is not a member of the Group.

“Dollar Currency Amount” means, in relation to an amount, that amount converted (to the extent not already denominated in USD) into USD at the Security and Intercreditor Agent’s Spot Rate of Exchange on the Business Day prior to the relevant calculation.

“Enforcement Action” means:

(a)                                 in relation to any Liabilities:

(i)                                    the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Finance Party to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Finance Documents);

(ii)                                 the making of any declaration that any Liabilities are payable on demand;

(iii)                              the making of a demand in relation to a Liability that is payable on demand;

(iv)                             the making of any demand against any member of the Group in relation to any Guarantee Liabilities of that member of the Group;

(v)                                the exercise of any right to require any member of the Group to acquire any Liability (including exercising any put or call option against any member of the Group for the redemption or purchase of any Liability);

(vi)                            the exercise of any right of set off, account combination or payment netting against any member of the Group in respect of any Liabilities other than the exercise of any such right which is otherwise expressly permitted under the RCF Agreement or the HY Note Indenture; and

(vii)                          the suing for, commencing or joining of any legal or arbitration proceedings against any member of the Group to recover any Liabilities;

(b)                                 the taking of any steps to enforce or require the enforcement of any Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security);

(c)                                  the entering into of any composition, compromise, assignment or arrangement with any member of the Group which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities (other than any action permitted under Clause 13 (CHANGES TO THE PARTIES)); or

(d)                                 the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, provisional liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration, reorganisation merger or consolidation of any member of the Group which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such member of the Group’s assets or any suspension of payments or moratorium of any indebtedness of any such member of the Group, or any analogous procedure or step in any jurisdiction, except that the following shall not constitute Enforcement Action: the taking of any action falling within paragraph (a)(vii) above or this paragraph (d) which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods.

“Event of Default” means, as applicable, an “Event of Default” (as defined in the RCF Agreement) and an “[Event of Default]” (as defined in the HY Note Indenture).

“Fee Letter” means any letter or letters between the Company and any Finance Party setting out any fees payable by the Company to a Finance Party pursuant to a Finance Document.

“Final Discharge Date” means the first date on which all Liabilities have been fully and finally discharged, whether or not as the result of an Enforcement Action, and the

Creditors are under no further obligation to provide financial accommodation to any of the Obligors under the Finance Documents.

“Finance Document” means this Agreement, the KEFI Intercreditor Agreement, the RCF Agreement, the HY Note Indenture, the Deed of Guarantee, any Fee Letter each Security Document and any other document designated a such by the Security and Intercreditor Agent and KEL.

“Finance Party” means a “Finance Party” as defined in the RCF Agreement, any HY Noteholder and any HY Noteholder Trustee.

“Group” means KEL and each of its direct and indirect Subsidiaries for the time being and “Group Company” means any one of them.

“Guarantee Liabilities” means, in relation to a member of the Group, the liabilities under the Finance Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Finance Party or Obligor as or as a result of its being a guarantor or surety (including, without limitation, liabilities arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Finance Documents).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“HY Enforcement Recovery” has the meaning given to it in clause 19.5(B)(ii) (Enforcement Action).

“HY Note Indenture” means the indenture pursuant to which all or any of the HY Notes are constituted or any other agreement under which HY Notes are constituted and any other agreement under which any guarantee for the HY Notes is given (including but not limited to the Deed of Guarantee).

“HY Noteholder” means a holder of HY Notes from time to time.

“HY Noteholder Trustee” means any collateral agent, trustee or other representative of the HY Noteholders.

“HY Noteholder Trustee Liabilities” means all present and future liabilities and obligations, actual and contingent, of any Obligor to the HY Noteholder Trustee under or in connection with the Finance Documents.

“HY Notes” means the [•] per cent. senior secured notes dated [•] to be issued on or around the date of this Agreement, pursuant to the terms of the HY Note Indenture.

“Insolvency Event” means, in relation to any member of the Group:

(a)                                 any resolution is passed or order made for the winding up, dissolution or administration of that member of the Group or a moratorium is declared in relation to any indebtedness of that member of the Group;

(b)                                 any composition, compromise, assignment or arrangement is made with any of its creditors;

(c)                                  the appointment of any liquidator, provisional liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of that member of the Group or any of its assets; or

(d)                                 any analogous procedure or step is taken in any jurisdiction.

“Instructing Group” means, at any time, any HY Noteholders and/or RCF Lenders whose Adjusted Voting Entitlement at that time aggregate more than 66 2/3 per cent. of the total Adjusted Voting Entitlement of all HY Noteholders and all RCF Lenders at that time.

“Intercreditor Amendment” means any amendment or waiver which is subject to Clause 19 (CONSENTS, AMENDMENTS AND OVERRIDE).

“KEFI Intercreditor Agreement” means the intercreditor agreement dated on or around the date of the RCF Agreement (as amended from time to time) relating to certain senior facilities (the “Senior Facilities”) provided to Kosmos Energy Finance International (“KEFI”), entered into between, among others, the RCF Agent, KEFI, KEL, the Security and Intercreditor Agent, the security agent for the lenders of the Senior Facilities and the Proceeds Agent (as defined therein).

“Liabilities” means all present and future liabilities and obligations at any time of any Obligor to any Finance Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)                                 any refinancing, novation, deferral or extension;

(b)                                 any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)                                  any claim for damages or restitution; and

(d)                                 any claim as a result of any recovery by any Obligor of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non provability, unenforceability or non allowance of those amounts in any insolvency or other proceedings.

“Majority Creditors” means, at any time, prior to a Distress Event occurring, those Creditors whose Credit Participations at that time aggregate more than 50 per cent. of the total Credit Participations at that time and thereafter those Creditors whose Credit Participations at that time aggregate more than 66 2/3 per cent. of the total Credit Participations at that time.

“Mandatory Prepayment” means a mandatory prepayment of any of the Liabilities pursuant either to Clause 8 (PREPAYMENT AND CANCELLATION) of the RCF Agreement or Clause [•] of the HY Note Indenture.

“Margin” means the “Margin” as defined in the RCF Agreement and on the HY Notes under the HY Note Indenture from time to time (and however described), as the context so requires.

“Non-Distressed Disposal” has the meaning given to such term in paragraph 8.1(B) (Non-Distressed Disposals).

“Obligor” means the RCF Borrower, the HY Note Issuer, the members of the Group party to the Deed of Guarantee as “Guarantors” (as defined therein) and any person which becomes a Party as an Obligor in accordance with the terms of the relevant Finance Document.

“Obligor Liabilities” means, in relation to any Obligor, any liabilities owed to any other Obligor (whether actual or contingent and whether incurred solely or jointly) by that Obligor.

“Party” means a party to this Agreement.

“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

“Permitted Payment” means a Payment made in accordance with Clause 3.1 (Payment of Liabilities).

“RCF” means the revolving credit facility made available by the RCF Lenders to, amongst others, the RCF Borrower pursuant to the RCF Agreement.

“RCF Agent Liabilities” means all present and future liabilities and obligations, actual and contingent, of any Obligor to the RCF Agent under or in connection with the Finance Documents.

“RCF Agreement” means the agreement dated [•] pursuant to which the RCF is made available.

“RCF Lender” means a “Lender” (as defined under the RCF Agreement).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Recoveries” has the meaning given to that term in Clause 10.1 (Order of Application).

“Relevant Liabilities” means:

(a)                                 in the case of a Finance Party:

(i)                                    the Liabilities owed to that Finance Party ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Finance Party (as the case may be) together with all RCF Agent Liabilities and all HY Noteholder Trustee Liabilities; and

(ii)                                 all present and future liabilities and obligations, actual and contingent, of the Obligors to the Security and Intercreditor Agent; and

(b)                                 in the case of an Obligor, the Liabilities owed to the Finance Parties together with the RCF Agent Liabilities, the HY Noteholder Trustee Liabilities and all present and future liabilities and obligations, actual and contingent, of the Obligors to the Security and Intercreditor Agent.

“Retiring Security and Intercreditor Agent” has the meaning given to that term in Clause 26 (Change Of Security And Intercreditor Agent And Delegation).

“Secured Party” means a “Secured Party” as defined in the RCF Agreement, any HY Noteholder, any HY Noteholder Trustee and any Receiver or Delegate.

“Secured Property” means:

(a)                                 the Transaction Security expressed to be granted in favour of the Security and Intercreditor Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)                                 all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Liabilities to the Security and Intercreditor Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor in favour of the Security and Intercreditor Agent as trustee for the Secured Parties;

(c)                                  the Security and Intercreditor Agent’s interest in any trust fund created pursuant to Clause 5 (TURNOVER OF RECEIPTS); and

(d)                                 any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security and Intercreditor Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties.

“Security and Intercreditor Agent’s Spot Rate of Exchange” means, in respect of the conversion of one currency (the “First Currency”) into another currency (the “Second Currency”) the Security and Intercreditor Agent’s spot rate of exchange for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11:00 am (London time) on a particular day, which shall be notified by the Security and Intercreditor Agent in accordance with paragraph 25.7(C) (Security and Intercreditor Agent’s obligations).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” means:

(a)                                 the Charge over Shares in KEH;

(b)                                 the Deed of Guarantee;

(c)                                  any other document entered into at any time by any of the Obligors creating any guarantee, indemnity, Security or other assurance against financial loss in favour of any of the Secured Parties as security for any of the Liabilities; and

(d)                                 any Security granted under any covenant for further assurance in any of the documents set out in paragraphs (a), (b) and (c) above.

“Sponsor Affiliate” means each of Blackstone Capital Partners (Cayman) IV LP, Warburg Pincus Private Equity VIII, L.P. and Warburg Pincus International Partners, L.P. (each a “Sponsor Management Company”), each of their Affiliates, any trust of which a Sponsor Management Company or any of their Affiliates is a trustee, any partnership of which a Sponsor Management Company or any of their Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, a Sponsor Management Company or any of their Affiliates provided that any such trust, fund or other entity which has been established for at least 6 months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by a Sponsor Management Company or any of their Affiliates which have been established for the primary or main purpose of investing in the share capital of companies shall not constitute a Sponsor Affiliate.

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)                                 which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                                 more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)                                  which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Taxes” includes any present or future tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Third Parties Rights Act” has the meaning given to that term in Clause 1.3 (Third Party Rights).

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

1.2                              Construction

(A)                               Unless a contrary indication appears, the rules of construction and interpretation set out in Clause 1.2 (Construction of particular terms) and Clause 1.3 (Interpretation) of the RCF Agreement shall apply to this Agreement.  In addition a reference in this Agreement to:

(i)                                    any “Agent”, “RCF Borrower”, “Creditor”, “Obligor”, “Party”, “Security and Intercreditor Agent”, “RCF Agent” or “HY Noteholder Trustee” shall be construed to be a reference to it in its capacity as such and not in any other capacity;

(ii)                                 any “Agent”, “RCF Borrower”, “Creditor”, “Obligor”, “Party”, “Security and Intercreditor Agent”, “RCF Agent” or “HY Noteholder Trustee” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security and Intercreditor Agent, any person for the time being appointed as Security and Intercreditor Agent or Security and Intercreditor Agents in accordance with this Agreement;

(iii)                              “assets” includes present and future properties, revenues and rights of every description;

(iv)                             a “Finance Document” or any other agreement or instrument is (other than a reference to a “Finance Document” or any other agreement or instrument in “original form”) a reference to that Finance Document, or other agreement or instrument, as amended, novated, supplemented, extended or restated as permitted by this Agreement;

(v)                                “enforcing” (or any derivation) the Transaction Security shall include the appointment of an administrator of an Obligor by the Security and Intercreditor Agent;

(vi)                             “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                          the “original form” of a “Finance Document” or any other agreement or instrument is a reference to that Finance Document, agreement or instrument as originally entered into;

(viii)                       a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(ix)                             “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self regulatory or other authority or organisation; and

(x)                                a provision of law is a reference to that provision as amended or re enacted.

(B)                               Section, Clause and Schedule headings are for ease of reference only.

(C)                               A Default or an Event of Default is “continuing” if it has not been remedied or waived.

1.3                              Third Party Rights

(A)                               Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Rights Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(B)                               This Agreement confers benefits on the Finance Parties and the Obligors, who are not party to this Agreement (each, for the purposes of this Clause 1.3 (Third Party Rights), a “Third Party”). It is intended that any benefit conferred on a Third Party should be enforceable by that Third Party by virtue of the Third Parties Rights Act.

(C)                               Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(D)                               Any Receiver, Delegate or any other person described in Clause 25.10 (No Proceedings) may, subject to this Clause 1.3 (Third Party Rights) and the Third Parties Rights Act, rely on any Clause of this Agreement which expressly confers rights on it.

2.                                     RANKING AND PRIORITY

2.1                              Creditor Liabilities

Each of the Parties agrees that the Liabilities owed by the Obligors to the Finance Parties shall rank in right and priority of payment pari passu and without any preference between them.

2.2                             Transaction Security

Each of the Parties agrees that the Transaction Security shall rank and secure the Liabilities pari passu and without any preference between them (but only to the extent that such Transaction Security is expressed to secure those Liabilities).

2.3                              Agreement binding on HY Noteholders

The HY Noteholder Trustee hereby confirms that in entering into this Agreement it is acting on its own behalf and as the agent of each HY Noteholder and that it is authorised by the terms of the HY Note Indenture to enter into this Agreement for and on behalf of each HY Noteholder from time to time and to bind each HY Noteholder under and subject to the terms of this Agreement.

2.4                              Agreement binding on RCF Lenders

The RCF Agent hereby confirms that in entering into this Agreement it is acting on its own behalf and as the agent of each RCF Lender and that it is authorised by the terms of the RCF Agreement to enter into this Agreement for and on behalf of each RCF Lender from time to time and to bind each RCF Lender under and subject to the terms of this Agreement.

2.5                              Agreement binding on Obligors

KEL hereby confirms that in entering into this Agreement it is acting on its own behalf and as agent of each Obligor and that it is authorised by the terms of the Finance Documents to enter into this Agreement for and on behalf of each Obligor from time to time and to bind each Obligor under and subject to the terms of this Agreement.

3.                                     CREDITORS AND LIABILITIES

3.1                              Payment of Liabilities

(A)                               The Obligors may make Payments of the Liabilities at any time in accordance with the Finance Documents.

(B)                               Any Payment of the Liabilities which is made by an Obligor shall be made to the Security and Intercreditor Agent, for and on behalf of the Secured Parties.

3.2                              Amendments and Waivers

(A)                               Subject to paragraphs (B) and (C) below, the Creditors may, respectively, amend or waive the terms of any Finance Document to which they are a party in accordance with the terms of the relevant Finance Document at any time.

(B)                               The RCF Lenders and the HY Noteholders may not amend or waive the terms of any Finance Document to which they are a party if the amendment or waiver is, in relation to the original form of the relevant Finance Document (as applicable):

(i)                                    an amendment or waiver constituting an increase in the Margin, or the inclusion of an additional margin, relating to the Liabilities (as applicable) other than such an increase or addition which is contemplated by that Finance Document;

(ii)                                 an amendment or waiver constituting an increase in, or addition of, any fees or commission other than such an increase or addition which is contemplated by that Finance Document; or

(iii)                              an amendment or waiver which results in any deferral of any scheduled repayment of the Liabilities to a date more than 150 days after the Final Discharge Date for the Liabilities.

(C)                               Without prejudice to Clause 8.2 (Distressed Disposals), the RCF Lenders and the HY Noteholders may not:

(i)                                    amend or waive the terms of any Finance Document to which they are a party if the amendment or waiver:

(a)                                would have the effect of changing, or relates to, the nature or scope of the guarantee and indemnity granted pursuant to the Deed of Guarantee; or

(b)                                relates to the release of any guarantee and indemnity granted pursuant to the Deed of Guarantee unless expressly envisaged by the original form of a Finance Document or relating to a sale or disposal of an asset which is a Non-Distressed Disposal; or

(ii)                                 consent to the resignation of an Obligor which has granted a guarantee and indemnity pursuant to the Deed of Guarantee unless each RCF Lender or HY Noteholder (as applicable) has notified the Security and Intercreditor Agent that no payment is due to it from that Obligor under the Deed of Guarantee, unless (where the RCF Agreement is proposed to be amended) the prior consent of the HY Noteholders is obtained and (where the HY Note Indenture is proposed to be amended) the prior consent of the RCF Lenders is obtained.

3.3                             Designation of Finance Documents

Neither Agent shall designate or agree to designate a document a “Finance Document” without the prior consent of the other if the terms of that document effect a change which would otherwise require a consent under Clause 3.2 (Amendments and Waivers).

3.4                              Security

The RCF Lenders and the HY Noteholders, respectively, may take, accept or receive the benefit of:

(A)                               any Security in respect of the Liabilities in addition to the Transaction Security if and to the extent legally possible, at the same time, it is also offered either:

(i)                                    to the Security and Intercreditor Agent as trustee for the other Secured Parties in respect of their Liabilities; or

(ii)                                 in the case of any jurisdiction in which effective Security cannot be granted in favour of the Security and Intercreditor Agent as trustee for the Secured Parties:

(a)                                to the other Secured Parties in respect of their Liabilities; or

(b)                                to the Security and Intercreditor Agent under a parallel debt structure for the benefit of the other Secured Parties,

and ranks in the same order of priority as that contemplated in Clause 2.2 (Transaction Security); and

(iii)                              any guarantee, indemnity or other assurance against loss in respect of the Liabilities in addition to those in the Deed of Guarantee if and to the extent legally possible, at the same time it is also offered to the other Secured Parties in respect of their Liabilities and ranks in the same order of priority as that contemplated in Clause 2 (RANKING AND PRIORITY).

3.5                              Option to purchase:  HY Noteholders

(A)                               Subject to paragraph (B) below, all the HY Noteholders (acting as a whole) may at any time after a Distress Event has occurred pursuant to the Finance Documents, by giving not less than 10 Business Days’ notice to the RCF Agent, require the transfer to them (or to a nominee or nominees), in accordance with Clause 22.1 (Assignments and transfers and changes in Facility Office by the Lenders) of the RCF Agreement, of all, but not part, of the rights, benefits and obligations in respect of the Liabilities under the RCF if:

(i)                                    that transfer is lawful and subject to paragraph (ii) below, otherwise permitted by the terms of the RCF Agreement (provided that for these purposes Clause 22.2 (Conditions of assignment and transfer or change in Facility Office) of the RCF Agreement will be ignored);

(ii)                                 any conditions relating to such a transfer contained in the RCF Agreement are complied with, other than any requirement to obtain the consent of, or consult with, any Obligor relating to such transfer, which consent or consultation shall not be required;

(iii)                              the RCF Agent, on behalf of the RCF Lenders, is paid (no later than at the time of such transfer) an amount equal to the aggregate of:

(a)                                all of the Liabilities under the RCF at that time (whether or not due), including all amounts that would have been payable under the RCF Agreement if the RCF Liabilities were being prepaid by the relevant Obligors on the date of that payment; and

(b)                                all costs and expenses (including legal fees) incurred by the RCF Agent and/or the RCF Lenders as a consequence of giving effect to that transfer;

(iv)                             as a result of that transfer the RCF Lenders have no further actual or contingent liability to any Obligor under the RCF Agreement;

(v)                                an indemnity is provided from each HY Noteholder (or from another third party acceptable to all the RCF Lenders) in a form satisfactory to each RCF Lender in respect of all losses which may be sustained or incurred by any RCF Lender in consequence of any sum received or recovered by any RCF Lender from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any RCF Lender for any reason; and

(vi)                             the transfer is made without recourse to, or representation or warranty from, the RCF Lenders, except that each RCF Lender shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(B)                               The RCF Agent shall, within 5 Business Days of a request by all the HY Noteholders (acting as a whole) notify the HY Noteholders of the sum of the amounts described in paragraphs (A)(iii)(a) and (A)(iii)(b) above.

4.                                     EFFECT OF INSOLVENCY EVENT

4.1                              Payment of distributions

(A)                               After the occurrence of an Insolvency Event in relation to an Obligor, any Party entitled to receive a distribution out of the assets of that Obligor in respect of Liabilities owed to that Party shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of that Obligor to pay that distribution to the Security and Intercreditor Agent until the Liabilities owing to the Secured Parties have been paid in full.

(B)                               The Security and Intercreditor Agent shall apply distributions paid to it under paragraph (A) above in accordance with Clause 10 (APPLICATION OF PROCEEDS).

4.2                              Set Off

To the extent that any Obligor’s Liabilities are discharged by way of set off (mandatory or otherwise) after the occurrence of an Insolvency Event in relation to that Obligor, any Finance Party which benefited from that set off shall pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set off to the Security and

Intercreditor Agent for application in accordance with Clause 10 (APPLICATION OF PROCEEDS).

4.3                              Non cash distributions

If the Security and Intercreditor Agent or any other Secured Party receives a distribution in a form other than in cash in respect of any of the Liabilities, the Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are actually applied towards the Liabilities.

4.4                              Filing of claims

After the occurrence of an Insolvency Event in relation to any Obligor, the Security and Intercreditor Agent (acting in accordance with Clause 4.6 (Security and Intercreditor Agent instructions)) is irrevocably authorised, on behalf of each Creditor, to:

(A)                               take any Enforcement Action (in accordance with the terms of this Agreement) against that Obligor;

(B)                               demand, sue, prove and give receipt for any or all of that Obligor’s Liabilities;

(C)                               collect and receive all distributions on, or on account of, any or all of that Obligor’s Liabilities; and

(D)                               file claims, take proceedings and do all other things the Security and Intercreditor Agent considers reasonably necessary to recover that Obligor’s Liabilities.

4.5                              Creditors’ actions

Save as prohibited by any applicable law or regulation, each Finance Party will (insofar as the Security and Intercreditor Agent in each case acts in accordance with Clause 4.6 (Security and Intercreditor Agent instructions):

(A)                               do all things that the Security and Intercreditor Agent requests in order to give effect to this Clause 4 (EFFECT OF INSOLVENCY EVENT); and

(B)                               if the Security and Intercreditor Agent is not entitled to take any of the actions contemplated by this Clause 4 (EFFECT OF INSOLVENCY EVENT) or if the Security and Intercreditor Agent requests that a Finance Party take that action, undertake that action itself in accordance with the instructions of the Security and Intercreditor Agent or grant a power of attorney to the Security and Intercreditor Agent (on such terms as the Security and Intercreditor Agent may reasonably require) to enable the Security and Intercreditor Agent to take such action.

4.6                              Security and Intercreditor Agent instructions

For the purposes of Clause 4.4 (Filing of claims) and Clause 4.5 (Creditors’ actions) the Security and Intercreditor Agent shall act:

(A)                               on the instructions of the group of Creditors entitled, at that time, to give instructions under Clause 7.1 (Enforcement Instructions) or Clause 7.2 (Manner of enforcement); or

(B)                               in the absence of any such instructions, as the Security and Intercreditor Agent sees fit.

5.                                     TURNOVER OF RECEIPTS

5.1                              Turnover by the Creditors

Subject to Clause 5.2 (Permitted assurance and receipts), if at any time prior to the Final Discharge Date, any Finance Party receives or recovers:

(A)                               any Payment or distribution of, or on account of or in relation to, any of the Liabilities which is not either:

(i)                                    a Permitted Payment; or

(ii)                                 made in accordance with Clause 10 (APPLICATION OF PROCEEDS);

(B)                               other than where Clause 4.2 (Set Off) applies, any amount by way of set off in respect of any of the Liabilities owed to it which does not give effect to a Permitted Payment;

(C)                               notwithstanding paragraphs (A) and (B) above, and other than where Clause 4.2 (Set-Off) applies, any amount:

(i)                                    on account of, or in relation to, any of the Liabilities:

(a)                                after the occurrence of a Distress Event; or

(b)                                as a result of any other litigation or proceedings against an Obligor (other than after the occurrence of an Insolvency Event in respect of that Obligor); or

(ii)                                 by way of set-off in respect of any of the Liabilities owed to it after the occurrence of a Distress Event;

(D)                               the proceeds of any enforcement of any Transaction Security except in accordance with Clause 10 (APPLICATION OF PROCEEDS); or

(E)                                other than where Clause 4.2 (Set-Off) applies, any distribution in cash or in kind or Payment of, or on account of or in relation to, any of the Liabilities owed by any Obligor which is not in accordance with Clause 10 (APPLICATION OF PROCEEDS) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of that Obligor, that Finance Party will:

(i)                                    in relation to receipts and recoveries not received or recovered by way of set-off:

(a)                                hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security and Intercreditor Agent and promptly pay that amount to the Security and Intercreditor Agent for application in accordance with the terms of this Agreement; and

(b)                                promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security and Intercreditor Agent for application in accordance with the terms of this Agreement; and

(ii)                                 in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to that recovery to the Security and Intercreditor Agent for application in accordance with the terms of this Agreement.

5.2                              Permitted assurance and receipts

Nothing in this Agreement shall restrict the ability of any Finance Party to:

(A)                               arrange with any person which is not an Obligor any assurance against loss in respect of, or reduction of its credit exposure to, an Obligor (including assurance by way of credit based derivative or sub participation); or

(B)                               make any assignment or transfer,

which is permitted by the Finance Documents to which it is a party and that Finance Party shall not be obliged to account to any other Party for any sum received by it as a result of that action.

5.3                              Sums received by Obligors

If any of the Obligors receives or recovers any sum from an Obligor which, under the terms of any of the Finance Documents, should have been paid to the Security and Intercreditor Agent, that Obligor will:

(A)                               hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security and Intercreditor Agent and promptly pay that amount to the Security and Intercreditor Agent for application in accordance with Clause 10 (APPLICATION OF PROCEEDS).

(B)                               promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security and Intercreditor Agent for application in accordance with Clause 10 (APPLICATION OF PROCEEDS).

5.4                              Saving provision

If, for any reason, any of the trusts expressed to be created in this Clause 5 (TURNOVER OF RECEIPTS) should fail or be unenforceable, the affected Creditor or Obligor will promptly pay an amount equal to that receipt or recovery to the Security and Intercreditor Agent to be held on trust by the Security and Intercreditor Agent for application in accordance with the terms of this Agreement.

6.                                     REDISTRIBUTION

6.1                              Recovering Creditor’s rights

(A)                               Any amount paid by a Finance Party (a “Recovering Finance Party”) to the Security and Intercreditor Agent under Clause 4 (EFFECT OF INSOLVENCY EVENT) or Clause 5 (TURNOVER OF RECEIPTS) shall be treated as having been paid by the relevant Obligor and distributed to the Finance Parties (each a “Sharing Finance Party”) in accordance with the terms of this Agreement.

(B)                               On a distribution by the Security and Intercreditor Agent under paragraph (A) above of a Payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party an amount equal to the amount received or recovered by the Recovering Finance Party and paid to the Security and Intercreditor Agent (the “Shared Amount”) will be treated as not having been paid by that Obligor.

6.2                              Reversal of redistribution

(A)                               If any part of the Shared Amount received or recovered by a Recovering Finance Party becomes repayable to an Obligor and is repaid by that Recovering Finance Party to that Obligor, then:

(i)                                    each Sharing Finance Party shall, upon request of the Security and Intercreditor Agent, pay to the Security and Intercreditor Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Shared Amount which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(ii)                                 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

(B)                               The Security and Intercreditor Agent shall not be obliged to pay any Redistributed Amount to a Recovering Finance Party under paragraph (A)(i) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Finance Party.

7.                                     ENFORCEMENT OF TRANSACTION SECURITY

7.1                              Enforcement Instructions

(A)                               The Security and Intercreditor Agent will refrain from taking Enforcement Action unless instructed otherwise by the Instructing Group.

(B)                               Subject to the Transaction Security having become enforceable in accordance with the terms of the Security Documents, the Instructing Group may give or refrain from giving instructions to the Security and Intercreditor Agent to take, or refrain from taking, Enforcement Action as they see fit.

(C)                               The Security and Intercreditor Agent is entitled to rely on and comply with instructions given in accordance with this Clause 7.1 (Enforcement Instructions).

(D)                               In the event that the Security and Intercreditor Agent is authorised by an Instructing Group and intends to take Enforcement Action, the Security and Intercreditor Agent shall consult with KEL for a period of not less than 20 Business Days (the “Enforcement Consultation Period”). No Enforcement Action may be taken during the Enforcement Consultation Period. At the end of the Enforcement Consultation Period the Security and Intercreditor Agent shall be required to seek instructions in relation to the Enforcement Action in question from an Instructing Group. An Enforcement Consultation Period shall not be required if:

(i)                                    KEL has suffered an Insolvency Event which is continuing;

(ii)                                 any other person is carrying out Enforcement Action against any Group Company; or

(iii)                              an Instructing Group determine that any delay in taking Enforcement Action would have a material adverse effect on the interests of the Secured Parties.

7.2                              Manner of enforcement

(A)                               If Enforcement Action is authorised to be taken in accordance with the terms of the Security Documents and pursuant to Clause 7.1 (Enforcement Instructions), the Security and Intercreditor Agent shall take such Enforcement Action:

(i)                                    in such a manner (including, without limitation, the selection of any administrator of any Obligor to be appointed by the Security and Intercreditor Agent) as the Instructing Group shall instruct or, in the absence of any such instructions, as the Security and Intercreditor Agent sees fit; and

(ii)                                 in relation to all of the Liabilities.

(B)                               Notwithstanding paragraph (A) above, if in connection with any Enforcement Action the Security and Intercreditor Agent (or any receiver) sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any of the Transaction Security, the Security and Intercreditor Agent shall only effect such sale or disposal following the provision of a certificate from an internationally recognised investment bank that such sale or disposal is at a fair market valuation, and for cash consideration for material disposals.

7.3                              Exercise of voting rights

(A)                               Each Creditor agrees with the Security and Intercreditor Agent that it will cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre insolvency or rehabilitation or similar proceedings relating to any Obligor as instructed by the Security and Intercreditor Agent.

(B)                               The Security and Intercreditor Agent shall give instructions for the purposes of paragraph (A) of this Clause 7.3 (Exercise of voting rights) as directed by an Instructing Group.

7.4                              Waiver of rights

To the extent permitted under applicable law and subject to Clause 7.1 (Enforcement Instructions), Clause 7.2 (Manner of enforcement), Clause 8.2(C) (Distressed Disposals) and Clause 10 (APPLICATION OF PROCEEDS), each of the Secured Parties and the Obligors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Liabilities is so applied.

8.                                     DISPOSALS

8.1                              Non-Distressed Disposals

(A)                               In this Clause 8.1 (Non-Distressed Disposals):

“Disposal Proceeds” means the proceeds of a Non-Distressed Disposal (as defined in paragraph (B) below).

(B)                               If, in respect of a disposal of:

(i)                                    an asset by an Obligor or Group Company; or

(ii)                                 an asset which is subject to the Transaction Security

to a person or persons which are not members of the Group:

(a)                                that disposal is permitted under the Finance Documents; and

(b)                                that disposal is not a Distressed Disposal,

(a “Non-Distressed Disposal”),

the Security and Intercreditor Agent is irrevocably authorised (at the cost of the relevant Obligor or Group Company and without any consent, sanction, authority or further confirmation from any Creditor or Obligor or Group Company) but subject to paragraph (C) below:

(iii)                              to release the Transaction Security or any other claim (relating to a Finance Document) over any relevant asset or Obligor;

(iv)                             where any relevant asset consists of shares in the capital of an Obligor or Group Company to release the Transaction Security or any other claim, including any guarantee (relating to a Finance Document) against that Obligor or Group Company and against that Obligor’s or Group Company’s assets;

(v)                                to execute and deliver or enter into any release of the Transaction Security or any claim described in paragraphs (iii) and (iv) above and issue any certificates of non crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security and Intercreditor Agent, be considered necessary or desirable.

(C)                               If that Non-Distressed Disposal is not made, each release of Transaction Security or any claim described in paragraph (B) above shall have no effect and the Transaction Security or claim subject to that release shall continue in such force and effect as if that release had not been effected.

(D)                               Any Disposal Proceeds required by the Finance Documents to be applied in mandatory prepayment of the Liabilities shall be so applied in accordance with the terms of the Finance Documents.

8.2                              Distressed Disposals

(A)                               Subject to paragraph (C) below, if a Distressed Disposal is being effected, the Security and Intercreditor Agent shall, and is irrevocably authorised (at the cost of the relevant Obligor or Group Company and without any consent, sanction, authority or further confirmation from any Finance Party, any Obligor or Group Company):

(i)                                    release of Transaction Security:  to release the Transaction Security or any other claim, including any guarantee, over any relevant asset or Obligor and execute and deliver or enter into any release of that Transaction Security or claim and issue any certificates of non crystallisation of any floating charge or consent to dealing that may, in the discretion of the Security and Intercreditor Agent, be considered necessary or desirable;

(ii)                                 release of liabilities and Transaction Security on a share sale (Obligor):  if any relevant asset which is disposed of consists of shares in the capital of a Group Company, to release:

(a)                                that Group Company and any Subsidiary of that Group Company from all or any part of:

(1)                                its Borrowing Liabilities; and

(2)                                its Guarantee Liabilities.

(b)                                any Transaction Security granted by that Group Company or any Subsidiary of that Group Company;

(c)                                 any other claim of another Obligor over that Obligor’s assets or over the assets of any Subsidiary of that Obligor,

on behalf of the relevant Creditors and Group Companies;

(iii)                              disposal of liabilities on a share sale:  if any relevant asset which is disposed of consists of shares in the capital of a Group Company and the Security and Intercreditor Agent (acting in accordance with paragraph (C) below) decides to dispose of all or any part of:

(a)                                the Liabilities; or

(b)                                the Obligor Liabilities,

owed by any Obligor:

(c)                                 (if the Security and Intercreditor Agent (acting in accordance with paragraph (C) below) does not intend that any transferee of those Liabilities or Obligor Liabilities (the “Transferee”) will be treated as a Creditor or a Secured Party for the purposes of this Agreement) to execute and deliver or enter into any agreement to dispose of all or part of those Liabilities or Obligor Liabilities provided that notwithstanding any other provision of any Finance Document the Transferee shall not be treated as a Creditor or a Secured Party for the purposes of this Agreement; and

(d)                                (if the Security and Intercreditor Agent (acting in accordance with paragraph (C) below) does intend that any Transferee will be treated as a Creditor or a Secured Party for the purposes of this Agreement) to execute and deliver or enter into any agreement to dispose of:

(1)                                all (and not part only) of the Liabilities owed to the Creditors; and

(2)                                all or part of any other Liabilities and the Obligor Liabilities,

on behalf of, in each case, the relevant Creditors and Obligors;

(iv)                             transfer of obligations in respect of liabilities on a share sale:  if any relevant asset which is disposed of consists of shares in the capital of an Obligor (the “Disposed Entity”) and the Security and Intercreditor Agent (acting in accordance with paragraph (C) below) decides to transfer to another Obligor or Group Company (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any obligations of any Subsidiary of that Disposed Entity in respect of the Obligor Liabilities to execute and deliver or enter into any agreement to:

(a)                                agree to the transfer of all or part of the obligations in respect of those Obligor Liabilities on behalf of the relevant Obligors to which those obligations are owed and on behalf of the Obligors which owe those obligations; and

(b)                                to accept the transfer of all or part of the obligations in respect of those Obligor Liabilities on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Obligor Liabilities are to be transferred.

(B)                               The net proceeds of each Distressed Disposal (and the net proceeds of any disposal of Liabilities or Obligor Liabilities pursuant to paragraph (A)(iii) above) shall be paid to the Security and Intercreditor Agent for application in accordance with Clause 10 (APPLICATION OF PROCEEDS) as if those proceeds were the proceeds of an enforcement of the Transaction Security and, to the extent that any disposal of Liabilities or Obligor Liabilities has occurred pursuant to paragraph (A)(iii)(d) above, as if that disposal of Liabilities or Obligor Liabilities had not occurred.

(C)                               In the case of a Distressed Disposal (or a disposal of Liabilities pursuant to paragraph (A)(iii)(d) above) effected by or at the request of the Security and Intercreditor Agent (acting in accordance with paragraph (D) below), the Security and Intercreditor Agent shall only effect such sale or disposal following the provision of a certificate from an internationally recognised investment bank  (acting reasonably) that such sale or disposal is at a fair market valuation, and for cash consideration for material disposals.

(D)                               For the purposes of paragraphs (A)(i), (A)(ii), (A)(iii), (A)(iv) and (C) above, the Security and Intercreditor Agent shall act:

(i)                                    if the relevant Distressed Disposal is being effected by way of enforcement of the Transaction Security, in accordance with Clause 7.2 (Manner of enforcement); and

(ii)                                 in any other case:

(a)                                on the instructions of the Instructing Group; or

(b)                                in the absence of any such instructions, as the Security and Intercreditor Agent sees fit.

9.                                     PERMITTED REFINANCING

9.1                              Permitted Refinancing

Notwithstanding any other term of this Agreement, it is agreed that, in the event the Liabilities are amended, restated, refinanced, replaced or restructured in whole or in part (a “New Financing”), then any Transaction Security may be reconstituted, amended or replaced with Security (“New Security”) on substantially the same terms as the Transaction Security in force immediately prior to the New Financing.

9.2                              Further assurance

It is agreed that, in the event of a New Financing, each Party shall, at the cost of KEL, do or procure the doing of all acts and/or execute or procure the execution of all documents, notices and filings in a form satisfactory to KEL and the creditors under the New Financing (who may for these purposes act through an agent) (each acting reasonably) which KEL and the creditors under the New Financing (who may for these purposes act through an agent) (each acting reasonably) consider necessary or appropriate to give full effect to the New Financing, and any New Security.

10.                             APPLICATION OF PROCEEDS

10.1                       Order of application

Subject to Clause 10.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security and Intercreditor Agent in respect of the Liabilities pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 10 (APPLICATION OF PROCEEDS), the “Recoveries”) shall be held by the Security and Intercreditor Agent on trust to apply them at any time as the Security and Intercreditor Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 10 (APPLICATION OF PROCEEDS)), in the following order of priority:

(A)                               in discharging any sums owing to the Security and Intercreditor Agent, any Receiver or any Delegate;

(B)                               in accordance with the terms of the KEFI Intercreditor Agreement (if in force and effect and if applicable);

(C)                               in payment of all costs and expenses incurred by the Agents or any Creditor in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement or any action taken at the request of the Security and Intercreditor Agent under Clause 4.5 (Creditors’ actions);

(D)                               in payment to the RCF Agent for the RCF Agent Liabilities and in payment to the HY Noteholder Trustee for the HY Noteholder Trustee Liabilities (to the extent such liabilities relate to the non-payment of fees due);

(E)                                in payment to:

(i)                                    the RCF Agent on behalf of the RCF Lenders; and

(ii)                                 the HY Noteholder Trustee on behalf of the HY Noteholders,

for application towards the discharge of the Liabilities (on a pro rata basis between the Liabilities of each RCF Lender and each HY Noteholder) provided that such payments shall be deemed to be paid firstly, towards any interest payments under the RCF and the HY Notes due but unpaid and secondly, towards the remaining Liabilities;

(F)                                 if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security and Intercreditor Agent is obliged to pay in priority to any Obligor; and

(G)                               the balance, if any, in payment to the relevant Obligor.

10.2                       Prospective liabilities

Following a Distress Event the Security and Intercreditor Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security and Intercreditor Agent with such financial institution (including itself) and for so long as the Security and Intercreditor Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 10.1 (Order of Application) in respect of:

(A)                               any sum to any Security and Intercreditor Agent, any Receiver or any Delegate; and

(B)                               any part of the Liabilities, the RCF Agent Liabilities or the HY Noteholder Trustee Liabilities,

that the Security and Intercreditor Agent reasonably considers, in each case, might become due or owing at any time in the future.

10.3                       Investment of proceeds

Prior to the application of any proceeds in accordance with Clause 10.1 (Order of Application) the Security and Intercreditor Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security and Intercreditor Agent with such financial institution (including itself) and for so long as the Security and Intercreditor Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Security and Intercreditor Agent’s discretion in accordance with the provisions of this Clause 10 (APPLICATION OF PROCEEDS).

10.4                       Currency Conversion

(A)                               For the purpose of, or pending the discharge of, any of the Liabilities the Security and Intercreditor Agent may convert any moneys received or recovered by the Security and Intercreditor Agent from one currency to another, at the Security and Intercreditor Agent’s Spot Rate of Exchange.

(B)                               The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

10.5                       Permitted Deductions

The Security and Intercreditor Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security and Intercreditor Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

10.6                       Good Discharge

(A)                               Any payment to be made in respect of the Liabilities by the Security and Intercreditor Agent may be made to the relevant Agent on behalf of a Finance Party and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security and Intercreditor Agent.

(B)                               The Security and Intercreditor Agent is under no obligation to make the payments to the Agents under paragraph (A) above in the same currency as that in which the Liabilities owing to the relevant Finance Party are denominated.

10.7                       Calculation of Amounts

For the purpose of calculating any person’s share of any sum payable to or by it, the Security and Intercreditor Agent shall be entitled to:

(A)                               notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Security and Intercreditor Agent), that notional conversion to be made at the Security and Intercreditor Agent’s Spot Rate of Exchange; and

(B)                               assume that all moneys received or recovered as a result of the enforcement or realisation of the Secured Property are applied in discharge of the Liabilities in accordance with the terms of the Finance Documents under which those Liabilities have arisen.

11.                              THE SECURITY AND INTERCREDITOR AGENT

11.1                       Trust

(A)                               The Security and Intercreditor Agent declares that it shall hold the Secured Property received pursuant to Clauses 4 (EFFECT OF INSOLVENCY EVENT), 5 (TURNOVER OF RECEIPTS) and 6 (REDISTRIBUTION) on trust for the Secured Parties on the terms contained in this Agreement.

(B)                               Each of the parties to this Agreement agrees that the Security and Intercreditor Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents to which the Security and Intercreditor Agent is expressed to be a party (and no others shall be implied).

11.2                       No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security and Intercreditor Agent.

11.3                       Instructions to Security and Intercreditor Agent and exercise of discretion

(A)                               Subject to paragraphs 25.4(D) and (E) below, the Security and Intercreditor Agent shall act in accordance with any instructions given to it by the Majority Creditors or, if so instructed by the Majority Creditors, refrain from exercising any right, power, authority or discretion vested in it as Security and Intercreditor Agent and shall be entitled to assume that (i) any instructions received by it from an Agent, the Creditors or a group of Creditors are duly given in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(B)                               The Security and Intercreditor Agent shall be entitled to request instructions, or clarification of any direction, from the Majority Creditors as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security and Intercreditor Agent may refrain from acting unless and until those instructions or clarification are received by it.

(C)                               Save as provided in Clause 7 (ENFORCEMENT OF TRANSACTION SECURITY), any instructions given to the Security and Intercreditor Agent by the Majority Creditors shall override any conflicting instructions given by any other Parties.

(D)                               Paragraph 25.4(A) above shall not apply:

(i)                                    where a contrary indication appears in this Agreement;

(ii)                                 where this Agreement requires the Security and Intercreditor Agent to act in a specified manner or to take a specified action;

(iii)                              in respect of any provision which protects the Security and Intercreditor Agent’s own position in its personal capacity as opposed to its role of Security and Intercreditor Agent for the Secured Parties including, without limitation, the provisions set out in Clauses 25.6 (Security and Intercreditor Agent’s discretions) to Clause 25.22 (Disapplication);

(iv)                             in respect of the exercise of the Security and Intercreditor Agent’s discretion to exercise a right, power or authority under any of:

(a)                                Clause 8.1 (Non-Distressed Disposals);

(b)                                Clause 10.1 (Order of application);

(c)                                 Clause 10.2 (Prospective liabilities); and

(d)                                Clause 10.5 (Permitted Deductions).

(E)                                If giving effect to instructions given by the Majority Creditors would (in the Security and Intercreditor Agent’s opinion) have an effect equivalent to an Intercreditor Amendment, the Security and Intercreditor Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security and Intercreditor Agent) whose consent would have been required in respect of that Intercreditor Amendment.

(F)                                 In exercising any discretion to exercise a right, power or authority under this Agreement where either:

(i)                                    it has not received any instructions from the Majority Creditors as to the exercise of that discretion; or

(ii)                                 the exercise of that discretion is subject to paragraph (D)(iv) above,

the Security and Intercreditor Agent shall do so having regard to the interests of all the Secured Parties.

11.4                       Security and Intercreditor Agent’s Actions

Without prejudice to the provisions of Clause 7 (ENFORCEMENT OF TRANSACTION SECURITY) and Clause 25.3 (Instructions to Security and Intercreditor Agent and exercise of discretion), the Security and Intercreditor Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

11.5                       Security and Intercreditor Agent’s discretions

The Security and Intercreditor Agent may:

(A)                               assume (unless it has received actual notice to the contrary from one of the Agents) that (i) no Default has occurred and no Obligor is in breach of or in default of its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(B)                               if it receives any instructions or directions under Clause 7 (ENFORCEMENT OF TRANSACTION SECURITY) to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(C)                               engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security and Intercreditor Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(D)                               rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party, any Creditor or an Obligor, upon a certificate signed by or on behalf of that person; and

(E)                                refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

11.6                       Security and Intercreditor Agent’s obligations

The Security and Intercreditor Agent shall promptly:

(A)                               copy to each Agent the contents of any notice or document received by it from any Obligor under any Finance Document;

(B)                               forward to a Party the original or a copy of any document which is delivered to the Security and Intercreditor Agent for that Party by any other Party provided that, except where a Finance Document expressly provides otherwise, the

Security and Intercreditor Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party;

(C)                               inform each Agent of the occurrence of any Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security and Intercreditor Agent has received notice from any other party to this Agreement; and

(D)                               to the extent that a Party (other than the Security and Intercreditor Agent) is required to calculate a Dollar Currency Amount, and upon a request by that Party, notify that Party of the relevant Security and Intercreditor Agent’s Spot Rate of Exchange.

11.7                       Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security and Intercreditor Agent shall not:

(A)                               be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(B)                               be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(C)                               be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(D)                               have or be deemed to have any relationship of trust or agency with, any Obligor.

11.8                       Exclusion of liability

None of the Security and Intercreditor Agent, any Receiver nor any Delegate shall accept responsibility or be liable for:

(A)                               the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security and Intercreditor Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(B)                               the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Secured Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Secured Property;

(C)                               any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Secured Property or otherwise, whether in accordance with an instruction from an Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(D)                               the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Secured Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Secured Property; or

(E)                                any shortfall which arises on the enforcement or realisation of the Secured Property.

11.9                       No proceedings

No Party (other than the Security and Intercreditor Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security and Intercreditor Agent, a Receiver or a Delegate in respect of any claim it might have against the Security and Intercreditor Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to this Agreement or any Secured Property and any officer, employee or agent of the Security and Intercreditor Agent, a Receiver or a Delegate may rely on this Clause 11.9 (No proceedings) subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Rights Act.

11.10                Own responsibility

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security and Intercreditor Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(A)                               the financial condition, status and nature of each Obligor;

(B)                               the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Secured Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Secured Property;

(C)                               whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Secured Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Secured Property;

(D)                               the adequacy, accuracy and/or completeness of any information provided by the Security and Intercreditor Agent or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(E)                                the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security and Intercreditor Agent that it has not relied on and will not at any time rely on the Security and Intercreditor Agent in respect of any of these matters.

11.11                No responsibility to perfect Transaction Security

The Security and Intercreditor Agent shall not be liable for any failure to:

(A)                               require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(B)                               obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(C)                               register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(D)                               take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(E)                                require any further assurances in relation to any of the Security Documents.

11.12                Insurance by Security and Intercreditor Agent

(A)                               The Security and Intercreditor Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents.  The Security and Intercreditor Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(B)                               Where the Security and Intercreditor Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless an Agent shall have requested it to do so in writing and the

Security and Intercreditor Agent shall have failed to do so within fourteen days after receipt of that request.

11.13                Custodians and nominees

The Security and Intercreditor Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security and Intercreditor Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security and Intercreditor Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

11.14                Acceptance of title

The Security and Intercreditor Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors or Group Companies may have to any of the Charged Property and shall not be liable for or bound to require any Obligor or Group Company to remedy any defect in its right or title.

11.15                Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in this Agreement, the Security and Intercreditor Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security and Intercreditor Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

11.16                Business with the Obligors

The Security and Intercreditor Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

11.17                Winding up of trust

If the Security and Intercreditor Agent is informed by all of the Agents that (a) all of the Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents the trusts set out in this Agreement shall be wound up.

11.18                Perpetuity period

The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of 125 years from the date of this Agreement.

11.19                Powers supplemental

The rights, powers and discretions conferred upon the Security and Intercreditor Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security and Intercreditor Agent by general law or otherwise.

11.20                Trustee division separate

(A)                               In acting as trustee for the Secured Parties, the Security and Intercreditor Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(B)                               If information is received by another division or department of the Security and Intercreditor Agent, it may be treated as confidential to that division or department and the Security and Intercreditor Agent shall not be deemed to have notice of it.

11.21                Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security and Intercreditor Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

11.22                Obligors:  Power of Attorney

Each Obligor by way of security for its obligations under this Agreement irrevocably appoints the Security and Intercreditor Agent to be its attorney to do anything which that Obligor has authorised the Security and Intercreditor Agent or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do (and the Security and Intercreditor Agent may delegate that power on such terms as it sees fit).

12.                              CHANGE OF SECURITY AND INTERCREDITOR AGENT AND DELEGATION

12.1                       Resignation of the Security and Intercreditor Agent

(A)                               The Security and Intercreditor Agent may resign and appoint one of its affiliates as successor by giving notice to KEL and the Creditors.

(B)                               Alternatively the Security and Intercreditor Agent may resign by giving notice to the other Parties in which case the Majority Creditors may appoint a successor Security and Intercreditor Agent.

(C)                               If the Majority Creditors have not appointed a successor Security and Intercreditor Agent in accordance with paragraph 26.1(B) above within 30 days after the notice of resignation was given, the Security and Intercreditor Agent

(after consultation with the Agents) may appoint a successor Security and Intercreditor Agent.

(D)                               The retiring Security and Intercreditor Agent (the “Retiring Security and Intercreditor Agent”) shall, at its own cost, make available to the successor Security and Intercreditor Agent such documents and records and provide such assistance as the successor Security and Intercreditor Agent may reasonably request for the purposes of performing its functions as Security and Intercreditor Agent under this Agreement.

(E)                                The Security and Intercreditor Agent’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Secured Property to that successor.

(F)                                 Upon the appointment of a successor, the Retiring Security and Intercreditor Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 25.18 (Winding up of trust) and under paragraph 26.1(D) above) but shall, in respect of any act or omission by it whilst it was the Security and Intercreditor Agent, remain entitled to the benefit of Clauses 11 (THE SECURITY AND INTERCREDITOR AGENT), 31.1 (Obligors’ indemnity) and 31.3 (Creditors’ indemnity).  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(G)                               The Majority Creditors may, by notice to the Security and Intercreditor Agent, require it to resign in accordance with paragraph 26.1(B) above.  In this event, the Security and Intercreditor Agent shall resign in accordance with paragraph 26.1(B) above but the cost referred to in paragraph 26.1(D) above shall be for the account of KEL.

12.2                       Delegation

(A)                               Each of the Security and Intercreditor Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(B)                               That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security and Intercreditor Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.

12.3                       Additional Security and Intercreditor Agents

(A)                               The Security and Intercreditor Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co trustee jointly with it

(i) if it considers that appointment to be in the interests of the Secured Parties; or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security and Intercreditor Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security and Intercreditor Agent shall give prior notice to KEL and each of the Agents of that appointment.

(B)                               Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security and Intercreditor Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(C)                               The remuneration that the Security and Intercreditor Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security and Intercreditor Agent.

13.                              CHANGES TO THE PARTIES

13.1                       Assignments and transfers

No Party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Finance Documents or the Liabilities except as permitted by this Clause 13 (CHANGES TO THE PARTIES).

13.2                       Change of Creditor

Subject to Clause 13.3 (Change of Agent), a Finance Party may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Finance Document to which it is party or the related Liabilities if that assignment or transfer is in accordance with the terms of the RCF Agreement or the HY Note Indenture, as applicable.

13.3                       Change of Agent

No person shall become an Agent unless at the same time, it accedes to this Agreement as a RCF Agent or a HY Noteholder Trustee, as applicable, pursuant to Clause 13.4 (Agent Accession Undertaking).

13.4                       Agent Accession Undertaking

With effect from the date of acceptance by the Security and Intercreditor Agent of an Agent Accession Undertaking or, if later, the date specified in that Agent Accession Undertaking, and otherwise with effect from the date specified in the Agent Accession Undertaking, in each case duly executed and delivered to the Parties by the relevant acceding party:

(A)                               any Party ceasing entirely to be an Agent shall be discharged from further obligations towards the Security and Intercreditor Agent and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(B)                               as from that date, the replacement or new Agent shall assume the same obligations, and become entitled to the same rights, as if it had been an original Party to this Agreement in that capacity.

13.5                       Additional Agents

(A)                               Each of the Parties appoints the Security and Intercreditor Agent to receive on its behalf each Agent Accession Undertaking delivered to the Security and Intercreditor Agent and the Security and Intercreditor Agent shall, subject to paragraph (B) below, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement.

(B)                               The Security and Intercreditor Agent shall only be obliged to sign and accept an Agent Accession Undertaking received by it once it is satisfied that it has complied with all necessary “know your customer” or similar other checks under all applicable laws and regulations in relation to the accession by the prospective party to this Agreement.

(C)                               Each Party shall promptly upon the request of the Security and Intercreditor Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Security and Intercreditor Agent (for itself) from time to time in order for the Security and Intercreditor Agent to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

14.                              COSTS AND EXPENSES

14.1                       Security and Intercreditor Agent’s ongoing costs

(A)                               In the event of (i) a Default; (ii) the Security and Intercreditor Agent considering it necessary or expedient; or (iii) the Security and Intercreditor Agent being requested by an Obligor or the Majority Creditors to undertake duties which the Security and Intercreditor Agent and KEL agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security and Intercreditor Agent under the Finance Documents, KEL shall pay to the Security and Intercreditor Agent any additional remuneration (together with any applicable VAT) that may be agreed between them.

(B)                               If the Security and Intercreditor Agent and KEL fail to agree upon the nature of those duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security and Intercreditor Agent and approved by KEL or, failing approval, nominated (on the application of the Security and Intercreditor Agent) by the President for the time being of the Law Society of England and Wales

(the costs of the nomination and of the investment bank being payable by KEL) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

14.2                       Transaction expenses

KEL shall, within 15 Business Days, pay the Security and Intercreditor Agent the amount of all costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by the Security and Intercreditor Agent and any Receiver or Delegate in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(A)                               this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(B)                               any other Finance Documents executed after the date of this Agreement.

14.3                       Stamp taxes

KEL shall (in accordance with the terms of the other Finance Documents) pay and, within five Business Days of demand, indemnify the Security and Intercreditor Agent against any cost, loss or liability the Security and Intercreditor Agent incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.4                       Interest on demand

If any Creditor or Obligor fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is one per cent. per annum over the rate at which the Security and Intercreditor Agent was being offered, by leading banks in the London interbank market, deposits in an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Security and Intercreditor Agent may from time to time select.

14.5                       Enforcement and preservation costs

KEL shall, within five Business Days of demand, pay to the Security and Intercreditor Agent the amount of all costs and expenses (including legal fees and together with any applicable VAT) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security and Intercreditor Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

15.                              INDEMNITIES

15.1                       Obligors’ indemnity

Each Obligor shall promptly indemnify the Security and Intercreditor Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them:

(A)                               in relation to or as a result of:

(i)                                    any failure by KEL to comply with obligations under Clause 14 (COSTS AND EXPENSES);

(ii)                                 the taking, holding, protection or enforcement of the Transaction Security;

(iii)                              the exercise of any of the rights, powers, discretions and remedies vested in the Security and Intercreditor Agent, each Receiver and each Delegate by the Finance Documents or by law; or

(iv)                             any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(B)                               which otherwise relates to any of the Secured Property or the performance of the terms of this Agreement (otherwise than as a result of its gross negligence or wilful misconduct).

Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 31.1 (Obligors’ indemnity) will not be prejudiced by any release or disposal under Clause 8.2 (Distressed Disposals) taking into account the operation of that Clause 8.2 (Distressed Disposals).

15.2                       Priority of indemnity

The Security and Intercreditor Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 31.1 (Obligors’ indemnity) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

15.3                       Creditors’ indemnity

Each Creditor shall (in the proportion that the Liabilities due to it bears to the aggregate of the Liabilities due to all the Creditors for the time being (or, if the Liabilities due to each of those Creditors is zero, immediately prior to their being reduced to zero)), indemnify the Security and Intercreditor Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security and Intercreditor Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct in acting as Security and Intercreditor Agent, Receiver or Delegate under the Finance Documents and unless the relevant Security and Intercreditor Agent, Receiver or Delegate has already been reimbursed by an Obligor pursuant to a Finance Document) and the Obligors shall jointly and severally indemnify each Creditor against any payment made by it under this Clause 31 (Indemnities).

15.4                       Borrower’s indemnity to Creditors

KEL shall promptly and as principal obligor indemnify each Creditor against any cost, loss or liability (together with any applicable VAT), whether or not reasonably foreseeable, incurred by any of them in relation to or arising out of the operation of Clause 8.2 (Distressed Disposals).

16.                              INFORMATION

16.1                       Information and dealing

(A)                               The Creditors shall provide to the Security and Intercreditor Agent from time to time (through their respective Agents in the case of a Creditor) any information that the Security and Intercreditor Agent may reasonably specify as being necessary or desirable to enable the Security and Intercreditor Agent to perform its functions as trustee.

(B)                               Each Creditor shall deal with the Security and Intercreditor Agent exclusively through its Agent.

16.2                       Disclosure

Notwithstanding any agreement to the contrary, each of the Obligors consents, until the Final Discharge Date, to the disclosure by any of the Creditors, the Agents and the Security and Intercreditor Agent to each other (whether or not through an Agent or the Security and Intercreditor Agent) of such information concerning the Obligors obtained by it in that capacity as any Creditor, any Agent or the Security and Intercreditor Agent shall see fit.

16.3                      Notification of prescribed events

(A)                               If an Event of Default either occurs or ceases to be continuing the relevant Agent shall, upon becoming aware of that occurrence or cessation, notify the Security and Intercreditor Agent and the Security and Intercreditor Agent shall, upon receiving that notification, notify each other Agent.

(B)                               If an Acceleration Event occurs the relevant Agent shall notify the Security and Intercreditor Agent and the Security and Intercreditor Agent shall, upon receiving that notification, notify each other Agent.

(C)                               If the Security and Intercreditor Agent enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each Party of that action.

(D)                               If any Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security it shall notify the Security and Intercreditor Agent and the Security and Intercreditor Agent shall, upon receiving that notification, notify each Party of that action.

(E)                                If a Mandatory Prepayment is waived the relevant Agent shall notify the Security and Intercreditor Agent of the amount of the Mandatory Prepayment waived and the Security and Intercreditor Agent shall, upon receiving that notification, notify each other Agent.

17.                              NOTICES

17.1                       Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

17.2                       Security and Intercreditor Agent’s communications with Creditors

The Security and Intercreditor Agent shall be entitled to carry out all dealings with the Creditors through their respective Agents and may give to the Agents, as applicable, any notice or other communication required to be given by the Security and Intercreditor Agent to a Creditor.

17.3                       Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(A)                               in the case of KEL:

Clarendon House 2 Church Street Hamilton HM11 Bermuda	c/o Kosmos Energy LLC 8176 Park Lane Suite 500 Dallas Texas 75231 USA

Fax: +1 441 292 4720	Fax: +1 214 445 9705

Attention: Company Secretary	Attention: Jason Doughty

(B)                               in the case of the Security and Intercreditor Agent:

Address:	BNP Paribas 16 Rue de Hanovre 75078 Paris Cedex 2 France

Fax:	33 1 42 98 49 25

Attention:	Phoi-Van Phuong

Email:	phoi-van.phuong@bnpparibas.com

(C)                               in the case of the RCF Agent:

Address:	Standard Chartered Bank 5th Floor 1 Basinghall Avenue London EC2V 5DD

Fax:	+44 207 885 3632

Attention:	Matthew Breadon

(D)                               in the case of the HY Noteholder Trustee [•]; and

(E)                                in the case of each other Party, that notified in writing to the Security and Intercreditor Agent on or prior to the date on which it becomes a Party,

or any substitute address, fax number or department or officer which that Party may notify to the Security and Intercreditor Agent (or the Security and Intercreditor Agent may notify to the other Parties, if a change is made by the Security and Intercreditor Agent) by not less than five Business Days’ notice.

17.4                       Delivery

(A)                               Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)                                    if by way of fax, when received in legible form; or

(ii)                                 if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 17.3 (Addresses), if addressed to that department or officer.

(B)                               Any communication or document to be made or delivered to the Security and Intercreditor Agent will be effective only when actually received by the Security and Intercreditor Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security and Intercreditor Agent’s signature below (or any substitute department or officer as the Security and Intercreditor Agent shall specify for this purpose).

(C)                               Any communication or document made or delivered to KEL in accordance with this Clause 17.4 (Delivery) will be deemed to have been made or delivered to each of the Obligors.

17.5                       Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 17.3 (Addresses) or changing its own address or fax number, the Security and Intercreditor Agent shall notify the other Parties.

17.6                       Electronic communication

(A)                               Any communication to be made between the Security and Intercreditor Agent and an Agent or a Creditor under or in connection with this Agreement may be made by electronic mail or other electronic means, if the Security and Intercreditor Agent and the relevant Agent or Creditor:

(i)                                    agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                 notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                              notify each other of any change to their address or any other such information supplied by them.

(B)                               Any electronic communication made between the Security and Intercreditor Agent and an Agent or Creditor will be effective only when actually received in readable form and in the case of any electronic communication made by a Creditor or Agent to the Security and Intercreditor Agent only if it is addressed in such a manner as the Security and Intercreditor Agent shall specify for this purpose.

17.7                       English language

(A)                               Any notice given under or in connection with this Agreement must be in English.

(B)                               All other documents provided under or in connection with this Agreement must be:

(i)                                    in English; or

(ii)                                 if not in English, and if so required by the Security and Intercreditor Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

(C)                               The Security and Intercreditor Agent and/or receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document provided pursuant to this Clause 17.7 (English language) and the English translation shall prevail unless the document is a statutory or other official document.  Translation costs are for the account of the Obligors.

18.                              PRESERVATION

18.1                       Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

18.2                       No impairment

If, at any time after its date, any provision of this Agreement is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Finance Document, neither the binding nature nor the enforceability of that provision or any other provision of that Finance Document will be impaired as against the other party or parties to that Finance Document.

18.3                      Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

18.4                       Waiver of defences

The provisions of this Agreement will not be affected by an act, omission, matter or thing which, but for this Clause 18.4 (Waiver of defences), would reduce, release or prejudice the ranking of liabilities and priorities expressed to be created by this Agreement including (without limitation and whether or not known to any Party):

(A)                               any time, waiver or consent granted to, or composition with, any Obligor or other person;

(B)                               the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor;

(C)                               the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(D)                               any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or other person;

(E)                                any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Finance Document or any other document or security;

(F)                                 any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(G)                               any intermediate Payment of any of the Liabilities owing to the Creditors in whole or in part; or

(H)                              any insolvency or similar proceedings.

18.5                       Priorities not affected

Except as otherwise provided in this Agreement the priorities referred to in Clause 2 (RANKING AND PRIORITY) will:

(A)                               not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities owing to the Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Finance Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(B)                               apply regardless of the order in which or dates upon which this Agreement and the other Finance Documents are executed or registered or notice of them is given to any person; and

(C)                              secure the Liabilities owing to the Creditors in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

19.                              CONSENTS, AMENDMENTS AND OVERRIDE

19.1                       Required consents

(A)                               Subject to paragraph (B) below, to Clause 19.4 (Exceptions) and to Clause 19.5 (Snooze/Lose), this Agreement may be amended or waived only with the consent of the Majority Creditors.

(B)                               An amendment or waiver that has the effect of changing or which relates to Clause 11 (THE SECURITY AND INTERCREDITOR AGENT), Clause 26 (Change Of Security And Intercreditor Agent And Delegation), Clause 31.1 (Obligors’ indemnity), Clause 15.2 (Priority of indemnity), Clause 31.3 (Lenders’ indemnity) or this paragraph (B) shall not be made without the consent of the Security and Intercreditor Agent.

(C)                               An amendment or waiver that has the effect of changing or which relates to Clause 2 (RANKING AND PRIORITY), Clause 3 (CREDITORS AND LIABILITIES), Clause 5.1 (Turnover by the Creditors), Clause 5.4 (Saving provision), Clause 6 (REDISTRIBUTION), Clause 7 (ENFORCEMENT OF TRANSACTION SECURITY), Clause 3.5 (Option to purchase:  HY Noteholders), Clause 10 (APPLICATION OF PROCEEDS), paragraphs 25.4(D)(iii), 11.3(E) and 25.4(E) (KEL Intercreditor Agreement

(D)                               At any time, if the KEL Intercreditor Agreement is in force and effect, this clause 25, clause 26 (CHANGE OF SECURITY AND INTERCREDITOR AGENT AND DELEGATION) and clause 31 (INDEMNITIES) shall be ignored, shall have no force or effect and the Parties to this Agreement shall observe their respective rights and obligations under this Agreement as if this clause 25, clause 26 (CHANGE OF SECURITY AND INTERCREDITOR AGENT AND DELEGATION) and clause 31 (INDEMNITIES) were removed in their entirety.

(E)                                Instructions to Security and Intercreditor Agent and exercise of discretion) or this Clause 19 (CONSENTS, AMENDMENTS AND OVERRIDE), shall not be made without the consent of the Instructing Group.

19.2                       Amendments and Waivers: Security Documents and KEFI Intercreditor Agreement

(A)                               Subject to paragraph (B) below and to Clause 19.4 (Exceptions) and unless the provisions of any Finance Document expressly provide otherwise, the Security and Intercreditor Agent may, if authorised by an Instructing Group, and if KEL consents, amend the terms of, waive any of the requirements of or grant consents under, any of the Security Documents or the KEFI Intercreditor Agreement which shall be binding on each Party.

(B)                               Subject to paragraph 19.4(C) (Exceptions), the prior consent of the Creditors is required to authorise any amendment or waiver of, or consent under, any Security Document which would affect the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed.

19.3                       Effectiveness

Any amendment, waiver or consent given in accordance with this Clause 19 (CONSENTS, AMENDMENTS AND OVERRIDE) will be binding on all Parties, each Obligor and each Creditor and the Security and Intercreditor Agent may effect, on behalf of any Agent or Creditor, any amendment, waiver or consent permitted by this Clause 19 (CONSENTS, AMENDMENTS AND OVERRIDE).

19.4                       Exceptions

(A)                               Subject to paragraph (C) below, if the amendment, waiver or consent may impose new or additional obligations on or withdraw or reduce the rights of any Party other than:

(i)                                    in the case of a Creditor, in a way which affects or would affect Creditors of that Party’s class generally; or

(ii)                                 in the case of an Obligor, to the extent consented to by KEL under paragraph 19.2(A) (Amendments and Waivers: Security Documents and KEFI Intercreditor Agreement),

the consent of that Party is required.

(B)                               Subject to paragraph (C) below, an amendment, waiver or consent which relates to the rights or obligations of an Agent or the Security and Intercreditor Agent (including, without limitation, any ability of the Security and Intercreditor Agent to act in its discretion under this Agreement) may not be effected without the consent of that Agent or, as the case may be, the Security and Intercreditor Agent.

(C)                               Neither paragraph (A) nor (B) above, nor Clause 19.2(B) (Amendments and Waivers: Security Documents and KEFI Intercreditor Agreement) shall apply:

(i)                                    to any release of Transaction Security, claim or Liabilities; or

(ii)                                 to any consent

which, in each case, the Security and Intercreditor Agent gives in accordance with Clause 8 (DISPOSALS).

19.5                       Enforcement Action

(A)                               For the avoidance of doubt, as between on the one hand, the Finance Party and, on the other hand, the Obligors, nothing in this Agreement shall give the Finance Parties a greater or any additional right in relation to taking a particular Enforcement Action (including as to the time at which such Enforcement Action may be taken and/or the circumstances under which any Enforcement Action may be taken) than exists under the terms of the other Finance Documents or at law.

(B)                               Notwithstanding any provision of this Agreement to the contrary, should the HY Note Indenture be qualified under the Trust Indenture Act or otherwise subject to Section 316 of the Trust Indenture Act, the right of any HY Noteholder to:

(i)                                    receive payment of the principal of and interest on the HY Notes held by them, on or after the respective due dates expressed in the HY Note Indenture; or

(ii)                                 to institute suit for the enforcement of any such payment on or after such respective dates (giving rise, if such payment or part thereof is recovered, to a “HY Enforcement Recovery”), shall not be impaired or affected without the consent of such HY Noteholder, except to the extent permitted by the Trust Indenture Act. Clause 5.1 (Turnover by the Creditors) shall apply to any HY Enforcement Recovery, which shall be paid to the Security and Intercreditor Agent for application in accordance with Clause 10 (APPLICATION OF PROCEEDS) and the other terms of this Agreement.

19.6                       Snooze/Lose

(A)                               If in relation to:

(i)                                    a request for a Consent in relation to any of the terms of this Agreement;

(ii)                                 a request to participate in any other vote of Creditors under the terms of this Agreement;

(iii)                              a request to approve any other action under this Agreement; or

(iv)                             a request to provide any confirmation or notification under this Agreement;

any Creditor:

(1)                                fails to respond to that request within 10 Business Days of that request being made; or

(2)                                (in the case of paragraphs (i) to (iii) above and if so requested by the Security and Intercreditor Agent), fails to provide details of its Credit Participation to the Security and Intercreditor Agent within the timescale specified by the Security and Intercreditor Agent:

(v)                                in the case of paragraphs (i) to (iii) above, that Creditor’s Credit Participation (as the case may be) shall be deemed to be zero for the purpose of calculating the Credit Participations when ascertaining whether any relevant percentage of Credit Participations has been obtained to give that Consent, carry that vote or approve that action;

(vi)                             in the case of paragraph (iv) above, that confirmation or notification shall be deemed to have been given.

19.7                       Disenfranchisement of Sponsor Affiliates

(A)                               For so long as a Sponsor Affiliate beneficially owns a Commitment or Credit Participation or (ii) has entered into a sub-participation agreement relating to a Commitment or Credit Participation or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(i)                                    in ascertaining:

(a)                                an Instructing Group or the Majority Creditors; or

(b)                                whether:

(1)                                any relevant percentage of Commitments or Credit Participations; or

(2)                                the agreement of any specified group of Creditors,

has been obtained to approve any request for a Consent or to carry any other vote or approve any action under this Agreement,

that Commitment or Credit Participation shall be deemed to be zero and, subject to paragraph (ii) below, that Sponsor Affiliate (or the person with whom it has entered into that sub-participation, other agreement or arrangement (a “Counterparty”)) shall be deemed not to be a Creditor.

(ii)                                 Paragraph (A) above shall not apply to the extent that a Counterparty (other than a Sponsor Affiliate) is a Creditor by virtue otherwise than by beneficially owning the relevant Commitment or Credit Participation.

(B)                               Each Sponsor Affiliate that is a Creditor agrees that:

(i)                                    in relation to any meeting or conference call to which all the Creditors are invited to attend or participate, it shall not attend or participate in the same if so requested by the Security and Intercreditor Agent or, unless the Security and Intercreditor Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)                                 it shall not, unless the Security and Intercreditor Agent otherwise agrees, be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Security and Intercreditor Agent or one or more of the Creditors.

19.8                       Calculation of Credit Participations

For the purpose of ascertaining whether any relevant percentage of Credit Participations has been obtained under this Agreement, the Security and Intercreditor Agent may notionally convert the Credit Participations into their Dollar Currency Amounts.

19.9                       No liability

None of the Creditors, the HY Noteholder Trustee or the RCF Agent will be liable to any other Creditor, Agent or Obligor for any Consent given or deemed to be given under this Clause 19 (CONSENTS, AMENDMENTS AND OVERRIDE).

19.10                Agreement to override

Unless expressly stated otherwise in this Agreement, this Agreement overrides anything in the Finance Documents to the contrary, except for the KEFI Intercreditor Agreement, which shall prevail in the event that there is any conflict between it and this Agreement.

20.                              COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

21.                              GOVERNING LAW

This Agreement, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

22.                              JURISDICTION

22.1                       Submission

The parties hereby irrevocably agree for the exclusive benefit of the Secured Parties that the courts of England shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement, or any non-contractual obligations arising out of or in connection with it) (a “Dispute”).

22.2                       Forum convenience

The parties hereby irrevocably agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly irrevocably agree not to argue to the contrary.

22.3                       Concurrent jurisdiction

This Clause 22 (JURISDICTION) is for the benefit of the Secured Parties only.  As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions

23.                              SERVICE OF PROCESS

(A)                               Without prejudice to any other mode of service allowed under any relevant law, each Obligor (unless incorporated in England and Wales):

(i)                                    irrevocably appoints Trusec Limited of 2 Lambs Passage, London, EC1Y 8BB as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(ii)                                 agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned;

(B)                               If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, KEL (in the case of an agent for service of process for an Obligor), must immediately (and in any event within 30 days of such event taking place) appoint another agent on terms acceptable to the RCF Agent.  Failing this, the RCF Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 12
FORM OF AGENT ACCESSION UNDERTAKING

To:                            BNP PARIBAS as Security and Intercreditor Agent for itself and each of the other parties to the Intercreditor Agreement referred to below.

To:         STANDARD CHARTERED BANK as RCF Agent.

To:         [•] as HY Noteholder Trustee.

From:     [Acceding Agent]

THIS UNDERTAKING is made on [date] by [insert full name of new Agent] (the “Acceding Agent”) in relation to the intercreditor agreement (the “Intercreditor Agreement”) dated [•] 2012 between, among others, [•] as Security and Intercreditor Agent, [•] as RCF Agent and [•] as HY Noteholder Trustee, (each as defined in the Intercreditor Agreement).  Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

In consideration of the Acceding Agent being accepted as an Agent for the purposes of the Intercreditor Agreement, the Acceding Agent confirms that, as from [date], it intends to be party to the Intercreditor Agreement as an Agent and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Agent and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

This Undertaking is governed by English law.

THIS UNDERTAKING has been entered into on the date stated above and is delivered on the date stated above].

Acceding Agent

[insert full name of Acceding
Agent]

By:

Address:

Fax:

Accepted by the Security and Intercreditor Agent

for and on behalf of

BNP PARIBAS

Date:

Accepted by the RCF Agent

for and on behalf of

STANDARD CHARTERED BANK

Date:

Accepted by the HY Noteholder Trustee

for and on behalf of

[•]

Date:

SIGNATURES

The RCF Borrower

KOSMOS ENERGY LTD.

By:

Name:	Neal Shah
Title:	Attorney-in-fact

The HY Note Issuer

KOSMOS ENERGY LTD.

By:

Name:	Neal Shah
Title:	Attorney-in-fact

The Security and Intercreditor Agent

BNP PARIBAS

By:

Name:
Title:

The RCF Agent

STANDARD CHARTERED BANK

By:

Name:
Title:

The HY Noteholder Trustee

[•]

By:

Name:
Title:

Schedule 13
Form of Lender Accession Notice

To:         STANDARD CHARTERED BANK as Facility Agent

From:     [Additional Lender]

Dated:

Dear Sirs,

Kosmos Energy Ltd. - Facility Agreement
dated                  (the “Facility Agreement”)

1.                                     We refer to the Agreement and the Facility Agreement.  This is a Lender Accession Notice.  Terms defined in the Facility Agreement relating to the Agreement have the same meaning in this Lender Accession Notice unless given a different meaning in this Lender Accession Notice.

2.            [Additional Lender] agrees:

(a)                                 to be bound by the terms of the Finance Documents (other than the KEL Intercreditor Agreement [and the KEFI Intercreditor Agreement](4)) as a Lender pursuant to clause [3.2] (Additional Commitment) of the Facility Agreement;

(b)                                 to be bound by the terms of the KEL Intercreditor Agreement as a RCF Lender; and

(c)                                  [to be bound by the terms of the KEFI Intercreditor Agreement as a RCF Lender.]

3.            [Additional Lender]’s Additional Commitment is USD [                      ].

4.            [Additional Lender’s] administrative details are as follows:

Account details:	[	]

Facility Office Address:	[	]

Telephone No.:	[	]

Fax No.:	[	]

(4)  Exclude if KEFI Intercreditor Agreement is no longer in force.

Attention:	[	]

5.                                     The Additional Lender expressly acknowledges the limitations on the Lenders’ obligations set out in paragraph (I) of clause 3.2 (Additional Commitments).

6.                                    This Lender Accession Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Lender Accession Notice.

7.                                     This Lender Accession Notice is governed by English law.

8.                                     This Lender Accession Notice has been delivered as a deed on the date stated at the beginning of this Lender Accession Notice.

[Additional Lender]

By:

This Lender Accession Notice is accepted by the Facility Agent and the Additional Commitment Date is confirmed as [ ].

Standard Chartered Bank

By:

SIGNATURES

Original Borrower

KOSMOS ENERGY LTD.

By:	/s/ Neal Shah

Name:	Neal Shah
Title:	Attorney-in-fact

Original Guarantors

KOSMOS ENERGY OPERATING

By:	/s/ Neal Shah

Name:	Neal Shah
Title:	Attorney-in-fact

KOSMOS ENERGY INTERNATIONAL

By:	/s/ Neal Shah

Name:	Neal Shah
Title:	Attorney-in-fact

KOSMOS ENERGY DEVELOPMENT

By:	/s/ Neal Shah

Name:	Neal Shah
Title:	Attorney-in-fact

KOSMOS ENERGY GHANA HC

By:	/s/ Neal Shah

Name:	Neal Shah
Title:	Attorney-in-fact

KOSMOS ENERGY FINANCE INTERNATIONAL

By:	/s/ Neal Shah

Name:	Neal Shah
Title:	Attorney-in-fact

The Mandated Lead Arrangers

BANC OF AMERICA SECURITIES LIMITED

By:	/s/ Amit Bhagat

Name:	Amit Bhagat
Title:	Director

BNP PARIBAS

By:	/s/ Olivier Warnan

Name:	Olivier Warnan
Title:	Director

BNP PARIBAS

By:	/s/ Xavier Venereau

Name:	Xavier Venereau
Title:	Managing Director

HSBC BANK PLC

By:	/s/ Kenny Eng

Name:	Kenny Eng
Title:	Associate Director

SOCIETE GENERALE, LONDON BRANCH

By:	/s/ Maria Martin

Name:	Maria Martin
Title:	Vice President

THE STANDARD BANK OF SOUTH AFRICA LIMITED

By:	/s/ Alistair Reid

Name:	Alistair Reid
Title:	Executive

THE STANDARD BANK OF SOUTH AFRICA LIMITED

By:	/s/ Pablo Gonzalez

Name:	Pablo Gonzalez
Title:	Executive

STANDARD CHARTERED BANK

By:	/s/ F Duta

Name:	F Duta
Title:	Managing Director

The Original Lenders

Bank of America, N.A.

By:	/s/ Amit Bhagat

Name:	Amit Bhagat
Title:	Director

BNP PARIBAS

By:	/s/ Olivier Warnan

Name:	Olivier Warnan
Title:	Director

BNP PARIBAS

By:	/s/ Xavier Venereau

Name:	Xavier Venereau
Title:	Managing Director

HSBC BANK PLC

By:	/s/ Kenny Eng

Name:	Kenny Eng
Title:	Associate Director

SOCIETE GENERALE, LONDON BRANCH

By:	/s/ Maria Martin

Name:	Maria Martin
Title:	Vice President

THE STANDARD BANK OF SOUTH AFRICA LIMITED

By:	/s/ Alistair Reid

Name:	Alistair Reid
Title:	Executive

THE STANDARD BANK OF SOUTH AFRICA LIMITED

By:	/s/ Pablo Gonzalez

Name:	Pablo Gonzalez
Title:	Executive

STANDARD CHARTERED BANK

By:	/s/ F Duta

Name:	F Duta
Title:	Managing Director

Facility Agent

STANDARD CHARTERED BANK

By:	/s/ Paul Thompson

Name:	Paul Thompson
Title:	Director

Security and Intercreditor Agent

BNP PARIBAS

By:	/s/ Eric de Menibus

Name:	Eric de Menibus
Title:	Deputy Director

BNP PARIBAS

By:	/s/ Christophe Rouze

Name:	Christophe Rouze
Title:	Head of Business Management